                              INVESTMENT AGREEMENT


                             DATED AS OF MAY 1, 1998


                                     BETWEEN


                       RECOVERY EQUITY INVESTORS II, L.P.


                                       AND


                         CHADMOORE WIRELESS GROUP, INC.



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This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.



                                TABLE OF CONTENTS


                                                                          Page

ARTICLE I

      SALE OF COMMON PURCHASED STOCK, PREFERRED
      PURCHASED STOCK AND WARRANTS; CLOSING..................................1
      1.1     Purchase and Sale..............................................1
      1.2     Purchase Price.................................................1
      1.3     Closing........................................................1

ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................2
      2.1     Organization and Qualification.................................2
      2.2     Authority Relative to this Agreement and the Operative
                Agreements...................................................2
      2.3     Capital Stock..................................................2
      2.4     Subsidiaries; Company; Business................................4
      2.5     No Conflicts...................................................4
      2.6     Governmental Approvals and Filings.............................5
      2.7     Books and Records..............................................5
      2.8     SEC Documents; Financial Statements............................6
      2.9     Absence of Changes.............................................6
      2.10    No Undisclosed Liabilities.....................................8
      2.11    Taxes..........................................................8
      2.12    Legal Proceedings.............................................10
      2.13    Compliance With Laws and Orders...............................11
      2.14    Benefit Plans; ERISA..........................................11
      2.15    Real Property.................................................13
      2.16    Tangible Personal Property....................................14
      2.17    Intellectual Property Rights..................................14
      2.18    Contracts.....................................................14
      2.19    Licenses......................................................16
      2.20    Insurance.....................................................17
      2.21    Affiliate Transactions........................................18
      2.22    Employees; Labor Relations....................................18


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      2.23    Environmental Matters.........................................19
      2.24    Substantial Customers and Suppliers...........................20
      2.25    Accounts Receivable...........................................20
      2.26    Inventory.....................................................20
      2.27    Other Negotiations; Brokers...................................20
      2.28    Registration Rights...........................................21
      2.29    Exemption from Registration; Restrictions on Offer and Sale of
              Same or Similar Securities....................................21
      2.30    Restrictions on Conduct of Business...........................22
      2.31    Banks and Brokerage Accounts..................................22
      2.32    Warranty Obligations..........................................22
      2.33    Foreign Corrupt Practices Act.................................22
      2.34    NASD Matters..................................................23
      2.35    Additional Regulatory Matters.................................23
      2.36    Holdings Company Act and Investment Company Act Status........25
      2.37     State Takeover Statutes......................................25
      2.38    Due Diligence Memoranda.......................................25
      2.39    Disclosure....................................................25
      2.40    Projections...................................................26

ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF INVESTOR............................26
      3.1     Organization; Power and Authority.............................26
      3.2     No Conflicts..................................................26
      3.3     Purchase for Investment.......................................27
      3.4     Brokers.......................................................27

ARTICLE IV

      COVENANTS OF THE COMPANY..............................................28
      4.1     Regulatory and Other Approvals................................28
      4.2     Investigation by Investor.....................................28
      4.3     No Solicitations. ............................................29
      4.4     Conduct of Business...........................................29
      4.5     Financial Statements and Reports..............................30
      4.6     Certain Restrictions..........................................31
      4.7     Affiliate Transactions........................................32
      4.8     Notice and Cure...............................................32
      4.9     Fulfillment of Conditions.....................................32
      4.10    Rights to Purchase Additional Securities......................32
      4.11    Significant Transactions......................................33
      4.12    Reservation of Shares.........................................33


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      4.13    Videoconferencing Capability..................................33
      4.14    Venture Capital Operating Company Status......................34
      4.15    Use of Proceeds...............................................34
      4.16    Amendments to Identified Securities...........................34
      4.17    Certain Transactions with Subsidiary..........................35
      4.18    Business Plan.................................................35
      4.19    New Preferred Stock...........................................35
      4.20    Certain Stock Issuances.......................................35

ARTICLE V

      CONDITIONS TO OBLIGATIONS OF INVESTOR.................................36
      5.1     Representations and Warranties................................36
      5.2     No Adverse Change.............................................36
      5.3     Performance...................................................36
      5.4     Officers' Certificates........................................36
      5.5     Orders and Laws...............................................36
      5.6     Regulatory Consents and Approvals.............................37
      5.7     Third Party Consents..........................................37
      5.8     Opinions of Counsel...........................................37
      5.9     Good Standing Certificates....................................37
      5.10    Other Agreements..............................................38
      5.11    Delivery of Certificates......................................38
      5.12    Proceedings...................................................38
      5.13    Executives and Key Managers...................................38
      5.14    Business Plan.................................................38
      5.15    By-Law Amendment..............................................38
      5.16    Charter Amendment.............................................38
      5.17    Board of Directors............................................38

ARTICLE VI

      CONDITIONS TO OBLIGATIONS OF THE COMPANY..............................39
      6.1     Representations and Warranties................................39
      6.2     Performance...................................................39
      6.3     Orders and Laws...............................................39
      6.4     Regulatory Consents and Approvals.............................39

ARTICLE VII

      SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
      AGREEMENTS............................................................39
      7.1     Survival of Representations, Warranties, Covenants and
              Agreements....................................................39


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ARTICLE VIII

      INDEMNIFICATION.......................................................40
      8.1     Indemnification...............................................40
      8.2     Method of Asserting Claims....................................41

ARTICLE IX

      TERMINATION...........................................................42
      9.1     Termination...................................................42
      9.2     Effect of Termination.........................................43

ARTICLE X

      DEFINITIONS...........................................................44
      10.1    Definitions...................................................44

ARTICLE XI

      MISCELLANEOUS.........................................................56
      11.1    Notices.......................................................56
      11.2    Entire Agreement..............................................58
      11.3    Expenses......................................................58
      11.4    Public Announcements..........................................58
      11.5    Confidentiality. .............................................58
      11.6    Further Assurances; Post-Closing Cooperation..................59
      11.7    Waiver........................................................59
      11.8    Amendment.....................................................59
      11.9    Third Party Beneficiaries.....................................59
      11.10   No Assignment; Binding Effect.................................59
      11.11   Headings......................................................59
      11.12   Invalid Provisions............................................60
      11.13   Governing Law.................................................60
      11.14   Construction..................................................60
      11.15   Counterparts..................................................60
      11.16   Limited Recourse..............................................60
      11.17   FCC Compliance................................................60


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                               LIST OF EXHIBITS


Exhibit A     Officer's Certificate
Exhibit B     Secretary's Certificate
Exhibit C     Advisory Agreement
Exhibit D     Charter Amendment
Exhibit E     Registration Rights Agreement
Exhibit F     Shareholders Agreement
Exhibit G-1   Three-Year Warrant
Exhibit G-2   Eleven-Year Warrant
Exhibit G-3   Five and One-Half Year Warrant

Disclosure Schedule

         INVESTMENT AGREEMENT, dated as of May 1, 1998, between Recovery Equity Investors II, L.P., a Delaware limited partnership ("Investor"), and Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company").

         WHEREAS, Investor desires to purchase from the Company, and the Company desires to sell to the Investor, (a) 8,854,662 shares of Common Stock (the "Common Purchased Stock"), (b) 10,119,614 shares of Series C Preferred Stock (the "Preferred Purchased Stock"), and (c) the Warrants; and

         WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in Section 10.1.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                    SALE OF COMMON PURCHASED STOCK, PREFERRED
                      PURCHASED STOCK AND WARRANTS; CLOSING

         1.1 Purchase and Sale. The Company agrees to sell to Investor, and Investor agrees to purchase from the Company, the Common Purchased Stock, the Preferred Purchased Stock and the Warrants at the Closing on the terms and subject to the conditions set forth in this Agreement.

         1.2 Purchase Price. The aggregate purchase price for the Common Purchased Stock being purchased hereunder is $ 3,500,000, for the Preferred Purchased Stock being purchased hereunder is $3,950,000, and for the Warrants being purchased hereunder is $50,000 (such sums, collectively, being the "Purchase Price"), payable in cash in the manner provided in Section 1.3.

         1.3 Closing. The Closing will take place at the offices of the Company, 2875 East Patrick Lane, Suite G, Las Vegas, Nevada 89120, or at such other place as Investor and the Company shall mutually agree, at 10:00 A.M. local time, on the Closing Date. At the Closing, Investor shall pay the Purchase Price by wire transfer of funds to such account as the Company may reasonably direct by written notice delivered to Investor by the Company at least three Business Days before the Closing Date. Simultaneously, the Company shall issue to Investor the Common Purchased Stock, the Preferred Purchased Stock and the Warrants, in each case free and clear of all Liens, by delivering to Investor certificates, registered in the name of Investor or any designee thereof, evidencing the Common Purchased Stock, the Preferred Purchased Stock and the Warrants. At the Closing, there shall also be delivered to the Company and Investor the opinions, certificates and other Contracts, documents and instruments to be delivered under Article V.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company hereby represents and warrants to Investor as follows:

         2.1 Organization and Qualification. Except as disclosed in Section 2.1 of the Disclosure Schedule, the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado, and has full corporate power and authority to conduct its business as now conducted and as proposed to be conducted under the Business Plan and to own, use and lease its Assets and Properties. Except as disclosed in Section 2.1 of the Disclosure Schedule, the Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

         2.2 Authority Relative to this Agreement and the Operative Agreements. The Company has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the Operative Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Company or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement and the Operative Agreements and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the Operative Agreements have been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         2.3 Capital Stock. As of the date hereof, the authorized capital stock of the Company consists only of 100,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), and 40,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 25,299,035 shares of Common Stock and 144,981 shares of Series B Preferred Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities Laws. Immediately after giving effect to the Closing and the other transactions contemplated hereby to occur on the Closing Date, (i) the authorized capital stock of the Company will consist of 100,000,000 shares of Common Stock, 40,000,000 shares of Preferred Stock, of which 750,000 shares of Series A Preferred Stock are authorized, 225,000 shares of Series B Preferred Stock are authorized and 11,000,000 shares of Series C Preferred Stock are authorized, each having the terms


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
and conditions specified in the Amended Charter, and (ii) the outstanding capital stock of the Company will consist of 34,153,697 shares of Common Stock, 8,854,662 of which will be owned by the Investor, 219,000 shares of Series B Preferred Stock, none of which are owned by the Investor, and 10,119,614 shares of Series C Preferred Stock, all of which will be owned by the Investor. Except for the Common Purchased Stock, the Preferred Purchased Stock and the shares of Common Stock issuable upon exercise of the Warrants or as disclosed in Section
2.3 (a) of the Disclosure Schedule, no shares of Common Stock or Preferred Stock are held in treasury or are reserved for issuance. Section 2.3 (b) of the Disclosure Schedule lists the name of each record holder as of April 1, 1998 of more than 1% of the outstanding shares of Common Stock or Preferred Stock. Except as disclosed in Section 2.3(c) of the Disclosure Schedule, (i) there are no outstanding Options or agreements, arrangements or understandings to issue Options with respect to the Company, (ii) there are no agreements, arrangements or understandings pursuant to which the Company has the right to elect to satisfy any Liability by issuing Common Stock or Equity Equivalents (the securities described in (i) and (ii) being, collectively, the "Identified Securities") and (iii) there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of the Company's capital stock. With respect to each Identified Security, Section 2.3 (d) of the Disclosure Schedule sets forth a true, complete and accurate description of the principal terms thereof, including the holder thereof, the number and type of securities issuable thereunder, the exercise price therefor or thereunder and the exercise period or term thereof. There are no Identified Securities issued or outstanding other than as are listed in
Section 2.3 (e) of the Disclosure Schedule. There are no agreements, arrangements or understandings (i) to pay any dividend or make any distribution to the holders of any of the Identified Securities, (ii) to pay any dividend or make any distribution on the capital stock of the Company which adjusts, in any way, any of the Identified Securities, (iii) to grant, issue or sell any Options or rights to purchase stock, warrants, securities or other property to the holders of any of the Identified Securities or (iv) to grant, issue or sell any Options or rights to purchase stock, warrants, securities or other property which adjusts, in any manner, any of the Identified Securities. On the Closing Date, the delivery of the certificate or certificates evidencing the Common Purchased Stock, the Preferred Purchased Stock and the Warrants purchased hereunder to the Investor will transfer to Investor good and valid title to the Common Purchased Stock, the Preferred Purchased Stock and the Warrants, in each case free and clear of all Liens, and the Common Purchased Stock and the Preferred Purchased Stock will have been duly authorized, validly issued, fully paid and nonassessable. The Company has taken all necessary corporate actions to reserve the full number of shares of Common Stock issuable upon exercise of the Warrants. The shares of Common Stock issuable upon exercise of the Warrants, when issued upon such exercise, will be duly authorized, validly issued, fully paid and nonassessable. The shares of New Preferred Stock, when issued, will be duly authorized, validly issued and fully paid and nonassessable. Neither the execution, delivery or performance by the Company of this Agreement or the Operative Agreements, the issuance of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock and the Warrants as contemplated hereby, nor the issuance of shares of Common Stock upon exercise of the Warrants, the performance by the Company of its obligations under its certificate of incorporation, its by-laws, the Amended Charter, the By-Laws Amendment, hereunder or under the Operative Agreements, will give rise to or result in (with or without notice, lapse of time or both) any


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
antidilution adjustment, acceleration of vesting or other change under or to any Option or Identified Securities. Except for the Shareholders Agreement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between or among any Persons which affects or relates to the voting, or giving of written consents or nominating directors, with respect to the Company, any of its Subsidiaries or any of their respective securities. Except as set forth in Section 2.3 (f) of the Disclosure Schedule, to the Company's knowledge, no holder of Common Stock or Options of the Company are or have been, the subject of any investigation by any Governmental or Regulatory Authority.

         2.4 Subsidiaries; Company; Business. (a) Section 2.4 (a) of the Disclosure Schedule lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged or has previously participated or engaged. Except as set forth in Section 2.4(b) of the Disclosure Schedule, each Subsidiary is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Except as set forth in Section 2.4(b) of the Disclosure Schedule, each Subsidiary is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of such Subsidiary's Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Section 2.4(a) of the Disclosure Schedule lists for each Subsidiary the amount of its authorized and outstanding equity interests. All of the outstanding equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except for the minority interests indicated on Section 2.4(a) of the Disclosure Schedule, are owned, beneficially and of record, by the Company or by Subsidiaries wholly owned, directly or indirectly, by the Company, in each case free and clear of all Liens, except for Permitted Liens. Except as set forth on Section 2.4(a) of the Disclosure Schedule, there are no outstanding Options with respect to any Subsidiary or agreements, arrangements or understandings to issue Options with respect to any Subsidiary and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any Subsidiary's equity interests.

         (b) The name of each director and officer of the Company and each Subsidiary on the date hereof, and the position with the Company and such Subsidiary held by each, are listed in Section 2.4(a) of the Disclosure Schedule. The Company has prior to the execution of this Agreement delivered to Investor true and complete copies of the certificate or articles of incorporation and by-laws (or other comparable constitutive documents) of the Company and each of its Subsidiaries. Except as set forth in Section 2.4 of the Disclosure Schedule, the Company holds no equity, membership, partnership, joint venture or other interest in any Person.

         2.5 No Conflicts. The execution and delivery by the Company of this Agreement do not, and the execution and delivery by the Company of the Operative Agreements, the performance by the Company of its obligations under this Agreement and the Operative Agreements and the consummation of the transactions contemplated hereby and thereby (including the issuance


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
of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock and the Warrants and the issuance of shares of Common Stock upon exercise of the Warrants) do not and will not:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation (including the Amended Charter) or by-laws (including the By-Law Amendment) (or other comparable constitutive documents) of the Company or any Subsidiary;

         (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.6 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to the Company, any of its Subsidiaries or any of their respective Assets and Properties; or

         (c) except as disclosed in Section 2.5 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the Company or any Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of,
(iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Company or any Subsidiary or any of their respective Assets and Properties under, any Contract or License to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound, except to the extent that the occurrence of any of the events described in (i) through (vi) would either individually or taken together with any or all of such other occurrences not be deemed to have or could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company.

         2.6 Governmental Approvals and Filings. Except as disclosed in Section
2.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Company or any Subsidiary is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements or the consummation of the transactions contemplated hereby or thereby.

         2.7 Books and Records. The minute books, stock record books and other similar records of the Company and its Subsidiaries have been provided to Investor prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders, managers, members and committees of the boards of director (or similar governing bodies) of the Company and the Subsidiaries.

         2.8 SEC Documents; Financial Statements. Each SEC Document required to be filed by the Company or any of its Subsidiaries with the SEC has been filed and, as of its filing date, each such SEC Document, and any SEC Document that will be filed with the SEC prior to or after the Closing, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and none of the SEC Documents, except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed or later declared effective, as the case may be, SEC Document, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact (x) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) required to be stated therein or necessary to make the statements therein not misleading. The financial statements of the Company included in the SEC Documents comply with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

         2.9 Absence of Changes. Since the Audited Financial Statement Date, except as set forth in Section 2.9 of the Disclosure Schedule or as disclosed in the SEC Documents filed prior to the date hereof, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company. None of the other representations or warranties set forth in this Agreement shall be deemed to limit the foregoing. In addition, without limiting the foregoing, except as expressly contemplated hereby and by the Operative Agreements and except as disclosed in Section 2.9 of the Disclosure Schedule, there has not occurred since the Audited Financial Statement Date:

         (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock (or equity interests) of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any such capital stock (or equity interests) of or any Option with respect to the Company or any of its Subsidiaries;

         (b) except for the execution, delivery and performance by the Company of this Agreement and the Operative Agreements, and the transactions contemplated hereby or thereby, any authorization, issuance, sale or other disposition by the Company or any Subsidiary of any shares of capital stock of, or Option with respect to, the Company or any Subsidiary, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of, or Option with respect to, the Company or any Subsidiary;

         (c) (i) any increase in salary, rate of commissions, rate of consulting fees or any other compensation of any current or former officer, director, shareholder, manager, member, employee or consultant of the Company or any Subsidiary; (ii) any payment of consideration of any


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
nature whatsoever (other than salary, commissions or consulting fees paid to any current or former officer, director, shareholder, manager, member, employee or consultant of the Company or any Subsidiary) to any current or former officer, director, stockholder, manager, member, employee or consultant of the Company or any Subsidiary; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment Contract or other employee compensation arrangement; or (iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

         (d) (i) any incurrence by the Company or any Subsidiary of Indebtedness in an amount exceeding $25,000 individually and $100,000 in the aggregate or
(ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company or any Subsidiary under, any Indebtedness of or owing to the Company or any Subsidiary;

         (e) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company or any Subsidiary in an aggregate amount exceeding $10,000;

         (f) any write-off or write-down of or any determination to write off or write-down any of the Assets and Properties of the Company or any Subsidiary in an aggregate amount exceeding $50,000;

         (g) any purchase of any Assets and Properties of any Person or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of the Company or any Subsidiary, other than acquisitions or dispositions of inventory in the ordinary course of business of the Company or any such Subsidiary consistent with past practice and other than acquisitions of dispositions of Assets and Properties not exceeding $20,000 in any single transaction and $100,000 in the aggregate;

         (h) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to
(i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to
Section 2.15(a) or 2.18(a), (ii) any License held by the Company or any Subsidiary or (iii) any Intellectual Property;

         (i) any capital expenditures or commitments for additions to property, plant or equipment of the Company or any of its Subsidiaries (x) with respect to any SMR System or (y) constituting capital assets in an aggregate amount exceeding $25,000;

         (j) any commencement, termination or change by the Company or any Subsidiary of any line of business;


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
         (k) any transaction by the Company or any Subsidiary with any officer, director, stockholder, manager, member, Affiliate or Associate of the Company or any Subsidiary, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Investor pursuant to Section 2.18(a)(viii) or other than pursuant to any contract of employment and listed pursuant to Section 2.18(a)(i) of the Disclosure Schedule;

         (l) any change in the accounting or Tax methods or procedures of the Company or any Subsidiary or any other transaction involving or development affecting the Company or any Subsidiary outside the ordinary course of business consistent with past practice; or

         (m) any entering into of an agreement to do or engage in any of the foregoing, including with respect to any Business Combination not otherwise restricted by the foregoing paragraphs.

         2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.10 of the Disclosure Schedule, there are no Liabilities of, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties, other than Liabilities incurred in the ordinary course of business consistent with past practice since the Audited Financial Statement Date and in accordance with the provisions of this Agreement and the Operative Agreements which, in the aggregate, are not material to the Business or Condition of the Company and are not for tort or for breach of contract.

         2.11 Taxes. Except as disclosed in Section 2.11 of the Disclosure
Schedule:

         (a) All Tax Returns required to have been filed by or with respect to the Company or any Subsidiary or any affiliated, consolidated, combined, unitary or similar group of which the Company or any Subsidiary is or was a member (a "Relevant Group") have been duly and timely filed or properly extended, and each such Tax Return is correct and complete in all material respects and correctly and completely reflects Tax liability and all other material information required to be reported thereon. All Taxes due and payable by the Company or any Subsidiary or any member of a Relevant Group, whether or not shown on any Tax Return, have been paid or adequately reserved for.

         (b) The provisions for Taxes due by the Company or any Subsidiary in the Audited Financial Statements are sufficient for all unpaid Taxes, being current Taxes not yet due and payable, of the Company or any Subsidiary.

         (c) Neither the Company nor any Subsidiary is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a jurisdiction in which the Company or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (d) The Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

         (e) To the knowledge of the Company, it does not expect any Taxing Authority to assess additional Taxes against or in respect of it or any Subsidiary for any past period. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (i) to the knowledge of the Company, threatened, claimed or raised by any Taxing Authority or (ii) of which the Company or any Subsidiary is or reasonably should be aware. There are no Liens for Taxes upon the Assets or Properties of the Company or any Subsidiary (except for inchoate Liens for Taxes not yet due and payable). Section 2.11 of the Disclosure Schedule indicates those Tax Returns, if any, of the Company or any Subsidiary that have been audited, and indicates those Tax Returns of the Company or any Subsidiary that currently are the subject of audit. The Company has delivered to Investor complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company or any Subsidiary since December 31, 1993.

         (f) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

         (g) Neither the Company nor any Subsidiary has received any written ruling related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

         (h) Neither the Company nor any Subsidiary has any liability for Taxes of any Person other than the Company or such Subsidiary (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

         (i) Neither the Company nor any Subsidiary (i) has agreed to, is required to, or reasonably expects that it might have to, make any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign Law) by reason of a change in accounting method or (ii) is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code or comparable provisions of any state statutes, and none of the Assets and Properties of the Company or any Subsidiary is subject to an election under Section 341(f) of the Code or comparable provisions of any state, local or foreign Law.

         (j) Neither the Company nor any Subsidiary is a party to or is bound by any obligations under any tax sharing, tax allocation, tax indemnify or similar agreement or arrangement.

         (k) Neither the Company nor any Subsidiary is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

         (l) No Taxing Authority has proposed Tax adjustments with respect to the Company or any Subsidiary directly or indirectly in respect of an intercompany transaction or arrangement between or among the Company or any Subsidiary, or a transaction or arrangement between or among the Company or any Subsidiary, on the one hand, and any Affiliate of the Company or Affiliate of such Affiliate, on the other hand, for any period ending on or prior to the Closing Date, including (i) any Tax arising from an adjustment in respect of such transaction or arrangement under Section 482 of the Code, the Treasury regulations thereunder, any related provision or any similar provision of state, local or foreign Law and (ii) any Tax arising from a failure fully to comply with applicable documentation, record keeping and filing requirements in respect of such transaction or arrangement.

         (m) Neither the Company nor any Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

         (n) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of the Company or any Subsidiary under (i) Section 382 of the Code, (ii)
Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code and (v) Section 1502 of the Code and Treasury regulations promulgated thereunder, except to the extent of any ownership change, equity structure shift, or ownership shift as defined in Section 382 of the Code as a result of the transaction contemplated by this Agreement.

         (o) Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

         2.12 Legal Proceedings. (a) Except as set forth in SEC Documents filed with the SEC prior to the date of this Agreement and Section 2.12(b) of the Disclosure Schedule:

                  (i) there are no Actions or Proceedings pending or, to the knowledge of the Company and the Subsidiaries, threatened against, relating to or affecting the Company or any Subsidiary or any of their respective Assets and Properties;

                  (ii) there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or any Subsidiary;

                  (iii) neither the Company nor any Subsidiary has received notice or knows of any Orders outstanding against the Company or any Subsidiary; and

                  (iv) neither the Company nor any Subsidiary has received notice or knows of any defects, dangerous or substandard conditions in the products or materials sold, distributed, or to be sold or distributed by the Company or any Subsidiary that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use of property.

         (b) Prior to the execution of this Agreement, the Company has delivered to Investor all responses of counsel for the Company and the Subsidiaries to auditor's requests for information for the preceding five years (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company or any Subsidiary. Except as set forth in SEC Documents filed with the SEC prior to the date of this Agreement, Section 2.12(b) of the Disclosure Schedule sets forth all material Actions or Proceedings relating to or affecting the Company, any Subsidiary, or any of their respective Assets and Properties during the five-year period prior to the date hereof.

         2.13 Compliance With Laws and Orders. Except as disclosed in Section
2.13 of the Disclosure Schedule, neither the Company nor any Subsidiary is or has been at any time in violation of or in default under, any Law or Order applicable to the Company or any Subsidiary or any of their respective Assets and Properties, the violation of which or default under either individually or taken together with any or all such violations or defaults would be deemed to have or could reasonably be expected to have a material adverse effect on the Business or Condition of the Company. In furtherance of the foregoing:

         (a) Neither the Company nor any Subsidiary has violated any federal, state or, to the knowledge of the Company and any Subsidiary foreign securities Law in connection with the offer, sale or purchase of any securities;

         (b) None of the processes followed, results obtained, services provided or products made, modified or installed by the Company or any Subsidiary, or by any managers, to the knowledge of the Company and any Subsidiary, with respect to SMR Licenses held by the Company or any Subsidiary (pursuant to Third Party Management Agreements or otherwise) or by the Company or any Subsidiary in the management or operation of SMR Licenses managed by any of them (pursuant to Company Management Agreements or otherwise), violate any material Law or Order applicable thereto; and

         (c) the Company, its Subsidiaries, each of the managers with respect to SMR Licenses held by the Company or a Subsidiary, and the Company and its Subsidiaries in their capacities as managers under Company Management Agreements, has each timely obtained all licenses and permits and timely filed all reports required to be filed under any applicable Laws.

         2.14 Benefit Plans; ERISA. All Benefit Plans of the Company and each Subsidiary are listed in Section 2.14 of the Disclosure Schedule, and copies of all documentation relating to such Benefit Plans (including all plan documents, written descriptions of plans, actuarial reports and governmental filings and determinations with respect to such Benefit Plans) have been delivered or made available to Investor. None of the Benefit Plans are Defined Benefit Plans. Except as disclosed in Section 2.14 of the Disclosure Schedule:

         (a) each Benefit Plan has at all times been maintained and administered in accordance with its terms in all material respects, and each such Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable Law, including ERISA and the Code;

         (b) each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax exempt under Section 501(a) of the Code;

         (c) neither the Company nor any Subsidiary is now, nor at any time has been, a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, with any other company, entity or enterprise;

         (d) neither the Company nor any Subsidiary presently maintains or contributes to, nor any time has maintained or contributed to, any single-employer plan (within the meaning of Section 3(41) of ERISA) subject to Title IV of ERISA, and neither the Company nor any Subsidiary is aware of any circumstances pursuant to which the Company or any Subsidiary could have a material liability to any party under Title IV of ERISA;

         (e) no Benefit Plan is a "multiemployer" plan within the meaning of
Section 3(37) of ERISA;

         (f) neither the Company nor any Subsidiary has incurred, or reasonably expects to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 502(I) or (l) of ERISA;

         (g) no benefit under any Benefit Plan, including any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

         (h) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code;

         (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of the Company and Subsidiaries, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation;

         (j) no tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto); and

         (k) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made; and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and each of the Company and each Subsidiary has performed all material obligations required to be performed as of such date under all Benefit Plans.

         2.15 Real Property. (a) Section 2.15(a) of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned (the "Owned Real Property") by the Company or any Subsidiary, (ii) each parcel of real property leased by the Company or any Subsidiary (as lessor or lessee) (the "Leased Real Property") and (iii) all Liens (other than Permitted Liens) relating to or affecting any parcel of real property referred to in clauses (i) and (ii).

         (b) Each of the Company and the Subsidiaries has good and marketable title to the Owned Real Property, free and clear of all Liens, other than as specifically referred to in the Audited Financial Statements or in Section 2.15(b) of the Disclosure Schedule.

         (c) Subject to the terms of their respective leases, the Company or a Subsidiary has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Properties for the full term of the lease thereof. Each lease referred to in clause (ii) of paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company or a Subsidiary and of each other Person that is a party thereto, and except as set forth in Section 2.15(c) of the Disclosure Schedule, there is no, and neither the Company nor any Subsidiary has received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither the Company nor any Subsidiary owes brokerage commissions or finders fees with respect to any such Leased Real Property, except to the extent that the Company or any Subsidiary may renew the term of any such lease, in which case, any such commissions and fees would be in amounts that are reasonable and customary for the spaces so leased, given their intended use and terms.

         (d) Except as disclosed in Section 2.15(d) of the Disclosure Schedule, the improvements on the Owned Real Property and the Leased Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of the Company and the Subsidiaries, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

         (e) Neither the Company nor any of its Subsidiaries has any knowledge, nor has the Company or any of its Subsidiaries received any notice, of any claim, action or proceeding, actual or threatened, against the Company, any of its Subsidiaries, or the Owned Real Property or the Leased Real Property by any Person which would materially affect the future use, occupancy or value of the Owned Real Property or the Leased Real Property or any part thereof.

         2.16 Tangible Personal Property. The Company or a Subsidiary is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in the conduct of its business as currently conducted, including all tangible personal property reflected on the Audited Financial Statements and tangible personal property acquired since the Audited Financial Statement Date, other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement and the Operative Agreements. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is adequate and suitable for the conduct by the Company and its Subsidiaries of the business presently conducted by them, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

         2.17 Intellectual Property Rights. The only Intellectual Property owned or licensed for use by the Company or the Subsidiaries is disclosed in Section 2.17(i) of the Disclosure Schedule. The Company and the Subsidiaries have all right, title and interest in each item of Intellectual Property disclosed in
Section 2.17(i) of the Disclosure Schedule, and except as disclosed in Section 2.17(ii) of the Disclosure Schedule, such Intellectual Property is free and clear of all Liens, other than Permitted Liens. No other Intellectual Property is used or necessary in the conduct of the business of the Company and the Subsidiaries as currently conducted. Except as disclosed in Section 2.17(iii) of the Disclosure Schedule, (a) the Company and the Subsidiaries have all necessary rights to use the Intellectual Property disclosed therein, (b) all registrations, on behalf of the Company and the Subsidiaries, with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company and the Subsidiaries to maintain their validity or effectiveness, (c) there are no restrictions on the direct or indirect transfer of any such Intellectual Property, (d) the Company has delivered to Investor prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (e) the Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (f) neither the Company nor any Subsidiary has granted any license, agreement or other permission to use such Intellectual Property and (g) neither the Company nor any Subsidiary has any knowledge that such Intellectual Property is being infringed by any other Person. To the knowledge of the Company and any Subsidiary, neither the Company nor any Subsidiary is infringing any Intellectual Property of any other Person. No claim is pending or, to the knowledge of the Company and any Subsidiary, has been threatened alleging any such infringement or with respect to the ownership, validity, license or use of, or any infringement resulting from, either the Company's or any Subsidiary's Intellectual Property or the sale of any products or services by the Company or any Subsidiary.

         2.18 Contracts. (a) Section 2.18(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Investor prior to the execution of this Agreement), to which the Company or any Subsidiary is a party or by which any of their respective Assets and Properties is bound:

                  (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultant services for a specified or unspecified term, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct involving an obligation of the Company or any Subsidiary to make payments (with or without notice, passage of time or both) to any Person in connection with, or as a consequence of, the transactions contemplated hereby (including the exercise of the Warrants) or by the Operative Agreements or to any employee who is disclosed in Section 2.22(a) of the Disclosure Schedule, other than with respect to salary or incentive compensation payments in the ordinary course of business consistent with past practice;

                  (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of the Company or any Subsidiary to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company or any Subsidiary or prohibiting or limiting disclosure of confidential or proprietary information;

                  (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

                  (iv) all Contracts relating to Indebtedness of the Company or any Subsidiary;

                  (v) all Contracts (A) with independent contractors, distributors, dealers, manufacturers' representatives, sales agencies or franchisees, (B) with aggregators, manufacturers and equipment vendors, and (C) with respect to the sale of services, products or both, to customers;

                  (vi) all guarantees of any Indebtedness or other obligations of the Company, any Subsidiary or any third Person;

                  (vii) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice and the provisions of this Agreement and the Operative Agreements, and (B) any Business Combination;

                  (viii) all executory Contracts between or among the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder, manager, member, Affiliate or Associate of the Company or any Subsidiary or any Associate of any such officer, director, stockholder or Affiliate (other than the Company or any Subsidiary), on the other hand, other than contracts disclosed pursuant to Section 2.18(a)(i);

                  (ix) all collective bargaining or similar labor Contracts;

                  (x) all Contracts that (A) limit or contain restrictions on the ability of the Company or any Subsidiary to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination, (B) require the Company or any Subsidiary to maintain specified financial ratios or levels of net worth or other indicia of financial condition or (C) require the Company or any Subsidiary to maintain insurance in certain amounts or with certain coverages;

                  (xi) all powers of attorney and comparable delegations of authority;

                  (xii) all Company Management Agreements and Third Party Management Agreements; and

                  (xiii) all other Contracts not otherwise required to be disclosed in Section 2.18(a) of the Disclosure Schedule which are material to the Business or Condition of the Company.

         (b) Each Contract required to be disclosed in Section 2.18(a) of the Disclosure Schedule, including each Company Management Agreement and each Third Party Management Agreement is in full force and effect (except for breaches and defaults of which neither the Company nor any Subsidiary has any knowledge) and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and, except as disclosed in Section 2.18(b) of the Disclosure Schedule, neither the Company, any Subsidiary nor, to the knowledge of the Company and the Subsidiaries, any other party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

         (c) Neither the Company nor any Subsidiary has knowledge of any Contract to which either is a party that could give rise to a material Loss to the Company or any Subsidiary by reason of the pricing terms or any other terms contained therein.

         2.19 Licenses. Section 2.19 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company or any Subsidiary, setting forth the owner, the function and the expiration and renewal date of each. Except as disclosed in Section 2.19 of the Disclosure
Schedule:

         (a) the Company and its Subsidiaries own or validly hold all Licenses that are material to their respective business or operations;

         (b) each License listed in Section 2.19 of the Disclosure Schedule is valid, binding and in full force and effect; and

         (c) neither the Company nor any Subsidiary is, or has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

         2.20 Insurance. Section 2.20 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the expiration dates thereof, the annual premiums and payment terms thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company and its Subsidiaries or affect or relate to the ownership, use or operation of any of the Assets and Properties of the Company or any Subsidiary and that (a) have been issued to the Company or any Subsidiary or (b) have been issued to any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary. The insurance coverage provided by the policies described in clause (a) above will not terminate or lapse by reason of any of the transactions contemplated by this Agreement or the Operative Agreements. Each policy listed in Section 2.20 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and neither the Company nor any Subsidiary knows of any reason or state of facts that could lead to the cancellation of such policies. The insurance policies listed in Section 2.20 of the Disclosure Schedule, (i) in light of the business, operations and Assets and Properties of the Company and the Subsidiaries are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties and (ii) are in amounts and types of coverage as required by any Contract to which the Company or any Subsidiary is a party or by which any of its Assets and Properties is bound. Section 2.20 of the Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company and its Subsidiaries. Neither the Company nor any Subsidiary has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company and the Subsidiaries have, in light of their business, location, operations, Assets and Properties, maintained, at all times, without interruption, insurance in scope and types of coverage that the failure to maintain such amount or types of coverage would not have a material adverse effect on either any of the Assets and Properties or the Business or Condition of the Company, in either case either individually or taken together with any or all of such failures.

         2.21 Affiliate Transactions. (a) Except as disclosed in Section 2.21(a) of the Disclosure Schedule, (i) there are no Liabilities between the Company or any Subsidiary, on the one hand, and any current or former officer, director, stockholder, manager, member, Affiliate (other than the Company and its Subsidiaries) or Associate of the Company or any Subsidiary or any Associate of any such officer, director, stockholder or Affiliate, on the other hand, (ii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any such current or former officer, director, stockholder, manager, member, Affiliate or Associate, (iii) neither the Company, any Subsidiary nor any such current or former officer, director, stockholder, manager, member, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, and (iv) neither the Company nor any Subsidiary beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, stockholder, manager, member, Affiliate or Associate.

         (b) Except as disclosed in Section 2.21(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.21(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on terms no less favorable to the Company than if such Liability or transaction was incurred on an arm's-length basis on competitive terms.

         2.22 Employees; Labor Relations. (a) Section 2.22(a) of the Disclosure Schedule contains a list of the name of each officer, manager, employee and consultant of the Company and its Subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. Neither the Company nor any Subsidiary has received any information that would lead it to believe that any such person will or may cease to be engaged by the Company or any Subsidiary, or will refuse offers of engagement by the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement and the Operative Agreements.

         (b) Except as disclosed in Section 2.22(b) of the Disclosure Schedule,
(i) there are no material controversies between the Company or any Subsidiary, on the one hand, and any employee or consultant of the Company or any Subsidiary, on the other hand, (ii) no employee of the Company or any Subsidiary is presently a member of a collective bargaining unit and, to the knowledge of the Company or any Subsidiary, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Company or any Subsidiary and (iii) no unfair labor practice complaint or sex or age discrimination claim has been brought against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental or Regulatory Authority and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to such complaint or claim. There has been no work stoppage, strike or other concerted action by employees of the Company or any Subsidiary. The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, those relating to wages, hours and collective bargaining.

         2.23 Environmental Matters.

         (a) Except as set forth in Section 2.23(a) of the Disclosure Schedule, the Company and its Subsidiaries have obtained all necessary Environmental Permits required for the operation of their respective Assets and Properties.

         (b) Except as set forth in Section 2.23(b) of the Disclosure Schedule, the Company and the Subsidiaries are in compliance in all material respects with all terms, conditions and provisions of all applicable (i) Environmental Permits and (ii) Environmental Laws required for the operation of their respective Assets and Properties.

         (c) Except as set forth in Section 2.23(c) of the Disclosure Schedule, there are no past, pending or, to the knowledge of the Company or any Subsidiary, threatened Environmental Claims against the Company or any Subsidiary, and neither the Company nor any Subsidiary knows of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim against the Company or any Subsidiary.

         (d) Except as set forth in Section 2.23(d) of the Disclosure Schedule, no Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Site and no Hazardous Materials are present in, on, about or migrating to or from any Site that are reasonably likely to give rise to an Environmental Claim against the Company or any Subsidiary.

         (e) Except as set forth in Section 2.23(e) of the Disclosure Schedule, neither the Company, nor any Subsidiary, nor any predecessor of the Company or any Subsidiary, nor any entity previously owned by the Company or any Subsidiary, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location which could result in an Environmental Claim against the Company or any Subsidiary.

         (f) Except as set forth in Section 2.23(f) of the Disclosure Schedule, the Company has no knowledge and has not received any notification that any Site is a current or proposed Environmental Clean-up Site.

         (g) Except as set forth in Section 2.23(g) of the Disclosure Schedule, there are no Liens, other than Permitted Liens, arising under or pursuant to any Environmental Law on any Site and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Site.

         (h) Except as set forth in Section 2.23(h) of the Disclosure Schedule, there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos containing material at any Site.

         (i) There have been no written environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Company or any Subsidiary with respect to any Site which have not been delivered to or identified and made available to Investor prior to execution of this Agreement.

         2.24 Substantial Customers and Suppliers. Section 2.24(a) of the Disclosure Schedule lists the ten largest customers of the Company and the Subsidiaries, collectively, on the basis of revenues for goods sold or services provided for the most recent fiscal year. Section 2.24(b) of the Disclosure Schedule lists the ten largest suppliers of the Company and the Subsidiaries on the basis of cost of goods and services purchased for the most recent fiscal year. Except as disclosed in Section 2.24(c) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company or any Subsidiary since the Audited Financial Statement Date or, to the knowledge of the Company or any Subsidiary, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Section 2.24(d) of the Disclosure Schedule, to the knowledge of the Company or any Subsidiary, no such customer or supplier is threatened with bankruptcy or insolvency.

         2.25 Accounts Receivable. Except as set forth in Section 2.25 of the Disclosure Schedule, the accounts and notes receivable of the Company and the Subsidiaries reflected on the Audited Financial Statements, and all accounts and notes receivable arising subsequent to the Audited Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

         2.26 Inventory. All inventory of the Company and the Subsidiaries reflected on the balance sheet included in the Audited Financial Statements consisted, and all such inventory acquired since December 31, 1997 consists, of a quality and quantity usable and salable in the ordinary course of business. Except as disclosed in the notes to the Audited Financial Statements, all items included in the inventory of the Company or any Subsidiary are the property of the Company or such Subsidiary, as the case may be, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company or any Subsidiary on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

         2.27 Other Negotiations; Brokers. Neither the Company nor any Subsidiary nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary, or any such Affiliate) (a) has entered into any agreement that conflicts with any of the transactions contemplated by this Agreement or any of the Operative Agreements or the Charter Amendment or the By-Laws

Amendment or (b) has entered into any agreement or had any discussions with any third party regarding any transaction involving the Company or any Subsidiary which could result in Investor, the Company, any Subsidiary or any general partner, limited partner, manager, officer, director, employee, agent or Affiliate of any of them being subject to any claim for liability to said third party as a result of entering into this Agreement or the Operative Agreements or consummating the transactions contemplated hereby or thereby. Except for Private Equity Partners LLC, whose fees will be paid solely by the Company, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made or alleged to have been made by the Company, any Subsidiary, any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company, any Subsidiary or any such Affiliate.

         2.28 Registration Rights. Except as disclosed in Section 2.28 of the Disclosure Schedule and other than the Registration Rights Agreement, the Company has not granted registration rights to any holder of any of the securities of the Company or any Subsidiary. Except as disclosed in Section 2.28 of the Disclosure Schedule, none of the rights granted to Investor under the Registration Rights Agreement conflict with, violate or breach, constitute (with or without notice or lapse of time or both) a default under, or result in or give to any Person any right of acceleration or modification under any Contract to which the Company or any Subsidiary is a party.

         2.29 Exemption from Registration; Restrictions on Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of Investor set forth in Section 3.3 are true and correct in all material respects, the offer and sale of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants made pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company nor any Person authorized to act on its behalf has, in connection with the offering of the Common Purchased Stock or the Preferred Purchased Stock, engaged in (a) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (b) any action involving a public offering within the meaning of Section 4(2) of the Securities Act and the judicial interpretations of such section, or (c) any action that would require the registration under the Securities Act of the offering and sale of the Common Purchased Stock, the Preferred Purchased Stock and the Warrants pursuant to this Agreement or that would violate applicable state securities or "blue sky" Laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of Common Purchased Stock, the Preferred Purchased Stock, the Warrants or securities of the same or a similar class as the Common Purchased Stock or the Preferred Purchased Stock if as a result the offer and sale of the Common Purchased Stock, the Preferred Purchased Stock and the Warrants contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         2.30 Restrictions on Conduct of Business. Except as provided in this Agreement or as set forth in Section 2.18(a)(ii) of the Disclosure Schedule or
Section 2.30 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is prohibited or otherwise restricted from conducting its business as presently conducted or intended to be conducted by any Contract, any Governmental or Regulatory Authority or any Law.

         2.31 Banks and Brokerage Accounts. Section 2.31 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company or any Subsidiary has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company or any Subsidiary having signatory power with respect thereto, and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

         2.32 Warranty Obligations. Section 2.32 of the Disclosure Schedule sets forth (a) a list of all written warranties, guarantees and written warranty policies of the Company and the Subsidiaries in respect of the Assets and Properties of the Company and the Subsidiaries, which are currently in effect or may hereinafter become effective (the "Warranty Obligations"), and the duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company and any Subsidiary, after due inquiry, threatened dispute and (c) the experience of the Company and the Subsidiaries during the past five years with respect to warranties, guarantees and warranty policies of or relating to the Assets and Properties of the Company and its Subsidiaries. True and correct copies of the Warranty Obligations have been delivered to Investor prior to the execution of this Agreement. Except as disclosed in Section 2.32 of the Disclosure Schedule, (i) there have not been any material deviations from the Warranty Obligations, and salesmen, employees and agents of the Company and the Subsidiaries are not authorized to undertake obligations to any customer or other third parties in excess of such Warranty Obligations and (ii) the consolidated balance sheet included in the Audited Financial Statements reflects all adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company and its Subsidiaries or any respective predecessor
(x) are and were free from defects in construction and design and (y) satisfy any and all contract or other specifications related thereto, in each case, in all material respects.

         2.33 Foreign Corrupt Practices Act. Neither the Company, nor any Subsidiary, nor any Affiliate, nor any director or officer, nor, to the knowledge of the Company or any Subsidiary, any agent, employee or other Person associated with or acting on behalf of the Company or any Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of

1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         2.34 NASD Matters. The Common Stock is quoted on the NASD automatic quotation system. No filing with or consent or waiver of the NASD is necessary for the consummation of the transactions contemplated hereby or pursuant to the Operative Agreements.

         2.35 Additional Regulatory Matters. (a) Section 2.35(a) of the Disclosure Schedule sets forth a true and complete list of the following information for each FCC License issued to (all of which are operated by the Company) or operated by the Company or its Subsidiaries (including all FCC Licenses subject to a Company Management Agreement):

             (i) for all FCC Licenses (including all SMR Licenses), the name of the licensee, the name of the seller or sellers, the call sign, the transmitter location (by latitude and longitude), the category of service (indicated by GX or YX) and the frequency or frequencies authorized;

             (ii) in the case of SMR Licenses, the number of channels authorized, the number of channels constructed and whether the SMR License is for a conventional (as indicated by GX) or trunked (as indicated by YX) SMR System;

             (iii) each holder of any such FCC License that is neither wholly owned by the Company nor owned entirely by unaffiliated Persons and managed by the Company; and

             (iv) for all FCC Licenses (including SMR Licenses), whether such FCC Licenses are subject to rights of first refusal, options and other rights or obligations, including entitlements to acquire additional ownership interests, which may affect the ownership interests of the Company of any of its Subsidiaries therein.

         (b) All of the FCC Licenses and properties, equipment and systems owned and/or operated by the Company and any of its Subsidiaries related to the FCC Licenses disclosed on Section 2.35(a) of the Disclosure Schedule are, and, to the knowledge of the Company and the Subsidiaries, any such properties, equipment and systems added in connection with any contemplated system expansion or construction prior to or after the Closing will be, in compliance in all material respects with all standards or rules imposed by any Governmental or Regulatory Authority (including the FCC, the Federal Aviation Administration and (if applicable) any public utilities commission or other state or local governments or instrumentalities) applicable to the Company, the Subsidiaries and their respective operation of the properties, equipment and systems or as imposed under any agreements with suppliers or customers. To the knowledge of the Company and its Subsidiaries, all of the equipment and systems owned and/or operated by the Company are in good repair and working order, ordinary wear and tear excepted.

         (c) Each of the Company and its Subsidiaries has paid all franchise, regulatory, license or other fees and charges which have become due in respect of its business and has made appropriate provision as is required by GAAP, consistently applied, for any such fees and charges which have accrued. No SMR License is subject to a finders preference as set forth in the rules and regulations of the FCC or is operated under a Special Temporary Operating Authority ("STA"). Except as disclosed in Section 2.35(c) of the Disclosure Schedule, the FCC Licenses set forth in Section 2.35(a) of the Disclosure Schedules constitute all of the licenses, permits and authorizations from the FCC that are required for the operation of, and each of the Company and its Subsidiaries has filed all required registrations, applications, reports and other documents with, the FCC and, if applicable, any public utilities commission and other Governmental or Regulatory Authority exercising jurisdiction over, the SMR System businesses, radio paging businesses and other radio communications businesses of the Company and its Subsidiaries, as such businesses are currently conducted or as are proposed to be conducted in the Business Plan. The Company and its Subsidiaries hold or have the contractual right to obtain the FCC Licenses disclosed on Section 2.35(a) of the Disclosure Schedule and all such FCC Licenses are valid and in full force and effect without conditions except for such conditions as are stated on the FCC License or as are generally applicable to holders of similarly situated FCC Licenses. The Company and its Subsidiaries have filed with the FCC prior to any applicable deadline a complete and accurate application for rejustification of any unconstructed or deconstructed FCC License related to previously granted or requested wide area Enhanced Specialized Mobile Radio ("ESMR") licenses. Except as set forth on Section 2.35(c) of the Disclosure Schedule, with regard to FCC Licenses related to wide area ESMR frequencies, neither the Company nor any Subsidiary is subject to a short space agreement or any other agreement, FCC waiver or otherwise applicable regulations encumbering or limiting the use of such FCC License. All applicable loading requirements with respect to any SMR Licenses disclosed on Section 2.35(a) of the Disclosure Schedule have been met and the Company and its Subsidiaries have taken every reasonable action to cause the same to be loaded in compliance with FCC regulations. Except as set forth on
Section 2.35(c) of the Disclosure Schedule, (i) no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses set forth in Schedule 2.35(a) of the Disclosure Schedules; and (ii) no applications, complaints, actions or proceedings are pending or, to the knowledge of the Company and its Subsidiaries, threatened and, to the knowledge of the Company and its Subsidiaries, no event has occurred and is continuing which could (a) result in the revocation, termination or adverse modification of any FCC License disclosed on Section 2.35(a) of the Disclosure Schedule or (b) adversely affect any rights of the Company thereunder. Except as set forth on
Section 2.35(c) of the Disclosure Schedule, the Company and its Subsidiaries have no reason to believe and no knowledge that all of the FCC Licenses disclosed on Section 2.35(a) of the Disclosure Schedule will not be renewed in the ordinary course. Except as set forth in Section 2.35(c) of the Disclosure Schedule, all applications for renewal of the FCC Licenses set forth in Section 2.35(a) of the Disclosure Schedules have been filed on a timely basis and the Company has sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of all the SMR Systems, radio paging and other radio communications systems associated with the FCC Licenses disclosed on Section 2.35(a) of the Disclosure
Schedule in compliance with all applicable technical standards and construction requirements and deadlines.

Except as set forth on Section 2.35(c) of the Disclosure Schedule, the current ownership and operation by the Company and its Subsidiaries of such SMR Systems, radio paging and other radio communications systems comply with the Communications Act of 1934, as amended (the "Communications Act"), and all applicable rules, regulations and policies of the FCC.

         (d) Section 2.35(d) of the Disclosure Schedule lists a complete and correct list of all Company Management Agreements (and associated option agreements, if any) and Third-Party Management Agreements to which the Company or any of its Subsidiaries is a party and the holder of the SMR Licenses which are the subject of such agreements, the transmitter locations (by address), and number of channels covered by such SMR Licenses, the term of such agreements, any options or calls (and the respective option or call prices as well as the time period in which any option or call must be exercised or made) in favor of any party to such agreements to purchase or sell any interest in such SMR Licenses and the respective fees or revenues payable or receivable under any such agreements. Except as set forth on Section 2.35(d) of the Disclosure Schedule to the knowledge of the Company and its Subsidiaries, the terms of all such Company Management Agreements and Third-Party Management Agreements and the operation of each SMR System pursuant thereto comply with the Communications Act and all applicable rules, regulations and policies of the FCC. Except as set forth on Section 2.35(d) of the Disclosure Schedule, none of the channels licensed to the Company or its Subsidiaries are subject to a Third Party Management Agreement. Each Company Management Agreement includes an option allowing the Company or a Subsidiary to purchase the channels that are subject to that agreement and no such option will be adversely affected by this Agreement, the Operative Agreements or the transactions contemplated hereby or thereby.

         2.36 Holdings Company Act and Investment Company Act Status. Neither the Company nor any Subsidiary is a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         2.37 State Takeover Statutes. No state takeover statute or similar statute or regulation applies to the issuance and purchase of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants, the Common Stock issuable upon exercise of the Warrants and the other transactions contemplated by this Agreement and the Operative Agreements.

         2.38 Due Diligence Memoranda. No statement contained in the Due Diligence Memoranda contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading.

         2.39 Disclosure. All material facts regarding the Business or Condition of the Company or any Subsidiary have been disclosed to Investor in or in connection with this

Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Investor pursuant to any provision of this Agreement (including the Audited Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

         2.40 Projections. The projections attached hereto as Section 2.40 of the Disclosure Schedule (the "Projections") are on the whole and in all material respects mathematically accurate, are based on reasonable assumptions as of the date thereof, and such Projections have been prepared in good faith and represent the good faith estimate of the Company at the date hereof and at the Closing of the most probable course of business of the Company (after giving effect to the transactions contemplated by this Agreement).

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor hereby represents and warrants to the Company as follows:

         3.1 Organization; Power and Authority. Investor is a partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Investor has full partnership power and authority to execute and deliver this Agreement and the Operative Agreements and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Investor of this Agreement and the Operative Agreements to which it is a party and the performance by Investor of its obligations hereunder and thereunder, have been duly and validly authorized by the general partner of Investor, no other partnership action on the part of Investor being necessary. This Agreement has been duly and validly executed and delivered by Investor and constitutes, and upon the execution and delivery by Investor of the Operative Agreements to which it is a party will constitute, legal, valid and binding obligations of Investor enforceable against Investor in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.2 No Conflicts. The execution, delivery and performance of this Agreement and the Operative Agreements to which it is a party and the consummation by Investor of the transactions contemplated hereby and thereby will not conflict with, or constitute a default under, any agreement, indenture or instrument to which Investor is a party, or result in a violation of the Investor's agreement of limited partnership or any order, judgment or decree of any court or Governmental or Regulatory Authority having jurisdiction over Investor or any of its properties and, except for such filings as may be required by the Exchange Act, no consent, authorization or order of, or filing or registration with, any Governmental or Regulatory Authority is required by the Investor for the execution, delivery and performance of this Agreement.

         3.3 Purchase for Investment. The Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants will be acquired by Investor for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants in violation of the Securities Act, it being understood that the right to dispose of such Common Purchased Stock, Preferred Purchased Stock, the New Preferred Stock, Warrants and shares of Common Stock issuable upon exercise of the Warrants shall be entirely within the discretion of Investor. Investor represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act. Investor understands that the shares of the Common Purchased Stock, the Preferred Purchased Stock, the New Preferred Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants to be issued to it have not been registered under the Securities Act in reliance on an exemption therefrom under Section 4(2) of the Securities Act and Regulation D thereunder and that the certificates for such shares of Company Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants and shares of Common Stock issuable upon exercise of the Warrants shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED."

The Company shall remove such legend upon receipt of an opinion from counsel to the Investor, reasonably satisfactory in form and substance to counsel to the Company, that the requirements for such legend have terminated.

         3.4 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the Operative Agreements on the basis of any act or statement made by Investor.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with Investor that, except to the extent Investor may otherwise consent in writing:

         4.1 Regulatory and Other Approvals. At all times, each of the Company and the Subsidiaries shall (a) take all necessary or desirable steps and proceed diligently and in good faith and use its best efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required of the Company or any Subsidiary to consummate the transactions contemplated hereby and by the Operative Agreements, including those described in Sections 2.5 and 2.6 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Investor or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Investor as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of Investor to consummate the transactions contemplated hereby and by the Operative Agreements, the By-Laws Amendment and the Charter Amendment. The Company shall provide prompt notification to Investor when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Investor of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         4.2 Investigation by Investor. From the date hereof until the Closing and thereafter so long as an Investor Party holds at least the lesser of (x) 331/3% of Investor's Original Ownership and (y) 10% of the Common Stock (including any Equity Equivalents held by such Investor Party) of the Company on a Fully Diluted Basis, the Company shall (a) provide Investor and its Affiliates and each of their respective officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company, the Subsidiaries and their respective Assets and Properties and Books and Records and (b) furnish Investor and such Representatives with all such information and data (including copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company and its Subsidiaries as Investor or any of such other Representatives reasonably may request in connection with such investigation. Nothing contained in this Section
4.2 or other investigation by or disclosure to Investor shall affect the survival of or modify, limit or create any exception to the representations, warranties, covenants, agreements and indemnities of the Company hereunder or the conditions to the obligations of Investor to close as set forth in Article V hereof.

         4.3 No Solicitations. From the date hereof until the earlier of (i) the Closing and (ii) May 31, 1998, neither the Company nor any Affiliate of the Company will take, nor will the Company permit any such Affiliate to take (nor will the Company or any such Affiliate authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf the Company or any such Affiliate to take), directly or indirectly, any action to initiate, assist, solicit, negotiate, encourage or accept any offer or inquiry from any Person (a) to engage in any Business Combination with respect to the Company or any Subsidiary, (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination with the Company or any Subsidiary or (c) to furnish or cause to be furnished any information with respect to the Company or any Subsidiary to any Person (other than as contemplated by Section 4.2) who the Company, or any such Affiliate (or any such Person acting for or on their behalf) knows or has reason to believe is in the process of, or may be, considering any Business Combination with the Company or any Subsidiary. If the Company or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person (other than Investor or any other Person referred to in Section 4.2) any offer, inquiry or informational request referred to above, the Company will promptly advise such Person, by written notice, of the terms of this Section 4.3 and will promptly, orally and in writing, advise Investor of all the terms of such offer, inquiry or request (including the identity of the Person making such offer, inquiry or request) and deliver a copy of such notice to Investor.

         4.4 Conduct of Business. Except for the transactions contemplated by this Agreement and the Operative Agreements, from the date hereof through the Closing Date, the Company and the Subsidiaries shall conduct business only in the ordinary course consistent with past practice and the terms of this Agreement. Without limiting the generality of the foregoing, the Company and the Subsidiaries shall:

         (a) use their best efforts to (i) preserve intact the present business organization and reputation of the Company and the Subsidiaries, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, managers, employees and consultants of the Company and the Subsidiaries, (iii) maintain the Assets and Properties of the Company and the Subsidiaries in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers and lenders and other Persons with whom the Company or any Subsidiary otherwise has significant business relationships and
(v) continue all current sales, marketing and promotional activities relating to the business and operations of the Company and the Subsidiaries;

         (b) except to the extent required by applicable Law, cause the Books and Records to be maintained in the usual, regular and ordinary manner;

         (c) use their best efforts to maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the policies listed in Section 2.20 of the Disclosure Schedule;

         (d) comply in all material respects with all Laws and Orders applicable to the business and operations of the Company and the Subsidiaries, and promptly following receipt thereof give Investor copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order;

         (e) (i) administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws; (ii) refrain from making any representation or promise, oral or written, to any employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any employee under the terms of any Benefit Plan; and (iii) promptly notify Investor in writing of each receipt by the Company or any Subsidiary (and furnish Investor with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

         4.5 Financial Statements and Reports. From the date hereof until the Closing and thereafter for so long as an Investor Party holds at least the lesser of (x) 331/3% of Investor's Original Ownership and (y) 10% of the Common Stock (including any Equity Equivalents held by such Investor Party) of the Company on a Fully Diluted Basis:

         (a) The Company shall at all times maintain correct and complete Books and Records in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP to the extent applicable, and set aside on its books all such proper accruals and reserves as shall be required under GAAP. The Company shall retain an accounting firm of nationally recognized standing for the purpose of auditing its financial statements and reports for each fiscal year.

         (b) As promptly as practicable, and in no event later than the presentation of the following material to the Company's management or the filing thereof with the SEC, the Company shall provide to Investor true and complete copies of all reports filed with the SEC and all such other financial statements, reports and analyses as may be prepared or received by the Company or any Subsidiary relating to the business or operations of the Company or any Subsidiary or as Investor may otherwise reasonably request.

         (c) As soon as available after the end of each fiscal month, and in any event within 30 days of such month, the Company shall provide to Investor an unaudited consolidated balance sheet of the Company and its Subsidiaries, if any, as of the end of such month, and unaudited consolidated statements of income, retained earnings and changes in cash flows of the Company and its Subsidiaries, if any, for such month and the fiscal year to date, prepared in accordance with GAAP (subject to normal year-end adjustments and without footnote disclosure), and certified on behalf of the Company by the chief financial officer of the Company, setting forth in comparative form (x) the corresponding figures for the corresponding periods of the preceding year and
(y) the corresponding figures for the corresponding periods in the Budget and management's discussion and analysis of such financials (including the effects and reasons for any deviations between the Budget and such financials).

         (d) At least 30 days prior to the end of each fiscal year of the Company, the Company shall provide to Investor a budget (each, a "Budget") which
(A) forecasts ahead at least one year the Company's projected costs, revenues, income, balance sheet and cash flow on a monthly basis, and (B) forecasts ahead at least one year the capital requirements necessary to reasonably expand the Company.

         (e) Within 15 days after the end of each fiscal month, a report on the buildout and loading activities of the Company during such month on a market-by-market basis, setting forth in comparative form the corresponding figures for the corresponding periods in the Business Plan and management's discussion and analysis of such activities (including the effects of and reasons for any deviations between the Business Plan and performance to date).

         (f) Promptly, upon any preparation thereof, the Company shall provide to Investor any other budgets that the Company may prepare and any revisions of any Budget.

         4.6 Certain Restrictions. From the date hereof through to the Closing, the Company will, and will cause each Subsidiary to, refrain from:

         (a) except as contemplated by the Charter Amendment and the By-Laws Amendment, amending their respective certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any reorganization, liquidation or dissolution of any such corporation;

         (b) changing their respective fiscal years;

         (c) taking any of the actions listed in Section 2.9;

         (d) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Subsidiary or any Contract to which the Company or any Subsidiary is a party or by which any of its Assets and Properties is bound;

         (e) (i) taking or agreeing or committing to take or omitting or agreeing or committing to omit any action that would make untrue any representation or warranty of the Company hereunder untrue; or (ii) taking any action or course of action inconsistent with compliance with the covenants and agreements of the Company herein or which might adversely affect the interests of Investor hereunder; and

         (f) entering into any agreement to do or engage in any of the foregoing.

         4.7 Affiliate Transactions. Prior to the Closing, neither the Company nor any Subsidiary shall enter into any Contract or amend or modify any existing Contract with any Affiliate or stockholder, in each case except with the consent of Investor.

         4.8 Notice and Cure. The Company shall notify Investor promptly in writing of, and contemporaneously shall provide Investor with true and complete copies of any and all information or documents relating to, and will use its best efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Company under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also shall notify Investor promptly in writing of, and will use its best efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Investor's right to seek indemnity under Article VIII.

         4.9 Fulfillment of Conditions. The Company shall take all reasonable steps necessary or desirable and use its reasonable best efforts to satisfy each condition to the obligations of Investor contained in this Agreement and shall not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         4.10 Rights to Purchase Additional Securities. (a) For so long as any Investor Party holds any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon the exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon), prior to issuing any New Common Stock after the Closing Date to any Person (a "New Common Stock Offer"), the Company shall offer each of the Investor Parties then owning any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon) (the "Investor Stockholders") an opportunity to purchase in cash any or all of its Pro Rata portion (determined as among all the Investor Stockholders before giving effect to the issuance of such New Common Stock as of the date of such New Common Stock Offer) of such New Common Stock on the same terms and conditions as the New Common Stock being offered and, if such New Common Stock is to be issued as a part of a unit of securities, the Company shall offer each of the Investor Stockholders an opportunity to purchase any or all of its Pro Rata portion (determined as provided above) of such unit of securities (together with the New Common Stock, the "New Common Stock Units") on the same terms and conditions as the New Common Stock Units being offered. The Company shall make such New Common Stock Offer by providing each of the Investor Stockholders with a notice (the "New Common Stock Notice") setting forth (i) each of the Investor Stockholders' Pro Rata portion of such New Common Stock or such New Common Stock Units, as the case may be, (ii) the cash consideration to be paid for each share of New Common Stock or each New Common Stock Unit, as the case may be, and (iii) all other material terms of such New Common Stock Offer.

         (b) In order for any of the Investor Stockholders to accept the New Common Stock Offer, such Investor Stockholder shall give a notice of acceptance to the Company not later than 20 Business Days after its receipt of the New Common Stock Notice (the last day of such 20- Business Day period being referred to herein as the "Acceptance Date").

         (c) Within forty (40) Business Days following the Acceptance Date, the Company (i) shall issue, upon its receipt of the requisite consideration therefor, New Common Stock or New Common Stock Units, as the case may be, to each Investor Stockholder which timely accepted such New Common Stock Offer upon the terms specified therein and (ii) may issue New Common Stock or New Common Stock Units, as the case may be, to any other Person or Persons in an amount not to exceed the aggregate amount thereof offered pursuant to the New Common Stock Offer (less the aggregate amount of shares of New Common Stock or New Common Stock Units, as the case may be, issued to the Investor Stockholders pursuant to the foregoing clause (i)) and for a price which equals or exceeds the price per share of New Common Stock or per unit of New Common Stock Units, as the case may be, specified in the New Common Stock Offer.

         4.11 Significant Transactions. For so long as any Investor Party holds any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon the exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon), the Company shall not, and shall cause each Subsidiary not to, enter into any Significant Transaction without the majority approval of the Company's Board of Directors (which approval, with respect to the items specified in items
(i), (iii), (v), (vi), (vii), (ix), (x), (xi) and (xii) of the definition of Significant Transactions, shall include the affirmative vote of a majority of the REI Directors (as defined in the Shareholders Agreement)).

         4.12 Reservation of Shares. The Company shall at all times that any Warrant is outstanding, keep reserved the full number of shares of Common Stock issuable upon conversion of the Warrants.

         4.13 Videoconferencing Capability. As soon as practicable following a request therefor by Investor, the Company shall install and maintain at the Company's cost and expense a videoconferencing system acceptable to Investor which will enable the REI Directors (as defined in the Shareholders' Agreement) to participate in all (a) meetings of the Board of Directors of the Company and each of its Subsidiaries, (b) management reviews of the Company and each of its Subsidiaries and (c) other meetings of the Company and each of its Subsidiaries, in each case, whether or not such meetings or reviews are held at the Company's principal office or at the offices of any Subsidiary. The Company shall bear all costs and expenses associated with the operation of such videoconferencing system in conducting such meetings and reviews; provided, however, that Investor will bear the costs of purchasing and installing compatible videoconferencing equipment at Investor's office or at the offices of Investor's advisors or other portfolio companies. The Company understands that such videoconferencing system, in order to be acceptable to Investor, must be compatible with other videoconferencing systems of Investor.

         4.14 Venture Capital Operating Company Status. Without limiting any other right contained herein, for so long as any Investor Party holds any Common Purchased Stock, Preferred Purchased Stock, New Preferred Stock, Warrants or shares of Common Stock issued upon exercise of the Warrants (including, in each case, any securities into which such securities shall have been changed, any securities resulting from any reclassification or recapitalization of such securities and all stock dividends and distributions thereon), such Investor Party shall have the right to consult with and advise the management of the Company and to receive all materials provided to members of the Board of Directors of the Company so long as may be required to enable Investor to qualify as a "venture capital operating company" within the meaning of Section 2510.3-101 of the plan asset regulations promulgated by the United States Department of Labor ("VCOC"). In addition, in the event that (a) at any time Investor is not entitled to designate at least one member for election to the Board of Directors of the Company or (b) the United States Department of Labor through formal or informal rules, regulations or interpretations provides, or it is otherwise established through governmental or court action, that such representation does not constitute the exercise of management rights of the kind necessary to enable Investor to continue to qualify as a VCOC, then the Company and Investor shall in good faith negotiate provisions to enable Investor to exercise the minimum amount of such management rights in order to continue to qualify as a VCOC.

         4.15 Use of Proceeds. The Company shall use the net proceeds from the sale of the Common Purchased Stock, the Preferred Purchased Stock and the Warrants for the core lines of business set forth in the Business Plan.

         4.16 Amendments to Identified Securities. From and after the date hereof, the Company will, and will cause each Subsidiary, to refrain from:

         (a) amending, changing or modifying in any manner any of the terms and provisions of the Identified Securities, including, without limitation, extending the exercise period or term of such Identified Securities, the exercise price thereof or the manner in which the issuance price thereunder is calculated;

         (b) paying any dividend or making any distribution on the capital stock of the Company which is either payable to the holders of any Identified Security or which adjusts in any manner any of the Identified Securities;

         (c) granting, issuing or selling any Option or rights to purchase stock, warrants or other property which is either payable to the holders of any Identified Security or which adjusts in any manner any of the Identified Securities;

         (d) satisfying any obligation of the Company with respect to any Identified Security by the issuance of any capital stock of the Company other than as provided pursuant to the terms of such Identified Securities as in existence on the date hereof;

         (e) exchanging any of the securities issuable under any Identified Security for other capital stock of the Company; and

         (f) entering into any agreement to do or engage in any of the foregoing.

         4.17 Certain Transactions with Subsidiary. Neither the Company nor any of its Affiliates shall make any capital contribution to or permit any Indebtedness by Chadmoore Communications, Inc. to it other than in exchange for capital stock of Chadmoore Wireless Group, Inc. (which for purposes of this Section 4.17 shall include its successors (by merger or otherwise).

         4.18 Business Plan. The Company shall continue in the core lines of business contemplated by the Business Plan.

         4.19 New Preferred Stock. Upon request by the Investor, the Company shall cause the New Preferred Stock to be created and authorized under the terms of its articles of incorporation and provide Investor with evidence satisfactory to Investor that all documents necessary to create the New Preferred Stock have been filed with the appropriate Governmental and Regulatory Authorities. Upon the issuance of any New Preferred Stock to Investor, the Company will not make, directly or indirectly, any offer or sale of New Preferred Stock or securities of the same or a similar class as the New Preferred Stock if as a result the offer and sale of the New Preferred Stock contemplated by the First Warrant could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act. All issuances of New Preferred Stock by the Company shall comply with all applicable federal, state and foreign securities Laws.

         4.20 Certain Stock Issuances. If and whenever the Company issues any shares of Common Stock to any of the stockholders of Chadmoore Communications, Inc., other than the Company, then immediately upon such issuance and upon payment by Investor of a sum equal to the product of the par value per share of Common Stock and the number of shares issued to Investor, the Company shall issue to Investor three shares of Common Stock for each four shares of Common Stock issued to such stockholders. Upon issuance in accordance with the foregoing, all such shares shall have been duly authorized, validly issued, fully paid and nonassessable and shall comply with all applicable Laws and the rules and regulations of each stock exchange or quotation system on which the Common Stock is then listed or quoted. The delivery of the certificate or certificates evidencing such shares, shall transfer to Investor good and valid title to such shares free and clear of all Liens

                                    ARTICLE V

                      CONDITIONS TO OBLIGATIONS OF INVESTOR

         The obligations of Investor hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Investor in its sole discretion):

         5.1 Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct in all material respects (if not qualified by materiality) and in all respects (if qualified by materiality) on and as of such earlier date.

         5.2 No Adverse Change. There shall have occurred no material adverse change in the Business or Condition of the Company since the Audited Financial Statement Date.

         5.3 Performance. The Company shall have performed and complied, in all material respects, with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company at or before the Closing.

         5.4 Officers' Certificates. The Company shall have delivered to Investor a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Vice President of the Company, substantially in the form and to the effect of Exhibit A hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of the Company, substantially in the form and to the effect of Exhibit B hereto.

         5.5 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Investor, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action (a) which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Investor, the Company or any Subsidiaries, or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law, or (b) wherein an unfavorable Order would prevent the carrying out of this Agreement or any of the Operative Agreements or any of the transactions or events contemplated hereby or thereby, declare unlawful any of the transactions or events contemplated by this Agreement or present a risk of damages to Investor.

         5.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Investor and the Company to perform their respective obligations under this Agreement, the Operative Agreements to which they are a party, the Charter Amendment and the By-Laws Amendment and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Investor, (c) shall not impose any limitations or restrictions on Investor, other than limitations under federal and state securities laws, (d) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (e) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

         5.7 Third Party Consents. The consents (or in lieu thereof waivers) disclosed in Sections 2.5 and 2.6 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by Investor and the Company of their respective obligations under this Agreement and the Operative Agreements to which they are a party or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Investor or the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Investor or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Investor, (a) shall have been obtained, (b) shall be in form and substance satisfactory to Investor in its sole discretion, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect.

         5.8 Opinions of Counsel. Investor shall have received (a) the opinion of Graham & James LLP, counsel to the Company, dated the Closing Date, addressed to Investor, in form and substance satisfactory to Investor, (b) the opinion of Futro & Trauernicht LLC, special counsel to the Company, dated the Closing Date, addressed to Investor, in form and substance satisfactory to Investor (c) and the opinion of Irwin, Campbell & Tannenwald, P.C., counsel to the Company, dated the Closing Date, addressed to Investor, in form and substance satisfactory to Investor.

         5.9 Good Standing Certificates. The Company shall have delivered to Investor (a) copies of the certificates or articles of incorporation (or other comparable constitutive documents), including all amendments thereto, of the Company and each Subsidiary certified by the Secretary of State or other appropriate official of the jurisdiction of organization, (b) certificates from the Secretary of State or other appropriate official of the respective jurisdictions of organization to the effect that each of the Company and the Subsidiaries is in good standing or subsisting in such jurisdiction, listing all charter documents of the Company and such Subsidiaries on file and attesting to its payment of all franchise or similar Taxes, and (c) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which the Company and the Subsidiaries are qualified, licensed or admitted to do business to the effect that the Company or the applicable Subsidiary is duly qualified or admitted and in good standing in such jurisdiction.

         5.10 Other Agreements. Each of the Operative Agreements shall have been duly executed and delivered by the respective parties thereto other than the Investor and shall be in full force and effect.

         5.11 Delivery of Certificates. Duly executed certificates representing the shares of Common Purchased Stock and Preferred Purchased Stock and the First Warrant, the Second warrant and the Third Warrant shall have been delivered to Investor.

         5.12 Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement, the Operative Agreements and all documents incident hereto or thereto shall be reasonably satisfactory in form and substance to Investor, and Investor shall have received copies of all such documents and other evidence as Investor may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         5.13 Executives and Key Managers. The Chairman of the Board and the Chief Executive Officer of the Company will be Robert Moore, and the Chief Operating Officer will be Jan S. Zwaik.

         5.14 Business Plan. The Board of Directors of the Company shall have approved, and there shall have been delivered to Investor, a written plan satisfactory to Investor in its sole discretion (the "Business Plan").

         5.15 By-Law Amendment. The Investor shall have received evidence satisfactory to it that the by-laws of the Company shall have been amended, in form and manner satisfactory to Investor in its sole discretion, so as to effectuate the transactions contemplated by this Agreement and the Operative Agreements (the "By-Laws Amendment").

         5.16 Charter Amendment. The Investor shall have received evidence satisfactory to it that the Charter Amendment has been filed with all requisite Governmental and Regulatory Authorities in the State of Colorado and has become effective in accordance with its terms and the Amended Charter is in effect.

         5.17 Board of Directors. The Board of Directors of the Company shall consist of six persons whose members shall be Robert Moore, Jan Zwaik, Joseph J. Finn-Egan, Jeffrey A. Lipkin, Mark Sullivan and Janice Pellar.

                                   ARTICLE VI

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Company in its sole discretion):

         6.1 Representations and Warranties. Each of the representations and warranties made by Investor in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

         6.2 Performance. Investor shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Investor at or before the Closing.

         6.3 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         6.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the Company and Investor to perform their obligations under this Agreement and the Operative Agreements, the Charter Amendment and the By-Laws Amendment and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

                                   ARTICLE VII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENTS

         7.1 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Investor (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any condition to Closing, the Company, on the one hand, and Investor, on the other hand, have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Company and Investor contained in this Agreement will survive the Closing (a) indefinitely with respect to the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.21, 2.27, 2.28,
2.29, 2.35, 2.37 and 2.39 (as it relates to the foregoing Sections), (b) until 60 calendar days after expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to the representations and warranties in Sections 2.11, 2.14, 2.23 and
2.39 (as it relates to the foregoing Sections), (c) until the date on which the Company's audited financial statements for the fiscal year ending December 31, 1999 have been made publicly available with respect to all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) indefinitely with respect to each other covenant or agreement contained in this Agreement, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b) or (c) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under
Article VIII on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article VIII, but only with respect to matters described in the Claim Notice or Indemnity Notice.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, the Company shall indemnify Investor and its general partner and limited partners and the officers, directors, stockholders, members, partners, employees, agents and Affiliates of each of them, in respect of, and hold each of them harmless from and against, on a Grossed-Up Basis, any and all Losses (whether or not involving a Third Party Claim) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or any of the Operative Agreements (including any certificates delivered in connection herewith or therewith), (ii) the assertion by any Person of any claim against an Indemnified Party in connection with the matters or transactions that are the subject of or contemplated by this Agreement or any of the Operative Agreements, (iii) the issuance of the Proposal Letter, dated January 13, 1998, from Investor to the Company (as amended from time to time), (iv) the status of Investor as a holder of securities of the Company, (v) any violation by the Company or any Subsidiary of any federal, state or foreign securities Laws prior to or on the Closing Date and (vi) (x) the presence, Release or threatened Release, of any Hazardous Materials existing as of or prior to the Closing Date at, from, in, to, on, or under any Site; (y) the transportation, treatment, storage, handling or disposal or arrangement for transportation, treatment, storage, handling or disposal of any Hazardous Materials generated by the Company, any Subsidiary, at or to any off-Site location; or (z) any violation of Environmental Law by the Company or any Subsidiary prior to the Closing.

The Company shall reimburse each Indemnified Party (whether or not such Indemnified Party is a party to this Agreement) for all expenses (including counsel fees and disbursements) as they are incurred by such Indemnified Party in connection with investigating and preparing or defending any Action or Proceeding (whether or not such Indemnified Party is a formal party to any such Action or Proceeding). If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws. The Company shall not be obligated to make payments to the Indemnified Party, unless and until the Indemnified Party has suffered, incurred, sustained or become subject to Losses in excess of $250,000 in the aggregate, in which case the Indemnified Party shall be entitled to seek indemnity for the entire amount of its Losses.

         8.2 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 8.1 will be asserted and resolved as follows:

         (a) In the case of a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party within 20 Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

         (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Party within five Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnified Party or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party; and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party controls the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and
(ii) provides for no relief other than the payment of monetary damages and such monetary damages are paid in full by the Indemnifying Party.

         (c) In the event any Indemnified Party should have a claim under
Section 8.1 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 8.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law or in equity, under federal and state securities Laws, by separate agreement (including under the Operative Agreements) or otherwise.

         (e) Except as otherwise required by Law, the parties shall treat any indemnification payment made pursuant to Section 8.1 as an adjustment to the Purchase Price.

                                   ARTICLE IX

                                   TERMINATION

         9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

         (a) at any time before the Closing, by mutual written agreement of the Company and Investor;

         (b) at any time before the Closing, by the Company or Investor, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party;

         (c) at any time after May 31, 1998, by the Company or Investor upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party; or

         (d) by Investor if there shall have occurred prior to the Closing (i) any general suspension of, or limitation on prices for, trading in securities on The New York Stock Exchange, (ii) a declaration of a banking, moratorium or any suspension of payments in respect to banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation by federal or state authorities on the extension or credit by lending institutions which materially and adversely affects Investor or (v) in the case of any of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof, upon notification of the non-terminating party by the terminating party.

         9.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 9.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company or Investor, except as provided in the next succeeding sentences and except that the provisions with respect to expenses in Section 11.3 and confidentiality in
Section 11.5 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 9.1(b), (c) or (d) the Company will remain liable to Investor for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of the Company existing at the time of such termination, and Investor will remain liable to the Company for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of Investor existing at the time of such termination. Each of the Company and Investor may seek such remedies, including damages and reimbursement for fees and expenses of attorneys, against the other with respect to any such misrepresentation, breach, nonfulfillment or failure referred to above as provided under this Agreement, including its remedies under Article VIII with respect thereto or as are otherwise available at law or in equity.

                                    ARTICLE X

                                   DEFINITIONS

         10.1 Definitions. (a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Acceptance Date" has the meaning assigned to it in Section 4.10(b).

         "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

         "Advisory Agreement" means the Advisory Agreement by and between the Company and Investor, substantially in the form and to the effect of Exhibit C, as such agreement may be amended, modified or restated from time to time.

         "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls (i) 5% or more of any class of equity securities of that Person or any of its Affiliates or (ii) 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         "Agreement" means this Investment Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

         "Amended Charter" means the Articles of Incorporation of the Company, as in effect and amended to the date hereof, and as amended by the Charter Amendment.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods, Intellectual Property and SMR Licenses.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Audited Financial Statement Date" means December 31, 1997.

         "Audited Financial Statements" means the audited consolidated balance sheet of the Company as of December 31, 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, in each case, including the notes thereto and which are included in the SEC Documents.

         "Benefit Plan" means any Plan maintained, established or to which contributions have at any time been made, by the Company or any Subsidiary or any predecessor or Affiliate of any of the foregoing existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, FCC Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         "Budget" has the meaning ascribed to it in Section 4.5(d).

         "Business Combination" means, with respect to any Person, any (i) any merger, consolidation or combination to which such Person is a party, (ii) any sale, dividend, split or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, liquidation, dissolution or similar transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, or the granting of any rights or options, with respect to any of the foregoing.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York or the State of Nevada are authorized or obligated to close.

         "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties of the Company and each of the Subsidiaries, individually or in the aggregate.

         "Business Plan" has the meaning ascribed to it in Section 5.14.

         "By-Laws Amendment" has the meaning ascribed to it in Section 5.15.

         "Charter Amendment" means the Certificate of Designation of the Series C Preferred Stock of the Company in the form and to the effect of Exhibit D.

         "Claim Notice" means written notification pursuant to Section 8.2(a) of a Third Party Claim as to which indemnity under Section 8.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, on the Indemnified Party and for the Indemnified Party's claim against the Indemnifying Party under Section 8.1.

         "Closing" means the closing of the transactions contemplated by Section 1.3.

         "Closing Date" means the date on which the Closing actually occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Common Purchased Stock" has the meaning ascribed to it in the forepart of this Agreement.

         "Common Stock" has the meaning ascribed thereto in Section 2.3.

         "Communications Act" has the meaning ascribed to it in Section 2.35(c).

         "Company" has the meaning ascribed to it in the forepart of this Agreement.

         "Company Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which the Company or any of its Subsidiaries agrees to manage or to perform other services (other than loading) with respect to SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses or the right to purchase such SMR Licenses or any loading agreement pursuant to which such Subsidiary is loading SMR Licenses held by another person in exchange for either the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses or the right to purchase such SMR Licenses.

         "Contract" means any agreement, lease, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

         "Defined Benefit Plan" means each Plan which is subject to Part 3 of Title 1 of ERISA, Section 412 of the Code or Title IV of ERISA.

         "Disclosure Schedule" means the schedules delivered to Investor by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by the Company pursuant to this Agreement.

         "Dispute Period" means the period ending 30 calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

         "Due Diligence Memoranda" means (i) the memorandum from Tony Welwood of the Company delivered to Marc Schachter of Morgan, Lewis & Bockius LLP on January 23, 1998 concerning corporate matters of the Company; (ii) the memorandum dated January 22, 1998, and attachments thereto, from Robert W. Moore of the Company to Ira White of Morgan, Lewis & Bockius LLP relating to the resignation of David Chadwick; (iii) the letter dated March 10, 1998, and attachments thereto, from Kevin J. Leichter of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP to Jean Sampson of Morgan, Lewis & Bockius LLP that describes the status of pending litigation to which the Company or any of its subsidiaries is a party; (iv) the letter dated April 3, 1998, and attachments thereto, from Michael Minden of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP to Jean Sampson of Morgan, Lewis & Bockius LLP; (v) the memorandum dated April 8, 1998 from Graham & James LLP to Recovery Equity Partners II, L.P. with respect to (A) conflicts under other Contracts with respect to the transactions contemplated by this Agreement and the Operative Agreements and (B) material breaches or defaults under other Contracts and (vi) the memorandum dated April 29, 1998 from Graham & James LLP to Recovery Equity Partners II, L.P. with respect to issuances of capital stock of the Company.

         "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil (collectively, "Claims"), pursuant to or relating to any applicable Environmental Law by any Person (including any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including any off-Site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

         "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, threatened or suspected Release of a Hazardous Material.

         "Environmental Law" means all federal, state, local and foreign environmental, health and safety Laws, common law, orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

         "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "Equity Equivalents" means securities (including Options and the Warrants) which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ESMR" has the meaning ascribed to it in Section 2.35(c).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "FCC" shall mean the Federal Communications Commission or any successor thereto.

         "FCC License" shall mean any paging, mobile telephone, SMR License or other license, permit, consent, certificate of compliance, franchise, approval or authorization of any type granted or issued by the FCC, including any of the foregoing authorizing the acquisition, construction or operation of an SMR System (as defined herein), radio paging system or other radio communications system.

         "First Warrant" means the Warrant in the form and to the effect of Exhibit G-1.

         "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, and shall include the FCC and any stock exchange, quotation service and the National Association of Securities Dealers.

         "Grossed-Up Basis" means, when used to describe the basis on which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum.

         "Hazardous Material" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs),
(b) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

         "Identified Securities" has the meaning ascribed to it in Section 2.3.

         "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

         "Indemnified Party" means any Person claiming indemnification under any provision of Article VIII.

         "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII.

         "Indemnity Notice" means written notification pursuant to Section 8.2(c) of a claim for indemnity under Article VIII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions, processes, formulae, industrial models, processes, designs, specifications, data, technology, methodologies, computer programs (including all source codes), any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks and other media on which any of the foregoing is stored.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary.

         "Investor" has the meaning ascribed to it in the forepart of this Agreement.

         "Investor Party" or "Investor Parties" means Investor, any partner of Investor or any Affiliate or Associate of Investor or any such partner.

         "Investor Stockholders" has the meaning assigned to it in Section 4.10(a).

         "IRS" means the United States Internal Revenue Service.

         "Law" or "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Leased Real Properties" has the meaning ascribed to it in Section 2.15(a).

         "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority (including FCC Licenses).

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

         "Loss" means any and all damages, fines, fees, Taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

         "NASD" means the National Association of Securities Dealers, Inc.

         "New Common Stock" means any Common Stock or Equity Equivalent, other than any (a) Common Stock and Equity Equivalents issued in connection with any stock split, stock dividend or reclassification of any Common Stock or Equity Equivalents,(b) Common Stock and Equity Equivalents issuable in a public offering registered under the Securities Act, (c) Common Stock and Equity Equivalents issued to financial institution(s) on arm's-length terms in connection with (and ancillary to) an extension of credit by such financial institution(s) to the Company or any of its Subsidiaries, (d) Common Stock and Equity Equivalents issued to an unaffiliated seller or sellers of another company or business in connection with an arm's-length acquisition by the Company or one or more of its Subsidiaries of such company or business, (e) Common Stock and Equity Equivalents issued to management of the Company or any Subsidiary thereof pursuant to management stock purchase or option plans approved by the Board of Directors of the Company, (f) Common Stock issued in satisfaction of any rights granted to any Identified Securities and (g) Common Stock or Equity Equivalents issued in satisfaction of any rights granted in the Warrants.

         "New Common Stock Notice" has the meaning assigned to it in Section 4.10(a).

         "New Common Stock Offer" has the meaning assigned to it in Section 4.10(a).

         "New Common Stock Units" has the meaning assigned to it in Section 4.10(a).

         "New Preferred Stock" means the shares of Preferred Stock to be issued in accordance with the terms of the First Warrant.

         "Operative Agreements" means the Warrants, the Registration Rights Agreement, the Shareholders Agreement, the Advisory Agreement, and any support or other agreements to be entered into in connection with the transactions contemplated by this Agreement.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (including, without limitation, the issuance of any notes or other debt instruments convertible or payable in any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person) that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Original Ownership" means the number of shares of Common Stock owned (and (without duplication) which Investor has the right to acquire from any Person) by Investor and which may be acquired pursuant to the Third Warrant as of the Closing Date, and any stock into which such Common Stock may thereafter be converted or changed; provided, however, that in the event of a stock dividend, split-up, recapitalization, combination, exchange of stock or the like in respect of such Common Stock, the term "Common Stock" shall be deemed to refer to and include the stock as well as all stock dividends and distributions and any stock into which or for which any or all of such stock may be changed or exchanged.

         "Owned Real Property" has the meaning ascribed to it in Section
2.15(a).

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrants, (ii) the issuance from time to time by the Company of Identified Securities or of shares of Common Stock upon the exercise of Identified Securities, (iii) the issuance from time to time by the Company of New Preferred Stock and (iv) the issuance from time to time by the Company of New Warrants.

         "Permitted Lien" means (a) any Lien for Taxes not yet due or payable with respect to which reserves for the full amount of such Taxes have been made,
(b) the Liens set forth in Section 10.1 of the Disclosure Schedule and (c) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not impair the value or marketability of the property subject to such Lien or interfere with the use of such property in the conduct of the business of the Company or any Subsidiary and which do not secure obligations for money borrowed.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

         "Preferred Purchased Stock" has the meaning ascribed to it in the forepart of this Agreement.

         "Preferred Stock" has the meaning ascribed thereto in Section 2.3.

         "Pro Rata" means, with respect to one or more Investor Stockholders, in proportion to the number of shares of Common Stock on a Fully-Diluted Basis owned by such Investor Stockholder or Investor Stockholders or which may be acquired by any such Investor Stockholder or Investor Stockholders upon exercising any rights under any Equity Equivalent owned by such Stockholder or Investor Stockholders.

         "Purchase Price" has the meaning ascribed to it in Section 1.2.

         "Registration Rights Agreement" means the Registration Rights Agreement by and between the Company and Investor, substantially in the form and to the effect of Exhibit E, as such agreement may be amended, modified or restated from time to time.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

         "Relevant Group" has the meaning ascribed to it in Section 2.11(a).

         "Representatives" has the meaning ascribed to it in Section 4.2.

         "Resolution Period" means the period ending thirty (30) calendar days following receipt by an Indemnified Party of a notice from the Indemnifying Party disputing the claim described in an Indemnity Notice.

         "SEC" means the Securities and Exchange Commission.

         "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed or required to be filed with the SEC by such Person.

         "Second Warrant" means the Warrant in the form and to the effect of Exhibit G-2.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Shareholders Agreement" means the Shareholders Agreement by and between the Company and the other parties thereto, substantially in the form and to the effect of Exhibit F, as such agreement may be amended, modified or restated from time to time.

         "Significant Transaction" means: (i) any Business Combination of the Company or any Subsidiary with or into any Person; (ii) any sale, lease, exchange or other disposition by the Company or any Subsidiary of a significant portion of its assets, in a single transaction or a series of related transactions, to or with any Person; (iii) any amendment to or modification or repeal of any provision of the certificate or articles of incorporation or the by-laws (or other organic documents) of the Company or any Subsidiary (except as required by the transactions contemplated hereby); (iv) any acquisition by the Company or any Subsidiary of securities or assets, in a single transaction or a series of related transactions, if such securities or assets will represent a substantial portion of the total assets of the Company or such Subsidiary; (v) any increase (other than in connection with a Permitted Issuance) or reduction in excess of 5% of the amount of capital stock outstanding (on a Fully-Diluted Basis) on the date hereof of either the Company or any Subsidiary or the creation of any additional class of capital stock of the Company or any Subsidiary, or the issuance (or entering into of any agreement, arrangement or understanding) by the Company or any Subsidiary of capital stock or Options;
(vi) the incurrence after the Closing Date by the Company or any Subsidiary of any Indebtedness in any single transaction in excess of $125,000 or any series of transactions that exceed, in the aggregate, $500,000 or any modification or amendment to any agreement governing the extension thereof; (vii) the dissolution of the Company or any Subsidiary, the adoption of a plan of liquidation by the Company or any Subsidiary, any action by the Company or any Subsidiary to commence any suit, case, proceeding or other action (A) under any existing or future Law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to the Company or such Subsidiary, or seeking to adjudicate the Company or such Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or such Subsidiary, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or such Subsidiary or for all or any substantial part of the Company's or such Subsidiary's assets, or making a general assignment for the benefit of the creditors of the Company or such Subsidiary; (viii) any other transaction not in the ordinary course of business, consistent with past practice, (ix) any Contract or any amendment or modification of any existing Contract between the Company or any Subsidiary and (A) any Affiliate or officer or director of the Company or (B) any Affiliate of such officer or director, (x) the valuation of any shares of capital stock issued in a transaction permitted pursuant to Section 4.17, (xi) any material deviation from the Company's core business as stated in the Business Plan (regardless of any amendments thereto) and (xii) any discretionary declaration or payment of any dividend or other distribution on the shares of capital stock of the Company.

         "Site" means any of the real properties currently or previously owned, leased or operated by the Company, any Subsidiary, any predecessors of the Company or any Subsidiary, or any entities previously owned by the Company or any Subsidiary, including all soil, subsoil, surface waters and groundwater.

         "SMR License" shall mean an FCC License authorizing the construction, ownership and operation of an SMR system in the 800 or 900 MHZ band issued pursuant to 47 CFR Part 90 of the rules and regulations of the FCC.

         "SMR System" shall mean an SMR system licensed under 47 CFR Part 90 of the rules and regulations of the FCC.

         "STA" has the meaning ascribed to it in Section 2.35(c).

         "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

         "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "Third Party Claim" has the meaning ascribed to it in Section 8.2(a).

         "Third-Party Management Agreement" shall mean any management or other agreement (other than a loading agreement) pursuant to which a person (other than the Company or any of its Subsidiaries) is managing SMR Licenses held by the Company or a Subsidiary or any loading agreement pursuant to which a person (other than the Company or any of its Subsidiaries) is loading SMR Licenses held by the Company or any of its Subsidiaries in exchange for the right to receive a portion of the revenues derived from such SMR Licenses in excess of 25% of the aggregate revenues derived from such SMR Licenses.

         "Third Warrant" means the Warrant in the form and to the effect of Exhibit G-3.

         "VCOC" has the meaning ascribed to it in Section 4.14.

         "Warrants" means the First Warrant, the Second Warrant, the Third Warrant and any warrant issued in accordance with the terms of the First Warrant ("New Warrants"), as each such warrant may be amended, modified or restated from time to time.

         "Warranty Obligations" has the meaning ascribed to it in Section 2.32.

         (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary and (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

         (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors, officers, members, managers, general partners, and other similar Persons in a similar position or having similar powers and duties and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                    If to Investor, to:

                    Recovery Equity Investors II, L.P.
                    901 Mariner's Island Boulevard
                    Suite 465
                    San Mateo, CA 94404
                    Facsimile No.:  (650) 578-9842
                    Attn:           Joseph J. Finn-Egan
                           Jeffrey A. Lipkin

                    with a copy to:

                    Morgan, Lewis & Bockius LLP
                    101 Park Avenue
                    New York, NY  10178
                    Facsimile No.:  (212) 309-6273
                    Attn:  Ira White, Esq.

                    If to the Company to:

                    Chadmoore Wireless Group, Inc.
                    2875 East Patrick Lane
                    Suite G
                    Las Vegas, Nevada 89120
                    Facsimile No.:  (702) 891-5255
                    Attn:  Robert Moore, President and Chief Executive Officer

                    with a copy to:

                    Graham & James LLP
                    400 Capitol Mall, 24th Floor
                    Sacramento, California 95814-4411
                    Facsimile No.: (916) 441-6700
                    Attn: Gilles S. Attia, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         11.2 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         11.3 Expenses. Except as otherwise expressly provided in this Agreement (including as provided in Article VIII and 9.2), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with this Agreement, the Operative Agreements and the transactions contemplated hereby and thereby; provided, however, that if the Closing does not occur and on or prior to the last day of the 12-month period following the date hereof the Company or any Subsidiary consummates a Business Combination or enters into any agreement, arrangement or understanding (including a non-binding letter of intent) to consummate a Business Combination, then promptly upon the earliest of such event to occur the Company shall reimburse Investor in cash for its documented expenses (whether incurred prior to, on or after the date hereof) resulting from, arising out of or relating to the evaluation, negotiation and documentation of the transactions contemplated hereby (including the fees and expenses of attorneys, accountants and other consultants).

         11.4 Public Announcements. At all times at or before the Closing, neither the Company nor Investor will issue or make any statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public statement or release from the other party and such statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required statement or release and promptly furnish the other party with a copy thereof. The Company and Investor will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

         11.5 Confidentiality. Each party hereto will hold in strict confidence from any Person (other than any Investor Party), unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information,
(b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party,
(c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential or (d) in the case of Investor, disclosed to a transferee of Investor of securities of the Company, provided such transferee agrees to be bound by the provisions of this Section 11.5.

         11.6 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Company shall execute and deliver to Investor such other documents and instruments, provide such materials and information and take such other actions as Investor may reasonably request to consummate the transactions contemplated by this Agreement and the Operative Agreements and otherwise to cause the Company to fulfill its obligations under this Agreement and the Operative Agreements, including, without limitation, any filings under the Hart-Scott-Rodino Antitrust Improvements of 1976, as amended, and the rules and regulations thereunder.

         11.7 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         11.8 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         11.9 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VIII.

         11.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by the Company without the prior written consent of Investor and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         11.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         11.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         11.14 Construction. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

         11.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         11.16 Limited Recourse. Notwithstanding anything in this Agreement, any Operative Agreement or any other document, agreement or instrument contemplated hereby or thereby to the contrary, the obligations of Investor hereunder and under any Operative Agreement shall be without recourse to any partner, Associate or Affiliate of Investor or its partners, or any other respective officers, directors, employees or agents and shall be limited to the assets of Investor.

         11.17 FCC Compliance. Investor does not intend to control or attempt to control the Company or any Subsidiary through the rights granted to it under this Agreement, and agrees that it will seek the prior approval of the FCC, to the extent required, or a declaratory ruling from the FCC that such prior consent is not required, before exercising any of the rights granted to it under the Warrants if, upon the exercise thereof, a transfer of control requiring the prior consent of the FCC is likely to occur. In the event it is determined that such prior FCC approval is required, Investor, as the Company shall reasonably request and at the sole cost and expense of the Company, and the Company shall cooperate in preparing and filing with the FCC all applications that are required in order to obtain such approval.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                  CHADMOORE WIRELESS GROUP, INC.

                                  By:/s/ Robert Moore
                                     ----------------
                                     Name:
                                     Title:

                                  RECOVERY EQUITY INVESTORS II, L.P.

                                  By: RECOVERY EQUITY PARTNERS, II L.P.,
                                           its General Partner

                                           By:/s/ Joseph J. Finn-Egan
                                              -----------------------
                                              Name:  Joseph J. Finn-Egan
                                              Title: General Partner

                                           By:/s/ Jeffrey A. Lipkin
                                              ---------------------
                                              Name:  Jeffrey A. Lipkin
                                              Title: General Partner

                             [Investment Agreement]

                                                                       Exhibit C

                               ADVISORY AGREEMENT

         ADVISORY AGREEMENT, dated as of May 1, 1998, between RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership (the "Consultant"), and CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company").

         WHEREAS, the Consultant and the Company are parties to that certain Investment Agreement, dated as of May 1, 1998 (as the same may be amended, supplemented, or otherwise modified from time to time, the "Investment Agreement"), between the Consultant and the Company;

         WHEREAS, the Consultant has staff specially skilled in corporate finance, strategic planning, and other management skills and services;

         WHEREAS, prior to the date hereof, the Consultant has become familiar with the operations, business, assets, and liabilities of the Company as a result of its involvement in planning, structuring, and negotiating the Investment Agreement and the transactions contemplated by the Investment Agreement;

         WHEREAS, following the consummation of the transactions contemplated by the Investment Agreement, the Company will require the Consultant's special skills and management advisory services in connection with its general business operations; and

         WHEREAS, the Consultant is willing to provide such skills and services to the Company on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. Engagement. The Company hereby engages the Consultant for the Term (as hereinafter defined) upon the terms and conditions set forth herein to provide consulting and management advisory services to the Company. These services will be in the field of financial and strategic corporate planning and such other management areas as the Consultant and the Company shall mutually agree ("Services"). In consideration of the compensation specified herein, the Consultant accepts such engagement and agrees to perform the Services, in each case upon the terms and conditions set forth herein.

         2. Term. The engagement hereunder shall be for a term (the "Term") commencing on the date hereof and ending on the fifth anniversary of the date hereof.

         3. Services to be Performed. The Consultant shall devote such time and efforts to the performance of the Services as the Consultant deems necessary or appropriate to the performance of such services. However, no precise number of hours is to be devoted by the Consultant on a weekly or monthly basis. The Consultant may perform the Services directly, through its employees or agents or, with the approval of the Company, which shall not be unreasonably withheld, with such outside consultants as the Consultant may engage for such purpose. The Company acknowledges that, subject to compliance with Section 4 of this Advisory Agreement, the Consultant's services to it are not exclusive and that the Consultant, its Affiliates, and their respective partners, officers, directors, employees, representatives, and agents will render similar services to other Persons.

         4. Confidentiality. The Consultant shall maintain secrecy with respect to all non-public information of the Company which may come into its possession as a result of performance of services under this Advisory Agreement, and shall use its best efforts to ensure that its Affiliates, officers, directors, employees, representatives, and agents also maintain the secrecy of such information, except for any such information which, as determined by the Consultant in its reasonable discretion, is required to be disclosed by the Consultant or any such Affiliate, officer, director, employee, representative, or agent pursuant to any subpoena, order, law, or regulation.

         5. Compensation; Expense Reimbursement.

         5.1. Advisory Fee. In consideration of the Consultant's provision of the Services to the Company, the Company shall pay the Consultant an annual fee of $312,500, which shall be paid in advance, in equal monthly installments, on the first day of each month during the Term, commencing on the first anniversary hereof; provided, however, such annual fee shall be reduced by the amount of cash dividends paid to Consultant as holder of shares of Purchased Preferred Stock during the twelve-month period immediately preceding the twelve-month period during which the annual fee is to be paid.

         5.2. Expenses. The Company shall reimburse the Consultant for all out-of-pocket expenses incurred by the Consultant in connection with the Services provided hereunder, including without limitation all travel, lodging, and similar out-of-pocket costs incurred by the Consultant in connection with, or on account of, the performance of such services.

         6. Indemnification. The Company agrees to indemnify the Consultant and its affiliates in accordance with Schedule A attached hereto.

         7. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                       (i) If to the Consultant, to:

                                    Recovery Equity Investors II, L.P.
                                    901 Mariner's Island Boulevard
                                    Suite 465
                                    San Mateo, CA  94404
                                    Facsimile No.:  (650) 578-9842
                                    Attn:  Joseph J. Finn-Egan
                                              Jeffrey A. Lipkin

                                    with a copy to:

                                    Morgan, Lewis & Bockius LLP
                                    101 Park Avenue
                                    New York, NY  10178
                                    Facsimile No.:  212-309-6273
                                    Attn:  Ira White, Esq.

                      (ii) If to the Company, to:

                                    Chadmoore Wireless Group, Inc.
                                    2875 East Patrick Lane
                                    Suite G
                                    Las Vegas, NV  89120
                                    Facsimile No.:  (702) 891-5255
                                    Attn:  Robert W. Moore, President and
                                             Chief Executive Officer

                                    with a copy to:

                                    Graham & James LLP
                                    400 Capitol Mall, 24th Floor
                                    Sacramento, CA 95814-4411
                                    Facsimile No.: (916) 441-6700
                                    Attn:   Gilles S. Attia, Esq.

All such notices will (a) if delivered personally to the address as provided in this Section 7, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 7, be deemed given upon facsimile confirmation, (c) if delivered by mail in the manner described above to the address as provided in this Section 7, be deemed given on the earlier of the third Business Day following mailing and the date on which received, and (d) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt

(in each case regardless of whether such notice is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7). Any party hereto may from time to time change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         8. Modifications. This Advisory Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Advisory Agreement may not be amended or modified except by a writing signed by the parties hereto.

         9. Successors and Assigns. This Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto.

         10. Captions. Captions have been inserted solely for the convenience of reference and in no way define, limit, or describe the scope or substance of any provisions of this Advisory Agreement.

         11. Severability. The provisions of this Advisory Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision.

         12. Governing Law. This Advisory Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         13. Counterparts. This Advisory Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         14. Definitions. Capitalized terms used in this Advisory Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Investment Agreement.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have duly executed this Advisory Agreement as of the date first above written.

                                    CHADMOORE WIRELESS GROUP, INC.

                                    By:_________________________________
                                       Name:
                                       Title:

                                    RECOVERY EQUITY INVESTORS  II, L.P.
                                    By:  Recovery Equity Partners II, L.P.,
                                            its General Partner

                                    By:_________________________________
                                         Name:   Joseph J. Finn-Egan
                                          Title:    General Partner

                                    By:_________________________________
                                          Name:   Jeffrey A. Lipkin
                                          Title:     General Partner

                              [Advisory Agreement]

                                                                      SCHEDULE A
                                                           to ADVISORY AGREEMENT


                                                                     May 1, 1998


                            Indemnification Agreement



Recovery Equity Investors II, L.P.
901 Mariner's Island Boulevard
Suite 465
San Mateo, CA  94404


Gentlemen:

              As part of the consideration for the agreement of Recovery Equity Investors II, L.P., a Delaware limited partnership (the "Consultant"), to furnish its services to Chadmoore Wireless Group, Inc., a Colorado corporation (the "Company"), pursuant to the terms of the Advisory Agreement, dated as of May 1, 1998, between the Consultant and the Company (as the same may be amended, supplemented, or otherwise modified from time to time, the "Advisory Agreement"), the Company agrees to indemnify and hold harmless the Consultant, its affiliates, their respective partners, officers, directors, employees, and agents, and all other persons controlling the Consultant or any of its affiliates within the meaning of either (i) Section 15 of the Securities Act of 1933, as amended, or (ii) Section 20 of the Securities Exchange Act of 1934, as amended (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its affiliates, security holders, or creditors for, all claims, liabilities, fees, penalties, expenses, losses, and damages (including without limitation the reasonable fees, charges, and disbursements of counsel) (collectively, "Losses") related to or arising out of actions taken (or omitted to be taken) by any of the Indemnified Parties pursuant to the Advisory Agreement or any Indemnified Party's role in connection therewith, and whether or not incurred in connection with any action or proceeding relating to any such act or omission; provided, however, that the Company shall not be responsible for any Losses to the extent that it is finally judicially determined that they result solely from actions taken or omitted to be taken by an Indemnified Party due to such Indemnified Party's gross negligence or willful misconduct.

              If for any reason the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received (or contemplated to be received) by the Company on the one hand and such Indemnified Party on the other hand or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of such Indemnified Party on the other hand, subject to the limitation that in any event an Indemnified Party's aggregate contribution to all Losses shall not exceed the amount of fees actually received by such Indemnified Party pursuant to the Advisory Agreement.

              Promptly after receipt by an Indemnified Party of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification may be sought against the Company hereunder, such Indemnified Party will notify the Company in writing of the receipt or commencement thereof, but failure to notify the Company will relieve the Company from any liability which it may have hereunder only if, and to the extent that, such failure results in the forfeiture of substantial rights and defenses on the part of such Indemnified Party, and will not in any event relieve the Company from any other obligation to any Indemnified Party. The Company shall assume the defense of such action or proceeding (including without limitation payment of reasonable fees, charges, and disbursements of counsel) insofar as such action or proceeding shall relate to any alleged Loss in respect of which indemnity may be sought against the Company. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees, charges and disbursements of such counsel shall be at the expense of such Indemnified Party unless employment of such counsel has been specifically authorized by the Company in writing.

              The Company shall authorize separate counsel for an Indemnified Party if the named parties to any action or proceeding (including any impleaded parties) include the Company (or any of the directors of the Company) and such Indemnified Party, and (i) in the good faith judgment of such Indemnified Party (as advised by counsel) the use of joint counsel would present such counsel with an actual or potential conflict of interest or (ii) an Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (or its directors(s)).

              The Company will reimburse each Indemnified Party for all expenses (including without limitation the reasonable fees, charges, and disbursements of counsel authorized by the Company) as they are incurred by such Indemnified Party in connection with investigating, preparing for, or defending any action, claim, or proceeding ("Action") referred to above (or enforcing this Indemnification Agreement or the Advisory Agreement) whether or not any Indemnified Party is or becomes a party to such Action, and whether or not such Action is initiated or brought by the Consultant. The Company further agrees that the Company will not settle, compromise, or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Party is a party thereto) unless the Company has given the Consultant reasonable prior written notice thereof and obtained an unconditional release of each Indemnified Party from all liability arising therefrom. No Indemnified Party shall admit any liability with respect to, settle, compromise, or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification is being sought hereunder without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). An Indemnified Party shall not be liable to the Company or to any other person in connection with the services which it renders pursuant to the Advisory Agreement, except for such Indemnified Party's gross negligence or willful misconduct judicially determined as aforesaid. The indemnification, contribution, and expense reimbursement obligations that the Company has under this Indemnification Agreement shall be in addition to any liability the Company may otherwise have. THE CONSULTANT HEREBY AGREES, AND THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM, OR ACTION ARISING OUT OF THE ADVISORY AGREEMENT, THE CONSULTANT'S PERFORMANCE THEREUNDER, OR THIS INDEMNIFICATION AGREEMENT.

              The provisions of this Indemnification Agreement shall apply to the Consultant's services under the Advisory Agreement and shall remain in full force and effect regardless of the completion or termination of the Advisory Agreement or any amendment, supplement, or other modification to or of the Advisory Agreement. This Indemnification Agreement and any other agreements relating hereto shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.


                                    Very truly yours,

                                    CHADMOORE WIRELESS GROUP, INC.

                                    By:_________________________________
                                       Name:
                                       Title:



Agreed to and accepted
this 1st day of May, 1998


RECOVERY EQUITY INVESTORS  II, L.P.
By  Recovery Equity Partners II, L.P.,
        its General Partner


By:___________________________________
   Name:  Joseph J. Finn-Egan
   Title: General Partner


By:___________________________________
   Name:  Jeffrey A. Lipkin
   Title: General Partner

                                                                       Exhibit D

                          CERTIFICATE OF DESIGNATION OF
                            RIGHTS AND PREFERENCES OF
                           SERIES C PREFERRED STOCK OF
                         CHADMOORE WIRELESS GROUP, INC.

              The undersigned duly authorized officer of CHADMOORE WIRELESS GROUP, INC., a company organized and existing under the Corporation Laws of the State of Colorado (the "Company"), DOES HEREBY CERTIFY:

              That the Certificate of Incorporation of the Company authorized the creation of up to forty million (40,000,000) shares of the Company's preferred stock (the "Preferred Stock"); and

              That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Articles of Incorporation of the Company, on April 30, 1998, the Board adopted a resolution creating Series C Preferred Stock consisting of eleven million (11,000,000) shares of Preferred Stock, the preferences, limitations, and relative rights of which are set forth below:

      A. Designation. There shall be a series of Preferred Stock designated as "Series C Preferred Stock" (the "Series C Preferred Stock"). The number of shares initially constituting the Series C Preferred Stock shall be eleven million (11,000,000).

      B. Rank. The Series C Preferred Stock shall, with respect to dividend and other distribution rights, and rights on liquidation, dissolution and winding up, rank (i) pari passu with any class or series of capital stock hereafter created which expressly provides that it ranks pari passu with the Series C Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Series C Parity Securities"), (ii) senior to the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Common Stock and any other class or series of capital stock hereafter created which does not expressly provide that it ranks senior to or pari passu with the Series C Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Series C Junior Securities") and (iii) junior to any other class or series of capital stock hereafter created which expressly provides that it ranks senior to the Series C Preferred Stock as to dividends, other distributions, liquidation preference and/or otherwise (collectively, the "Series C Senior Securities"). The terms "Series C Parity Securities," "Series C Junior Securities" and "Series C Senior Securities" as used herein with respect to any class or series of capital stock shall only be deemed to refer to such class or series to the extent it ranks (i) pari passu with, (ii) not senior to or pari passu with, as applicable, or
              (iii) senior to, the Series C Preferred Stock with respect to dividends, other distributions, liquidation preferences or otherwise.

      C.      Dividends.

              1. When, as and if declared by the Board, to the extent funds are legally available therefor in accordance with the Business Corporation Act, dividends will be payable at the Dividend Rate on each share of Series C Preferred Stock, in cash, as provided herein. Dividends on shares of Series C Preferred Stock will be payable at a rate per annum equal to 4% of the Stated Value thereof (the "Dividend Rate"). To the extent declared, such dividends shall be payable semi-annually on June 30 and December 31 of each year, commencing on June 30, 1998 (each such date hereinafter referred to as a "Dividend Payment Date" and each such dividend period hereinafter referred to as a "Dividend Period"), except that if such date is not a Business Day, then such dividend shall be payable on the next succeeding Business Day, to the holders of record as they appear on the register of the Corporation for the shares of Series C Preferred Stock five (5) Business Days prior to such Dividend Payment Date.

              2. Dividends on the shares of Series C Preferred Stock shall be accumulating and shall accrue from the Issue Date, without interest, whether or not such dividends have been declared. Unpaid dividends, whether or not declared, shall compound annually at the Dividend Rate from the Dividend Payment Date on which such dividend was payable as herein provided until payment of such dividend. Dividends payable on the Series C Preferred Stock shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period.

              3. For so long as any shares of Series C Preferred Stock shall be outstanding, no dividend or distribution, whether in cash, stock or other property, shall be paid, declared and set apart for payment or made on any date on or in respect to any Series C Junior Security as to dividends or distributions of assets upon liquidation, dissolution or winding up, and no payment on account of the redemption, purchase or other acquisition or retirement for value by the Corporation shall be made on any date of any Series C Junior Security unless, in each case, (A) the full amount of unpaid dividends accrued on all outstanding shares of Series C Preferred Stock shall have been paid or contemporaneously are declared and paid and (B) if an event shall have occurred requiring the Corporation to redeem any or all of the Series C Preferred Stock, all shares of Series C Preferred Stock tendered for redemption shall have been redeemed in accordance with the terms thereof.

              4. If the Corporation pays any dividend on the Series C Preferred Stock which is less than the total amount of accrued and unpaid dividends on such series, such payment will be distributed ratably among the holders of such series based on the aggregate accrued but unpaid dividends on the shares of such series held by each such holder.

      D.      Preference on Liquidation.

              1. In the event that the Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock or other Series C Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series C Preferred Stock shall have received an amount per share equal to the sum of the Stated Value of the Series C Preferred Stock plus all accrued and unpaid dividends thereon through the date of distribution (the "Liquidation Preference").

              2. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Liquidation Preference for each share of Series C Preferred Stock then outstanding and the full liquidating payments on all Series C Parity Securities, then the assets of the Corporation remaining after the distribution to holders of all Series C Senior Securities, if any, of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series C Preferred Stock and of any Series C Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

              3. Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation for purposes of this Section D.

      E.      Voting; Consents.

              1. Except as required by law, and except as otherwise specifically provided in this Section E, the holders of the Series C Preferred Stock shall not be entitled to vote on any matter.

              2. So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative written consent of at least a majority in number of shares of Series C Preferred Stock then outstanding, (i) amend, alter or repeal any of the provisions of the Articles of

                      Incorporation so as to affect adversely the preferences, special rights or powers of the Series C Preferred Stock,
                      (ii) issue any Series C Senior Securities or Series C Parity Securities (other than in connection with options, the grant of which was approved by the holders of the Series C Preferred Stock), (iii) issue shares of Preferred Stock, (iv) increase or decrease the aggregate number of authorized shares of Preferred Stock or Common Stock, or increase or decrease the par value of the Corporation's Preferred Stock, (v) consummate a Sale of the Corporation unless the consideration received per share of Series C Preferred Stock pursuant to such Sale of the Corporation is at least equal to the Liquidation Preference or (vi) make a payment of dividends or other distribution to holders of Series C Junior Securities: provided, however, that the Corporation may issue shares of "New Preferred Stock" in accordance with the terms of the "First Warrant," as such terms are defined in the Investment Agreement, dated as of May 1, 1998, between Recovery Equity Investors II, L.P. and the Corporation.

      F.      Redemption.

              1. Redemption by Corporation. To the extent funds are legally available therefor at any time and from time to time, from and after the earlier of (i) May 1, 2003 and (ii) the occurrence of a Redemption Event, each holder of Series C Preferred Stock then outstanding shall have the right to require the Corporation to purchase all or a part of such holder's shares of Series C Preferred Stock at the Redemption Price by giving written notice to the Corporation specifying the number of shares to be redeemed and the Redemption Date (as defined below) therefor. The Corporation shall give prompt notice, and in any event within three days, of the occurrence of a Redemption Event to each holder of Series C Preferred Stock. The date on which shares are redeemed pursuant to this Section F is referred to herein as a "Redemption Date." If on a Redemption Date there shall be insufficient funds of the Corporation legally available for such redemption, such amount of the funds as is legally available shall be used for the redemption requirement. Such redemption requirement shall be cumulative so that if such requirement shall not be fully discharged for any reason, funds legally available therefor shall immediately be applied thereto upon receipt by the Corporation until such requirement is discharged.

              2. Payment of Redemption Price. On a Redemption Date, the Corporation shall pay to the holder of each share being redeemed, upon surrender by such holder at the Corporation's principal executive office of the certificate representing such share, duly endorsed in blank or accompanied by an appropriate form of assignment, the Redemption Price.

              3. Redeemed or Otherwise Acquired Shares Not to be Reissued. All shares redeemed pursuant to this Section F or otherwise acquired by the Corporation shall be retired and shall not thereafter be reissued as shares of such series. In case less than all the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder thereof without cost to such holder.

              4. Determination of Number of Each Holder's Shares to be Redeemed. If less than all of the outstanding shares of any Series C Preferred Stock are to be redeemed pursuant to this Section F, the Corporation shall determine, as nearly as practicable on a pro rata basis, the shares held by each holder to be redeemed.

      G. Definitions. The following terms shall have the respective meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other
              Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "controlling" (including with its correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote or direct the vote of 10% or more of the securities having ordinary voting power for the election of directors of such corporation or
              (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of securities, by contract of otherwise.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in either the State of California or the State of Nevada.

                  "Issue Date" means as to any shares of Series C Preferred
              Stock, the date of issuance thereof by the Corporation.

                  "National Securities Exchange" means the New York Stock
              Exchange, American Stock Exchange, other national or regional securities exchange or National Association of Securities Dealers Automated Quotations System, but does not include the NASD Electronic Bulletin Board.

                  "Person" means any natural person, corporation, general
              partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.

                  "Redemption Event" means (i) the listing of the Corporation's
              Common Stock on a National Securities Exchange or (ii) an equity financing by the Corporation that results in gross proceeds in excess of $2 million.

                  "Redemption Price" means, with respect to each share of Series
              C Preferred Stock, the Stated Value thereof, plus all accrued and unpaid dividends thereon through the Redemption Date.

                  "Sale of the Corporation" means the sale of the Corporation
              (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise) in one transaction or series of related transactions to any Person or Persons pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Corporation, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or a material portion of the Corporation's assets on a consolidated basis.

                  "Series A Convertible Preferred Stock" means the series of
              Preferred Stock designated "Series A Convertible Preferred Stock" by the Board on April 1, 1997.

                  "Series B Convertible Preferred Stock" means the series of
              Preferred Stock designated "Series B Convertible Preferred Stock" by the Board on December 9, 1997.

                  "Stated Value" means $0.3953 per share of Series C Preferred
              Stock (subject to appropriate adjustment for stock splits, reverse stock splits and similar events affecting the Series C Preferred Stock).

              IN WITNESS WHEREOF, Chadmoore Wireless Group, Inc. has caused this Certificate to be signed by its President, and attested to by its Treasurer, this 1st day of May, 1998.

                                    CHADMOORE WIRELESS GROUP, INC.


                                    By: /s/ Robert W. Moore
                                       -----------------------------------
                                            Robert W. Moore, President






Attest:



/s/ Jan S. Zwaik
Jan S. Zwaik, Treasurer

                                                                       Exhibit E




















                        CHADMOORE WIRELESS GROUP, INC.

                         REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
              DEFINITIONS....................................................2
              1.1  Definitions...............................................2

ARTICLE II
              DEMAND REGISTRATIONS...........................................4
              2.1  Requests for Registration.................................4
              2.2  Long-Form Registrations...................................5
              2.3  Short-Form Registrations..................................5
              2.4  Effective Registration Statement..........................5
              2.5  Priority on Demand Registrations..........................6
              2.6  Selection of Underwriters.................................7
              2.7  Other Registration Rights.................................7
              2.8  Additional Shelf Registration.............................7

ARTICLE III
              PIGGYBACK REGISTRATIONS........................................8
              3.1  Right to Piggyback........................................8
              3.2  Piggyback Expenses........................................8
              3.3  Priority on Primary Registrations.........................8
              3.4  Priority on Secondary Registrations.......................9

ARTICLE IV
              OTHER REGISTRATIONS
              ...............................................................9
              4.1  Other Registrations.......................................9

ARTICLE V
              HOLDBACK AGREEMENTS............................................9
              5.1  Holdback..................................................9
              5.2  Company Holdback.........................................10

ARTICLE VI
              REGISTRATION PROCEDURES.......................................10
              6.1  Registration Procedures..................................10

ARTICLE VII
              REGISTRATION EXPENSES.........................................14
              7.1  Fees Generally...........................................14
              7.2  Counsel Fees.............................................15

ARTICLE VIII
              UNDERWRITTEN OFFERINGS........................................15
              8.1  Demand Underwritten Offerings............................15
              8.2  Incidental Underwritten Offerings........................15

ARTICLE IX
              INDEMNIFICATION...............................................16
              9.1  Indemnification by the Company...........................16
              9.2  Indemnification by a Selling Stockholder.................17
              9.3  Indemnification Procedure................................17
              9.4  Underwriting Agreement...................................18
              9.5  Contribution.............................................19
              9.6  Periodic Payments........................................20

ARTICLE X
              RULE 144......................................................20
              10.1  Rule 144................................................20

ARTICLE XI
              PARTICIPATION IN UNDERWRITTEN REGISTRATIONS...................20
              11.1  Participation in Underwritten Registrations.............20

ARTICLE XII
              MISCELLANEOUS.................................................20
              12.1  No Inconsistent Agreements..............................20
              12.2  Adjustments Affecting Registrable Securities............21
              12.3  Specific Performance....................................21
              12.4  Actions Taken; Amendments and Waivers...................21
              12.5  Successors and Assigns..................................21
              12.6  Notices.................................................21
              12.7  Headings; Certain Conventions...........................23
              12.8  Gender..................................................23
              12.9  Invalid Provisions......................................23
              12.10 Governing Law...........................................23
              12.11 Waiver of Jury Trial....................................23
              12.12 Counterparts............................................24
              12.13 Entire Agreement........................................24

Exhibit A     Form of Registration Rights Joinder Agreement
Exhibit B     Other Piggyback Holders

                  REGISTRATION RIGHTS AGREEMENT, dated as of May 1, 1998, between CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company"), and RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership ("REI ").

                                    RECITALS

                  WHEREAS, the Company and REI have entered into that certain Investment Agreement, dated as of May 1, 1998 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Investment Agreement"), pursuant to which, among other things, REI is acquiring (a) 8,854,662 newly issued shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), (b) 10,119,614 newly issued shares of Series C Preferred Stock, par value $0.001 per share, and
(c) the Warrants, each dated as of May 1, 1998, granting REI the right to acquire shares of Common Stock (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof; and

                  WHEREAS, the Investment Agreement, among other things, provides that the execution and delivery of a registration rights agreement in substantially the form hereof is a condition to the consummation of the other transactions contemplated by the Investment Agreement.

                  NOW THEREFORE, in connection with the Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE XV
                                   DEFINITIONS

                  1.1 Definitions. The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York, Nevada or California are authorized or obligated to close.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" has the meaning ascribed to it in the recitals hereto.

                  "Company" has the meaning ascribed to it in the introductory paragraph of this Agreement.

                  "Demand Registration" means any Long-Form Registration or Short-Form Registration requested in accordance with Section 2.1(a), and, in the case of a Long-Form Registration, effected in accordance with Section 2.4.

                  "Effective Period" has the meaning ascribed to it in Section
2.8

                  "Equity Equivalents" means securities (including the Warrants) which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock at the election of the holder thereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission issued thereunder.

                  "Fully Diluted" means, with respect to the calculation of the number of shares of Common Stock, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

                  "Investment Agreement" has the meaning ascribed to it in the recitals hereto.

                  "Long-Form Registration" has the meaning ascribed to it in
Section 2.1(a).

                  "Piggyback Holders" has the meaning ascribed to it in Section 3.1.

                  "Piggyback Registration" has the meaning ascribed to it in
Section 3.l.

                  "Other Piggyback Holders" has the meaning ascribed to it in
Section 2.5(a).

                  "Registration Expenses" has the meaning ascribed to it in
Section 7.l.

                  "Registrable Securities" means, at any time, (a) the shares of Common Stock issued to REI pursuant to the Investment Agreement and the shares of Common Stock issued or issuable upon the conversion, exercise or exchange of the Warrants, (b) any then outstanding securities into which shares of Common Stock referred to in clause (a) above shall have been changed and (c) any then outstanding securities resulting from any reclassification or recapitalization of Common Stock; provided, however, that "Registrable Securities" shall not include any shares of Common Stock or other securities obtained or transferred pursuant to an effective registration statement under the Securities Act; and provided further, that "Registrable Securities" shall not include any shares of Common Stock or other securities which are held by a Person who is not an REI Shareholder.

                  "REI" has the meaning ascribed to it in the introductory paragraph of this Agreement.

                  "REI Shareholders" means (a) REI and (b) any Person who is a transferee of Registrable Securities held by an REI Shareholder pursuant to
Section 12.5, in each case, (i) for so long as such Person shall hold Registrable Securities and (ii) the provisions of this Agreement applicable to REI Shareholders are applicable to such Person.

                  "Requesting Investors" means, with respect to any Demand Registration, the Required REI Shareholders that have requested such Demand Registration in accordance with Section 2.1(a).

                  "Required REI Shareholders" means, as of the date of any determination thereof, REI Shareholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities, on a Fully Diluted basis, then held by all REI Shareholders.

                  "Requisite Requesting Investors" means, as of the date of any determination thereof with respect to any Demand Registration, Requesting Investors of such Demand Registration which then hold at least 66-2/3% (by number of shares) of the Registrable Securities, on a Fully Diluted basis, then held by all Requesting Investors of such Demand Registration.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission issued thereunder.

                  "Shelf-Registration" has the meaning ascribed to it in Section 2.8.

                  "Short-Form Registration" has the meaning ascribed to it in
Section 2.1(a).

                  "Warrants" has the meaning ascribed to it in the Investment Agreement.


                                   ARTICLE II
                              DEMAND REGISTRATIONS

            2.1 Requests for Registration. (a) Subject to Sections 2.2, 2.3 and 2.7, at any time from and after the date hereof, any or all of the Required REI Shareholders may request registration under the Securities Act of all or part of their Registrable Securities (i) on Form S-1 or S-2 or any similar long-form registration statement (any such registration, a "Long-Form Registration") or
(ii) on Form S-3 or any similar short-form registration statement (any such registration, a "Short-Form Registration"), if the Company qualifies to use such short form. Within 10 days after its receipt of any such request, the Company shall give written notice of such request to all other REI Shareholders. Thereafter, the Company shall use its best efforts to effect the registration under the Securities Act on the form requested by the Requesting Investors, and to include in such registration, (x) all Registrable Securities which the Requesting Investors have so requested to be included therein and (y) all other Registrable Securities with respect to which the Company has received written requests for inclusion therein by the REI Shareholders within 30 days after their receipt of the Company's notice, subject in each case to the provisions of Section 2.5.

            (b) Any Requesting Investors which request a Demand Registration pursuant to Section 2.1(a) may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing written notice to the Company; provided, however, that notwithstanding such revocation, such Demand Registration shall be deemed a request for purposes of Section 2.2 unless, after consultation with the Company and any proposed underwriter, the Requesting Investors in good faith determine that the Registrable Securities which they have requested to be registered would not be sold pursuant to such Demand Registration at a price falling within the range estimated at the time the request for the Demand Registration was given by such Requesting Investors.

            (c) Any request for a Demand Registration pursuant to this Article II shall specify the number of Registrable Securities proposed to be sold by the Requesting Investors and the intended method of disposition thereof.

            2.2 Long-Form Registrations. The Required REI Shareholders shall be entitled to request pursuant to Section 2.1(a) up to three Long-Form Registrations; provided, however, that such number will be increased by one for each Long-Form Registration with respect to which any other Person exercises "piggyback" or similar rights requesting registration of shares which equal 5% or more of the Registrable Securities requested to be registered by REI Shareholdes under such Long-Term Registration. The Company will pay all Registration Expenses in connection with such Long-Form Registration. All Long-Form Registrations (unless otherwise requested by the relevant Requesting Investor) shall be underwritten registrations.

            2.3 Short-Form Registrations. In addition to the Long-Form Registrations contemplated by Section 2.2, the Required REI Shareholders shall be entitled to request an unlimited number of Short-Form Registrations, on behalf of the REI Required Shareholders, in which the Company shall pay all Registration Expenses; provided, however, that (i) the Company shall have no obligation to file such Short-Form Registration unless the reasonable anticipated aggregate price to the public would exceed $500,000, and (ii) the Company shall not be required to file more than one such Short-Form Registration in any consecutive 12 month period. Demand Registrations will be Short-Form Registrations whenever the Company is qualified to use Form S-3 or any similar short form registration statement. The Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

            2.4 Effective Registration Statement. No Demand Registration shall be deemed to have been requested or effected for purposes of Section 2.2:

                  (a) unless a registration statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto (other than in connection with a revocation notice delivered pursuant to Section 2.1(b));

                  (b) if, after a registration statement has become effective, any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court for any reason, affecting any of the Registrable Securities covered by such registration statement, is threatened in writing or issued by the Commission or other governmental agency or court;

                  (c) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied by reason of a failure by or inability of the Company to satisfy any of such conditions, or the occurrence of an event outside the reasonable control of the relevant Requesting Investors;

                  (d) if the Requesting Investors have made the determination contemplated by the proviso to Section 2.1(b) with respect to such Demand Registration and have notified the Company of such determination in a revocation notice delivered in accordance with Section 2.1(b);

                  (e) if the Requesting Investors are not able to register and sell the at least 90% of the amount of Registrable Securities which they requested to be included in such registration; or

                  (f) the registration statement with respect thereto does not remain effective for a period of at least 180 days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the holders of the Registrable Securities included in such Registration Statement provided, however, that the Company shall pay all Registration Expenses in connection with any Demand Registration if pursuant to this Section 2.4 the registration is deemed not to have been requested or effected.

            2.5 Priority on Demand Registrations.

            (a) The Company shall not include in any Demand Registration any securities which are not Registrable Securities (other than securities with respect to which any Person exercises "piggyback" or similar rights as described on Exhibit B attached hereto, such Persons being "Other Piggyback Holders") without the written consent of the Requisite Requesting Investors.

            (b) If the Requesting Investors and other holders of Registrable Securities request Registrable Securities to be included in a Demand Registration which is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range reasonably acceptable to the Requisite Requesting Investors, the Company shall include any securities to be sold in such Demand Registration in the following order: (i) first, the Registrable Securities requested to be included in such registration by the Requesting Investors, pro rata, based upon their total ownership, on a fully diluted basis, of Registrable Securities; (ii) second, subject to Section 2.5(a), the securities which the Company proposes to sell and (iv) third, any securities other than Registrable Securities to be sold by Persons other than the Company included pursuant to Section 2.5(a). If securities of Other Piggyback Holders are to be included in such Demand Registration, the Company shall use its best efforts to effect the priority required by this Section with respect to the Requesting Investors and such Other Piggyback Holders.

            (c) Any Person (other than REI Shareholders) including any securities in a Demand Registration shall pay its share of the Registration Expenses as provided in Article VII.

            2.6 Selection of Underwriters. The Requisite Requesting Investors shall have the right to select the underwriters and the managing underwriter to administer any Demand Registration (which underwriters and managing underwriter shall be reasonably acceptable to the Company).

            2.7 Other Registration Rights. Except as provided in this Agreement, without the written consent of the Required REI Shareholders, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, other than piggyback registration rights entitling the holder thereof to participate in Company-initiated registrations, subject to the prior rights of holders of Registrable Securities.

            2.8 Additional Shelf Registration. In addition to the other rights of the holders of Registrable Securities under this Agreement, at any time from and after the date hereof, the Company shall, at the request of the Required REI Shareholders, file and use its best efforts to have declared effective a "shelf" registration statement (the "Shelf Registration") on any appropriate form pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, with respect to all Registrable Securities. The Company shall use its best efforts to keep such Shelf Registration continuously effective for a period of two (2) years following the date on which the Shelf Registration is declared effective or until all Registrable Securities included therein have been sold (the "Effective Period"). If necessary, the Company shall supplement or amend the Shelf Registration, as required by the registration form used by the Company or by the instructions applicable to such registration form or by the Securities Act and in any event the Company shall so supplement or amend (including through the incorporation by reference of reports filed by the Company pursuant to the Exchange Act, if permitted by applicable forms) the Shelf Registration at least on a quarterly and annual basis and at any other time if necessary to keep such Shelf Registration current and the Company shall furnish to the holders of the Registrable Securities copies of any such supplement or amendment prior to or simultaneously with its being used and/or filed with the Commission. The Company shall pay all Registration Expenses in connection with the Shelf Registration, whether or not it becomes effective. The Company shall make available to the holders of Registrable Securities, as soon as reasonably practicable, an earnings statement covering a period of twelve
(12) months, beginning within three (3) months after the effective date of the Shelf Registration, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder. The provisions of Articles V, VI, VII, VIII, IX and XI shall apply to such Shelf Registration as if it were a Demand Registration.


                                  ARTICLE III
                            PIGGYBACK REGISTRATIONS

            3.1 Right to Piggyback. Whenever the Company proposes (other than pursuant to a Demand Registration) to register (a "Piggyback Registration") any of its equity securities under the Securities Act (whether for the Company's own account (other than on Forms S-4 or S-8 or any successor forms) or for the account of any other Person), the Company shall give prompt written (in any event within three Business Days after its receipt of Notice of any exercise of other demand rights) notice to all REI Shareholders (the "Piggyback Holders") of its intention to effect such a registration, and such notice shall offer each Piggyback Holder the opportunity to register on the same terms and conditions such number of such Piggyback Holder's Registrable Securities as such Piggyback Holder may request. The Company shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein by the Piggyback Holders within 30 days after their receipt of the Company's notice, subject to the provisions of Sections 3.3 and 3.4.

            3.2 Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

            3.3 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such registration are such that the success of the offering would be materially and adversely affected, the Company shall include any securities to be sold in such Piggyback Registration in the following order: (a) first, the securities which the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration by the Piggyback Holders in accordance with
Section 3.1, provided that if the managing underwriters determine in good faith that a lower number of Registrable Securities should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and such Piggyback Holders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each such Piggyback Holder, and (c) third, any other securities proposed to be included in such registration. If securities of Other Piggyback Holders are to be included in such Piggyback Registration, the

Company shall use its best efforts to effect the priority required by this Section with respect to the Piggyback Holders and the Other Piggyback Holders.

            3.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their good faith opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the holders on whose behalf the registration is being made, the Company shall include any securities to be sold in such registration in the following order: (a) first, the securities which such holders propose to sell, (b) second, the Registrable Securities requested to be included in such registration by the Piggyback Holders in accordance with Section 3.1, provided that if the managing underwriters determine in good faith that a lower number of Registrable Securities should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and such Piggyback Holders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each such Piggyback Holder, and (c) third, any other securities proposed to be included in such registration. If securities of Other Piggyback Holders are to be included in such Piggyback Registration, the Company shall use its best efforts to effect the priority required by this Section with respect to the Piggyback Holders and the Other Piggyback Holders.


                                  ARTICLE IV
                              OTHER REGISTRATIONS

            4.1 Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Article II or III of this Agreement, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible, exchangeable or exercisable for or into its equity securities under the Securities Act (except on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until the earlier of (i) the date on which the Registrable Securities included therein have been sold or (ii) 6 months from such effective date.


                                   ARTICLE V
                              HOLDBACK AGREEMENTS

            5.1 Holdback. Each holder of Registrable Securities agrees not to effect any public sale or distribution of Registrable Securities, or any securities convertible, exchangeable or exercisable for or into Registrable Securities, during the seven days prior to, and the 90-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which such holder had an opportunity to participate without cutback under

Article III hereof, unless the managing underwriters of such underwritten Demand Registration or underwritten Piggyback Registration otherwise agree.

            5.2 Company Holdback. The Company agrees (a) not to effect any public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which holders of Registrable Securities are selling stockholders (except as part of such underwritten registration or pursuant to registration on Form S-4 or S-8 or any similar successor form), unless the managing underwriters of such underwritten Demand Registration or underwritten Piggyback Registration otherwise agree, and (b) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities to agree not to effect any public sale or distribution of any such equity securities or any securities convertible, exchangeable or exercisable for or into such equity securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriters of such underwritten Demand Registration or underwritten Piggyback Registration otherwise agree.


                                  ARTICLE VI
                            REGISTRATION PROCEDURES

            6.1 Registration Procedures. Whenever the Required REI Stockholders have requested that any Registrable Securities be registered in accordance with
Article II or III, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible (or, in the case of clause (p) below, shall not):

            (a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities (such registration statement to include in each case all information which the holders of the Registrable Securities to be registered thereby shall reasonably request) and use its best efforts to cause such registration statement to become effective, provided that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish copies of all such documents proposed to be filed to one counsel selected by the Requesting Investors, and in each case the Company shall not file any such documents to which any such relevant counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, (ii) notify each holder of Registrable Securities covered by such registration statement of (x) any request by the Commission to amend such registration statement or amend or supplement any prospectus or (y) any stop order issued or threatened by the Commission and
(iii) take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

            (b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the period commencing on the effective date of such registration statement and ending, if other than a Shelf Registration, on the earlier of (A) the first date as of which all Registrable Securities covered by such registration statement are sold in accordance with the intended plan of distribution set forth in such registration statement, or (B) 180 days following the effective date of such registration statement (except that such period shall be extended (x) by the length of any period that a stop order or similar proceeding is in effect which prohibits the distribution of the Registrable Securities, and (y) by the number of days during the period from and including the date on which each seller of Registrable Securities shall have received a notice delivered pursuant to clause (f) below until the date when such seller shall have received a copy of the supplemented or amended Prospectus contemplated by clause (f) below) and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

            (c) furnish, without charge, to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

            (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of any such Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            (e) furnish to each seller of the Registrable Securities covered by such registration statement a signed copy, addressed to such seller (and the underwriters, if any), of an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

            (f) notify each seller of Registrable Securities covered by such registration statement, at a time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, at the request of any seller of Registrable Securities covered by such registration statement, the Company shall prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (g) cause the Registrable Securities covered by such registration statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, if requested by the Required REI Shareholders, and to enter into such customary agreements as may be required in furtherance thereof, including listing applications and indemnification agreements in customary form;

            (h) provide a transfer agent, registrar and CUSIP number for the Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

            (i) enter into such customary arrangements and take all such other actions (including participating in "road shows") as the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including using its best efforts to effect a stock split or a combination of shares);

            (j) make available for inspection by any seller of Registrable Securities covered by such registration statement, any underwriter participating in any disposition of securities pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

            (k) subject to other provisions hereof, use all reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

            (l) use reasonable best efforts to obtain a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to the Company, to each seller of the Registrable Securities covered by such registration statement, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as any such seller or the underwriters, if any, may reasonably request;

            (m) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least 12 months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

            (n) permit any holder of Registrable Securities covered by such registration statement which (in the sole good faith judgment of such holder) might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of such registration statement and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included and which is reasonably acceptable to the Company;

            (o) promptly notify the holders of the Registrable Securities covered by such registration statement of the issuance of any stop order by the Commission or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and use all reasonable efforts to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

            (p) at any time file or make any amendment to such registration statement, or any amendment of or supplement to the prospectus included therein (including amendments of the documents incorporated by reference into the prospectus), (i) of which each seller of Registrable Securities covered by such registration statement or the managing underwriters, if any, shall not have previously been advised and furnished a copy or (ii) to which the sellers of a majority (by number of shares) of the Registrable Securities covered by such registration statement, the managing underwriters (if any) or counsel for such sellers or any such managing underwriters shall reasonably object;

            (q) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to the sellers of the Registrable Securities covered by such registration statement and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type;

            (r) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act; and

            (s) if such registration statement refers to any seller of Registrable Securities covered thereby by name or otherwise as the holder of any securities of the Company, then (whether or not such seller is or might be deemed to be a controlling person of the Company) (i) at the request of such seller, insert therein language, in form and substance reasonably satisfactory to such seller, the Company and the managing underwriters, if any, to the effect that the holding by such seller of such securities is not to be construed as a recommendation by such seller of the investment quality of the Registrable Securities or the Company's other securities covered thereby and that such holding does not imply that such seller will assist in meeting any future financial requirements of the Company, and (ii) in the event that such reference to such seller by name or otherwise is not required by the Securities Act, any similar federal or state statute, or any rule or regulation of any regulatory body having jurisdiction over the offering, at the request of such seller, delete the reference to such seller.


                                  ARTICLE VII
                             REGISTRATION EXPENSES

            7.1 Fees Generally. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing securities on one or more securities exchanges, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting fees, discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") shall be borne by the Company, except that each REI Stockholder shall pay any underwriting fees, discounts or commissions attributable to the sale of its Registrable Securities.

            7.2 Counsel Fees. In connection with each Demand Registration, the Company shall reimburse the Requesting Investors for the reasonable fees and disbursements of one counsel selected by the Requisite Requesting Investors.


                                 ARTICLE VIII
                            UNDERWRITTEN OFFERINGS

            8.1 Demand Underwritten Offerings. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Company shall enter into an underwriting agreement with such underwriters for such offering, provided that such agreement shall (a) be satisfactory in substance and form to the Requesting Investor requesting such Demand Registration and the underwriters and (b) contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including indemnities customarily included in such agreements. The holders of the Registrable Securities to be distributed by such underwriters shall cooperate in good faith with the Company in the negotiation of the underwriting agreement. The holders of the Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representation required by applicable law.

            8.2 Incidental Underwritten Offerings. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Article III and such equity securities are to be distributed by or through one or more underwriters, the Company, if requested by any Piggyback Holder as provided in Article III, shall arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Piggyback Holder, subject to the limitations set forth in Article III, among the securities to be distributed by such underwriters. The holders of the Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representation required by applicable law.


                                  ARTICLE IX
                                INDEMNIFICATION

            9.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the holders of any Registrable Securities covered by a registration statement that has been filed with the Commission pursuant to this Agreement, each other Person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, partners (general and limited), stockholders, members, managers, officers, employees and agents, as follows:

                  (a) against any and all loss, liability, claim, damage, cost or expense (other than amounts paid in settlement) incurred by such Person arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage, cost and expense incurred by such Person to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened, or of any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

                  (c) against any and all expense incurred by such Person in connection with investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened in writing, or against any claim whatsoever, that arises out of or is based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage, cost or expense to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto); and provided further, however, that the Company will not be liable to any holder of Registrable Securities (or any other indemnified Person) under the indemnity agreement in this Section 9.1, with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage, cost or expense of such holder (or other indemnified Person) results from the fact that such holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, if the Company has previously and timely furnished copies thereof to such holder, and if such final prospectus would have corrected such untrue statement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any other Person eligible for indemnification under this Section 8.1, and shall survive the transfer of such securities by such seller.

            9.2 Indemnification by a Selling Stockholder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.1 of this Agreement), to the extent permitted by law, the Company and its directors, officers and controlling Persons, and their respective directors, officers and general partners, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus included therein, or any amendment or supplement thereto, or to any such prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such holder or the plan of distribution that is expressly furnished to the Company by or on behalf of such holder for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, or such holder, as the case may be, or any of their respective directors, officers, or controlling Persons and shall survive the transfer of Registrable Securities by such holder. With respect to each claim pursuant to this Section 9.2, each holder's maximum liability under this Section 9.2 shall be limited to an amount equal to the net proceeds actually received by such holder (after deducting any underwriting fees, discount and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such holder.

            9.3 Indemnification Procedure. Within 10 days after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 9.1 or Section 9.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9.1 or Section 9.2 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 9.1, more than one counsel (in addition to any local counsel) for all indemnified parties selected by (x) REI, if REI is defending against such claim, or (y) the holders of a majority (by number of shares) of the Registrable Securities held by such indemnified parties, if REI is not defending against such claim, or (ii) in the case of a claim referred to in Section 9.2, more than one counsel (in addition to any local counsel) for the Company, in each case in connection with any one action or separate but similar or related actions or proceedings. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, investigation or proceeding and such settlement, compromise or consent involves only the payment of money and such money is actually paid by the indemnifying party. Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any indemnified party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

            9.4 Underwriting Agreement. The Company, and each holder of Registrable Securities requesting registration of all or any part of such holder's Registrable Securities pursuant to Article II or Article III, shall provide for the foregoing indemnity (with appropriate modifications as may be reasonably requested by the managing underwriter) in any underwriting agreement entered into in connection with a Demand Registration or a Piggyback Registration with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of any governmental authority.

            9.5 Contribution. If the indemnification provided for in Section 9.1 or 9.2 is unavailable to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 9.1 or Section 9.2, as the case may be, in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including the relative benefits received by each party from the offering of the securities covered by the relevant registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the relevant claim was asserted and the parties' relative opportunities to correct and prevent any relevant statement or omission. Without limiting the generality of the foregoing, the parties' relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to relevant information and opportunity to correct or prevent any such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 9.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 9.5. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 9.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the relevant action or proceeding and shall be limited as provided in Section 9.3 if the indemnifying party has assumed the defense of the relevant action or proceeding in accordance with the provisions of Section 9.3. Promptly after receipt by an indemnified party under this Section 9.5 of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 9.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 9.3 has not been given with respect to such action or proceeding; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 9.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (i) the underwriters' portion of the contribution paid to such holders pursuant to this Section 9.5 shall not exceed the total underwriting fees, discounts and commissions in connection with the relevant offering and (ii) that the total amount of any such holder's contributions under this Section 9.5 shall not exceed an amount equal to the net proceeds actually received by such holder from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            9.6 Periodic Payments. The indemnification required by this Article IX shall be made by periodic payments of the amount thereof during the course of the relevant investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


                                   ARTICLE X
                                   RULE 144

            10.1 Rule 144. The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act in compliance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder
(x) a written statement as to whether it has complied with such requirements and
(y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company under the Exchange Act.


                                  ARTICLE XI
                  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

            11.1 Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement.


                                  ARTICLE XII
                                 MISCELLANEOUS

            12.1 No Inconsistent Agreements. Except for the arrangements described in Exhibit A attached hereto, the Company represents and warrants that it is not currently a party to, and covenants that it will not hereafter enter into, any agreement which is inconsistent with, or would otherwise restrict the performance by the Company of, its obligations hereunder.

            12.2 Adjustments Affecting Registrable Securities. The Company will not take any action, or fail to take any action which it may properly take, with respect to its securities if such action or failure to act would adversely affect (a) the ability of the holders of Registrable Securities to include Registrable Securities in a registration undertaken pursuant to this Agreement or (b) to the extent within the Company's control, would adversely affect the marketability of such Registrable Securities in any such registration (it being understood that the actions referred to in this Section 11.2 include effecting a stock split or a combination of shares).

            12.3 Specific Performance. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

            12.4 Actions Taken; Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities, unless such modification, amendment or waiver is approved in writing by the Company, and the Required REI Stockholders. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            12.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, except to the extent reserved to or by the transferor in connection with any such transfer; provided, however, that the benefits of this Agreement shall inure to and be enforceable by any transferee of Registrable Securities only if such transferee shall have executed a Registration Rights Joinder Agreement substantially in the form of Exhibit A hereto.

            12.6 Notices. (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties at the following addresses or facsimile numbers:

                  If to any REI Stockholder, to:

                  Recovery Equity Investors II, L.P.
                  901 Mariner's Island Blvd., Suite 465
                  San Mateo, CA  94404
                  Facsimile No.:  (650) 578-9842
                  Attn: Joseph J. Finn-Egan
                        Jeffrey A. Lipkin

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Facsimile No.:  (212) 309-6273
                  Attn: Ira White, Esq.

                  If to the Company, to:

                  Chadmoore Wireless Group, Inc.
                  2875 East Patrick Lane
                  Suite G
                  Las Vegas, Nevada  89120
                  Facsimile No.:  (702) 891-5255
                  Attn: President & CEO

                  with a copy to:

                  Graham & James LLP
                  400 Capitol Mall, 24th Floor
                  Sacramento, California  95814-4411
                  Facsimile No.:  (916) 441-6700
                  Attn: Gilles S. Attia, Esq.


            (b) All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 12.6, be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 12.6, be deemed given upon receipt by the sender of confirmation of such transmission, and (y) if delivered by mail in the manner described above to the address as provided in this Section 12.6 upon the earlier of the third Business Day following mailing or upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 12.6, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt, (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 12.6). Any party hereto may from time to time change its address, facsimile number or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with Section 12.6(a).

            12.7 Headings; Certain Conventions. The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits are to Articles and Sections of, and Exhibits to, this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

            12.8 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

            12.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, by) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            12.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.


            12.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT

MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            12.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            12.13 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                           [Signature page to follow]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    CHADMOORE WIRELESS GROUP, INC.


                                    By:___________________________
                                       Name:
                                       Title:


                                    RECOVERY EQUITY INVESTORS  II, L.P.
                                       By  Recovery Equity Partners II, L.P.,
                                           its general partner


                                    By:____________________________
                                       Name:  Joseph J. Finn-Egan
                                       Title: General Partner


                                    By:____________________________
                                       Name:  Jeffrey A. Lipkin
                                       Title: General Partner


                         [Registration Rights Agreement]

                                                                    EXHIBIT A TO
                                                   REGISTRATION RIGHTS AGREEMENT

                  Form of Registration Rights Joinder Agreement
                            For Permitted Transferees

CHADMOORE WIRELESS GROUP, INC.
4720 Polaris Street
Las Vegas, California  89103

Attention:  Chief Executive Officer

Ladies & Gentlemen:

      In consideration of the transfer to the undersigned of [DESCRIBE SECURITY BEING TRANSFERRED] of CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company"), the undersigned represents that it is a transferee of [INSERT NAME OF TRANSFEROR] and agrees that, as of the date written below, [HE][SHE][IT] shall become a party to that certain Registration Rights Agreement dated as of ______ __, 1998, as such agreement may have been amended from time to time (the "Agreement"), between the Company and the persons named therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor, as though an original party thereto and shall be deemed a REI STOCKHOLDER for all purposes thereof.

      Executed as of the       day of         ,      .

                                    SIGNATORY:________________________

                                    Address:  ________________________

                                              ________________________


                                    ACKNOWLEDGED AND ACCEPTED:

                                          CHADMOORE WIRELESS GROUP, INC.


                                          By:__________________________
                                             Name:
                                             Title:

                                                                       Exhibit F







                             SHAREHOLDERS AGREEMENT


                                  BY AND AMONG


                        CHADMOORE WIRELESS GROUP, INC. ,

                       RECOVERY EQUITY INVESTORS II, L.P.,

                                       AND

                                 ROBERT W. MOORE

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I
   CERTAIN DEFINITIONS.......................................................1
   1.1  Definitions..........................................................1

ARTICLE II
   CORPORATE GOVERNANCE......................................................4
   2.1  Board of Directors...................................................4
   2.2  Voting...............................................................4
   2.3  No Duty to Designate.................................................5
   2.4  Directors and Officers Insurance Policy..............................5

ARTICLE III
   TRANSFER RESTRICTIONS.....................................................5
   3.1  Transfers of Securities..............................................5
   3.2  Legend...............................................................5

ARTICLE IV
   CERTAIN COVENANTS OF THE PARTIES..........................................6
   4.1  Amendment to Articles of Incorporation...............................6

ARTICLE V
   MISCELLANEOUS.............................................................6
   5.1  Governing Law........................................................6
   5.2  Entire Agreement; Amendments.........................................6
   5.3  Term.................................................................6
   5.4  Certain Actions......................................................7
   5.5  Inspection...........................................................7
   5.6  Waivers..............................................................7
   5.7  Successors and Assigns...............................................7
   5.8  Remedies.............................................................7
   5.9  Invalid Provisions...................................................8
   5.10 Headings; Certain Conditions.........................................8
   5.11 Further Assurances...................................................8
   5.12 Counterparts.........................................................8
   5.13 Notices..............................................................8
   5.14 Waiver of Jury Trial................................................10

Exhibit A   Form of Joinder Agreement for Permitted Transferees
Exhibit B   Legends
Exhibit C   Amendment

      SHAREHOLDERS AGREEMENT, dated as of May 1, 1998, by and among CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company"), RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership ("REI"), Robert W. Moore ("Moore"), and any other Person who executes a Joinder Agreement and thereby becomes a party to this Agreement. Capitalized terms are used as defined in
Article I hereto.

                                   RECITALS

      WHEREAS, the Company and REI have entered into that certain Investment Agreement dated as of May 1, 1998 (as the same may be amended, supplemented or otherwise modified from time to time the "Investment Agreement"), pursuant to which, among other things, REI is acquiring (a) 8,854,662 newly issued shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"),
(b) 10,119,614 newly issued shares of Series C Preferred Stock, par value $0.001 per share, of the Company and (c) Warrants granting REI the right to acquire shares of Common Stock;

      WHEREAS, immediately following the consummation of the transactions contemplated by the Investment Agreement, Moore will beneficially own 2,024,266 shares of Common Stock and options to acquire an additional 350,000 shares of Common Stock.

      WHEREAS, each of the Company, REI and Moore wish to enter into this Agreement to regulate certain aspects of their relationship and to provide for, among other things, restrictions on the transfer or other disposition of certain securities of the Company and matters relating to the corporate governance of the Company; and

      WHEREAS, the Investment Agreement, among other things, provides that the execution and delivery of this Agreement is a condition to the consummation of the other transactions contemplated by the Investment Agreement.

      NOW, THEREFORE, in connection with the Investment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                  ARTICLE I
                              CERTAIN DEFINITIONS

   1.1. Definitions. (a) The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

      "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended as of the date hereof, and as the same may be amended or restated from time to time after the date hereof.

      "Board" means the Board of Directors of the Company.

      "By-Laws" means the By-Laws of the Company, as amended as of the date hereof, and as the same may be amended or restated from time to time after the date hereof.

      "Closing" has the meaning ascribed to it in the Investment Agreement.

      "Closing Date" has the meaning ascribed to it in the Investment Agreement.

      "Common Stock" has the meaning ascribed to it in the recitals hereto.

      "Company" has the meaning ascribed to it in the introductory paragraph of this Agreement.

      "Competitor" means, as of any date, any Person regulated, or that has Affiliates regulated, by the Wireless Telecommunication Bureau or the Common Carrier Bureau of, in each case, the FCC (other than as a result of the consummation of the transactions contemplated by Section 3.1(b)).

      "Equity Equivalents" means securities which, by their terms, are or may be exercisable, convertible or exchangeable for or into Common Stock.

      "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder.

      "FCC" has the meaning ascribed to it in the Investment Agreement.

      "Fully-Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, (a) all shares of Common Stock outstanding at the time of determination and (b) all shares of Common Stock issuable upon the exercise, conversion or exchange of any Equity Equivalents outstanding at the time of determination.

      "Independent Directors" has the meaning ascribed to it in Section 2.1.

      "Investment Agreement" has the meaning ascribed to it in the recitals hereto.

      "Joinder Agreement" means a Joinder Agreement substantially in the form attached hereto as Exhibit A.

      "Management Directors" has the meaning ascribed to it in Section 2.1.

      "Moore" has the meaning ascribed to it in the introductory paragraph of this Agreement.

      "Moore Shareholders" means (a) Moore and (b) any Person who is a transferee of Restricted Securities held by a Moore Shareholder pursuant to
Section 3.1, in each case, (i) for so long as such Person shall hold Restricted Securities and (ii) the provisions of this Agreement applicable to Moore Shareholders are applicable to such Person.

      "Person" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company, joint venture, government (or any agency or political subdivision thereof) or any other entity of any kind.

      "Projections" has the meaning ascribed to it in the Investment Agreement.

      "REI" has the meaning ascribed to it in the introductory paragraph of this Agreement.

      "REI Directors" has the meaning ascribed to it in Section 2.1.

      "REI Shareholders" means (a) REI and (b) any Person who is a transferee of Restricted Securities held by an REI Shareholder pursuant to Section 3.1, in each case, (i) for so long as such Person shall hold Restricted Securities and
(ii) the provisions of this Agreement applicable to REI Shareholders are applicable to such Person.

      "Restricted Securities" means the Common Stock, any Equity Equivalents and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof.

      "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder.

      "Shareholders" means the Moore Shareholders and the REI Shareholders.

      "Transfer" means sell, transfer, assign, pledge, hypothecate, give away or in any manner dispose of, or enter into any voting agreement with respect to, any shares of Restricted Securities.

      "Triggering Event" means an "Event of Default" as defined in the Warrant, dated the date hereof, to purchase up to 4,000,000 shares of Common Stock (subject to adjustment) issued to REI by the Company and shall also include a material shortfall from the Projections.

      "Voting Securities" means the shares of Common Stock and other securities (including voting preferred stock) issued by the Company which are entitled to vote generally for the election of directors of the Company, whether currently outstanding or hereafter issued (other than securities having such powers only upon the occurrence of a contingency).

      "Warrants" has the meaning ascribed to it in the Investment Agreement.


                                  ARTICLE II
                             CORPORATE GOVERNANCE

      2.1. Board of Directors. Except as contemplated by this Agreement or as otherwise agreed to by the REI Shareholders, neither the Company nor any of the Shareholders shall take or recommend to the Company's shareholders any action which would cause the Board to consist of more or less than six members or, if an additional director is designated as provided herein, seven members.

      Except as contemplated by this Agreement or as otherwise agreed to by the REI Shareholders and Moore, the Company and each of the Shareholders shall take all action necessary to cause the Board to consist of the following individuals:
(i) two individuals (the "REI Directors") to be designated by the REI Shareholders and (ii) two individuals (the "Management Directors") to be designated by the Chief Executive Officer of the Company. In addition, the Company shall take all action necessary to cause the Board to have two additional members, to be determined by a majority of the Board of Directors, each of whom is not a direct or indirect Affiliate, officer or director of the Company or any Subsidiary of the Company or any direct or indirect Affiliate or family member of any of the foregoing (the "Independent Directors"), provided, however, that at any time after the date hereof, either the REI Directors or the Management Directors may, by notice to the others, elect to increase the number of Independent Directors to three with the individual to be so designated to be qualified and to be determined as specified above. Upon the Closing, the Board shall consist of six members, (x) Joseph J. Finn-Egan and Jeffrey A. Lipkin as REI Directors, (y) Robert W. Moore and Jan S. Zwaik as Management Directors and
(z) Mark Sullivan and Janice Pellar as Independent Directors. In furtherance and not in limitation of the foregoing, the Company shall recommend to its shareholders that any Person designated as described herein be included in the slate of nominees recommended for election to the Board at each meeting of the Company held for such purpose. The Company has taken all necessary steps to ensure that upon the Closing the Board will consist of the individuals identified herein.

      In the event that any member of the Board designated as provided herein shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled as soon as practicable with a Person designated as provided herein. Neither the Company nor any Shareholder shall take any action inconsistent with the provisions of this Section 2.1, including, without limitation, recommending the removal of any member of the Board without the consent of Persons entitled to designate such member.

      2.2. Voting. (a) During the period from the Closing Date through and until the third anniversary thereof, (x) each of the Shareholders (other than, in the case of REI, if a Triggering Event has occurred and is continuing) shall take all such action as may be required so that all Voting Securities beneficially owned by such Shareholder are voted (in person or in proxy or by written consent) for the election of the REI Directors and the Management Directors and
(y) without the prior written consent of the REI Directors, the Board shall not establish any committee that has more than three members or that does not have at least one REI Director as a member.

      (b) Each of the Shareholders shall be present, in person or by proxy, at all duly held meetings of the shareholders of the Company so that all Voting Securities held by the Shareholders may be counted for the purposes of determining the presence of a quorum at such meetings.

      2.3. No Duty to Designate. Nothing contained in this Article II shall be construed as requiring the REI Shareholders to designate any REI Director or to require any REI Director to continue to serve in office if such REI Director elects to resign.

      2.4. Directors and Officers Insurance Policy. The Company shall cause the REI Directors and the Management Directors to be covered by directors and officers liability insurance to the same extent and in the same amount as any Independent Director.


                                  ARTICLE III
                             TRANSFER RESTRICTIONS

      3.1. Transfers of Securities. Subject to the next succeeding sentence, during the period from and after the Closing Date through and until the third anniversary thereof, each of the REI Shareholders and each of the Moore Shareholders shall have the right to Transfer any Restricted Securities held by them to any Person, provided that such Person shall have executed and delivered a Joinder Agreement. Notwithstanding the foregoing, no REI Shareholder or Moore Shareholder shall transfer any Restricted Securities to a Competitor, except (a) with the approval of a majority of the members of the Board, (b) pursuant to a tender offer or exchange offer to all holders of Common Stock by a Competitor, after the consummation of which, such Competitor would, directly or indirectly, be the beneficial owner of more than fifty percent of the Common Stock on a Fully Diluted Basis, or (c) in the case of the REI Shareholders, only, if a Triggering Event has occurred and is continuing.

      3.2. Legend. Each certificate representing Restricted Securities of the Shareholders shall be endorsed with the legends set forth in Exhibit B hereto and such other legends as may be required by applicable state securities laws. Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon the completion of a Transfer pursuant to a registered public offering under the Securities Act and made in accordance with the Securities Act) shall also bear such legends, unless the such Restricted Securities represented thereby are no longer subject to the provisions of this Agreement or, in the opinion of the Company (with advice from counsel to the Company, as the Company may deem appropriate), the restrictions imposed under the Securities Act or any state securities law, in which case the applicable legend (or legends) may be removed.

                                  ARTICLE IV
                       CERTAIN COVENANTS OF THE PARTIES

      4.1. Amendment to Articles of Incorporation. Subject to obtaining all necessary approvals from the FCC, the Company shall take all action necessary for an amendment to the Articles of Incorporation, in the form of Exhibit C hereto, to be presented to the shareholders of the Company for their approval as soon as reasonably practicable at an annual meeting and each Shareholder shall take all such actions as may be required so that all Voting Securities beneficially owned by such Shareholder are voted (in person or by proxy) for the approval of such amendment.


                                  ARTICLE V
                                 MISCELLANEOUS

      5.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE COLORADO BUSINESS CORPORATION ACT APPLIES AS A RESULT OF THE COMPANY BEING INCORPORATED IN THE STATE OF COLORADO, IN WHICH CASE SUCH COLORADO BUSINESS CORPORATION ACT SHALL APPLY.

      5.2. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and this Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company, Moore and REI Shareholders which then hold in the aggregate more than 50% of the aggregate shares of Restricted Securities on a Fully-Diluted Basis then held by all REI Shareholders. In the event of an amendment, modification or supplement of this Agreement in accordance with its terms, the Shareholders shall take all action necessary or appropriate, within 30 calendar days following such amendment, modification or supplement, or as soon thereafter as is practicable, to cause the adoption of any amendment to the Articles of Incorporation or By-Laws of the Company that may be required as a result of such amendment, modification or supplement to this Agreement. The Shareholders hereby agree to vote their shares of Restricted Securities to approve each such amendment to the Articles of Incorporation or By-Laws of the Company.

      5.3. Term. Except for the provisions of this Article V (and subject to the next succeeding sentence), this Agreement shall automatically and without further action terminate upon the earliest to occur of (a) any transaction pursuant to which any Person or group (within the meaning of Rule 13d under the Exchange Act) other than the Shareholders acquire a majority of the outstanding Voting Securities of the Company or (b) the written agreement of (i) REI Shareholders which then hold in the aggregate more than 50% of the aggregate shares of Restricted Securities on a Fully-Diluted Basis then held by all REI Shareholders and (ii) Moore.

      5.4. Certain Actions. Unless otherwise expressly provided herein, whenever any action is required under this Agreement by:

      i. the REI Shareholders (as a group, as opposed to the exercise by a REI Shareholder of its individual rights hereunder), it shall be by the affirmative vote of the holders of Restricted Securities representing more than 50% of the Common Stock on a Fully-Diluted Basis then held by the REI Shareholders as a group, or as otherwise agreed in writing by the REI Shareholders as a group (a copy of such writing to be supplied to Moore Shareholders by the Company or the REI Shareholders);

      ii. the Moore Shareholders (as a group, as opposed to the exercise by a Moore Shareholder of its individual rights hereunder), it shall be affirmative vote of Moore; or

      iii. the Shareholders (as a group, as opposed to the exercise by a Shareholder of its individual rights hereunder), it shall be by the joint votes of the REI Shareholders (acting pursuant to clause (a) above) and Moore Shareholders (acting pursuant to clause (b) above).

      5.5. Inspection. For so long as this Agreement shall remain in effect, this Agreement shall be made available for inspection by any Shareholder at the principal executive offices of the Company.

      5.6. Waivers. No waiver by any party hereto of any term or condition of this Agreement, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or any other term or condition hereof.

      5.7. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including transferees of Restricted Securities pursuant to Article III); provided, however, that (i) nothing contained herein shall be construed as granting any Shareholder the right to Transfer any of its Restricted Securities except in accordance with this Agreement, (ii) any Person that acquires Restricted Securities from a Shareholder shall be bound by, and entitled to the benefits of, the provisions of this Agreement that were applicable to the transferee thereof and (iii) notwithstanding any Transfer of Restricted Securities by any Shareholder to another Shareholder, only the provisions of this Agreement which were expressly applicable to REI Shareholders or Moore, respectively, shall be applicable to such REI Shareholder transferee or Moore Shareholder transferee.

      5.8. Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party hereto injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties hereto that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Such equitable remedies and all other remedies are cumulative and not exclusive and shall be in addition to any remedies which any party hereto may have under this Agreement or otherwise.

      5.9. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      5.10. Headings; Certain Conditions. The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, (a) all references herein to Articles, Sections and Exhibits, are to Article and Sections of, and Exhibits to, this Agreement, (b) the words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision and (c) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

      5.11. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party hereto in order to carry out the provisions and purposes of this Agreement.

      5.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      5.13. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

                  If to any Moore Shareholder, to:
                  Robert W. Moore
                  c/o Chadmoore Wireless Group, Inc.

                  2875 East Patrick Lane
                  Suite G
                  Las Vegas, Nevada  89120
                  Facsimile No.:  (702) 891-5255

                  If to any REI Shareholder, to:

                  Recovery Equity Investors II, L.P.
                  901 Mariner's Island Boulevard, Suite 465
                  San Mateo, CA  94404
                  Facsimile No.: (650) 578-9842
                  Attn: Joseph J. Finn-Egan
                        Jeffrey A. Lipkin

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  101 Park Avenue
                  New York, New York 10178
                  Facsimile No.:  (212) 309-6273
                  Attn:  Ira White, Esq.

                  If to the Company, to:

                  Chadmoore Wireless Group, Inc.
                  4270 Polaris Street
                  Las Vegas, Nevada  89104
                  Facsimile No.:  (702) 891-5255
                  Attn:  Robert W. Moore, President & CEO

                  with a copy to:

                  Graham & James LLP
                  400 Capitol Mall, 24th Floor
                  Sacramento, California  95814-4411
                  Facsimile No.: (916) 441-6700
                  Attn:  Gilles S. Attia, Esq.

All such notices, requests and other communications will be deemed delivered upon receipt. Any party hereto may from time to time change its address, facsimile number or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with this Section.

      5.14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                           [Signature page to follow]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                    CHADMOORE WIRELESS GROUP, INC.


                                    By:_____________________________
                                       Name:
                                       Title:


                                    ROBERT W. MOORE


                                    RECOVERY EQUITY INVESTORS II, L.P.,
                                    By Recovery Equity Partners II, L.P.,
                                       its general partner


                                    By:_____________________________
                                       Name:  Joseph J. Finn-Egan
                                       Title: General Partner


                                    By:_____________________________
                                       Name:  Jeffrey A. Lipkin
                                       Title: General Partner


                            [Shareholders Agreement]

                                                                       EXHIBIT A


                            Form of Joinder Agreement


CHADMOORE WIRELESS GROUP, INC.
RECOVERY EQUITY INVESTORS II, L.P.
ROBERT W. MOORE


Ladies & Gentlemen:

      In consideration of the transfer to the undersigned of [DESCRIBE SECURITY BEING TRANSFERRED] of CHADMOORE WIRELESS GROUP, INC. a Colorado corporation (the "Company"), the undersigned represents that [HE] [SHE] [IT] is a Transferee of [INSERT NAME OF TRANSFEROR] and agrees that, as of the date written below, [HE] [SHE] [IT] shall become a party to that certain Shareholders' Agreement, dated as of __________ __, 1998 (as such agreement may have been amended, supplemented or modified from time to time, the "Agreement"), among the Company and the persons named therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that are applicable to the undersigned's transferor, as though an original party thereto and shall be deemed a [MOORE SHAREHOLDER] [REI SHAREHOLDER] for all purposes thereof.

      Executed as of the       day of         ,      .


                                    SIGNATORY:___________________________

                                    Address:  ___________________________
                                              ___________________________
                                              ___________________________

                                    ACKNOWLEDGED AND ACCEPTED:


                                    CHADMOORE WIRELESS GROUP, INC.


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    ________________________________________
                                    ROBERT W. MOORE


                                    RECOVERY EQUITY INVESTORS II, L.P.
                                    By Recovery Equity Partners II, L.P.,
                                       its general partner



                                    By:_______________________________
                                       Name:  Joseph J. Finn-Egan
                                       Title: General Partner



                                    By:_______________________________
                                       Name:  Jeffrey A. Lipkin
                                       Title: General Partner

                                                                       EXHIBIT B


                                     Legends

Shares of Restricted Securities shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER IN THE SHAREHOLDERS AGREEMENT DATED AS OF MAY ___, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF). NO REGISTRATION OF TRANSFER OF SUCH SECURITY WILL BE MADE ON THE BOOKS OF THE ISSUER AND NO SHARES SHALL BE ISSUED TO ANY PERSON OTHER THAN THE REGISTERED HOLDER OF THIS SECURITY UNLESS AND UNTIL ALL APPLICABLE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

                                                                     Exhibit G-1



      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

      THIS SECURITY, AND THE SHARES ISSUABLE UPON EXERCISE HEREOF, ARE SUBJECT TO THE RIGHTS TO REPURCHASE CONTAINED HEREIN AND THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THE SHAREHOLDERS AGREEMENT DATED AS OF MAY 1, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF). NO REGISTRATION OF TRANSFER OF SUCH SECURITY OR SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER AND NO SHARES SHALL BE ISSUED TO ANY PERSON OTHER THAN THE REGISTERED HOLDER OF THIS SECURITY UNLESS AND UNTIL ALL APPLICABLE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH.


                             STOCK PURCHASE WARRANT


Date of Issuance: May 1, 1998                                Certificate No. 1


   For value received, CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company"), hereby grants to RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership, or its registered assigns (the "Registered Holder"), the right to purchase from the Company, at any time or from time to time during the Exercise Period, 4,000,000 Warrant Shares at the Exercise Price. This Warrant is issued to REI on the Date of Issuance pursuant to the Investment Agreement. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment and subject to rights to receive other securities, all as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof.

   This Warrant is subject to the following provisions:

   SECTION 1. Exercise of Warrant.

   1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time, commencing on the Date of Issuance through 5:00 p.m., Nevada time, on May 1, 2001, or, if such day is not a Business Day, on the next succeeding Business Day (the "Exercise Period").

   1B. Exercise Procedure.

      i. This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

         (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

         (b) this Warrant;

         (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

         (d) a check or wire transfer payable to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price").

      ii. Certificates for Warrant Shares (rounded up to the nearest whole share) purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three Business Days after the date of the Exercise Time.

      iii. Notwithstanding (ii) above, in lieu of delivery of certificates for all or part of the Warrant Shares with respect to which this Warrant is being exercised, the Purchaser, at its option, may elect to receive and the Company shall then deliver to the Purchaser (a) such number of shares of Preferred Stock of the Company as shall be designated by the Purchaser having an aggregate stated value equal to the Aggregate Exercise Price of the Warrant Shares with respect to which the Purchaser is making this election and which Preferred Stock shall have terms identical in all respects with those of the Preferred Purchased Stock, except that the stated value per share of such Preferred Stock shall be equal to the Exercise Price in effect at the Exercise Time ("New Preferred Shares") and (b) a warrant, on terms identical in all respects with this Warrant, except that (w) the exercise period shall be for five and one-half years after the date of the issuance thereof, (x) the terms and provisions of
Section 9 hereof shall not be applicable, (y) the number of shares acquirable thereunder shall be equal to the number of Warrant Shares with respect to which the Purchaser is making this election, and (z) the exercise price thereunder shall be equal to the Exercise Price hereunder in effect at the Exercise Time. The Purchaser may exercise its rights under this clause by delivering notice to the Company within three Business Days of the Exercise Time.

      iv. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within three Business Days after the date of the Exercise Time, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

      v. The Warrant Shares and New Preferred Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares or New Preferred Shares at the Exercise Time.

      vi. The issuance of certificates for Warrant Shares or New Preferred Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares or New Preferred Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrants or any certificates representing Warrant Shares or New Preferred Shares in a name other than that of a Registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificate for Warrant Shares or New Preferred Shares unless and until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      vii. The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares or New Preferred Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Warrant Shares and New Preferred Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, in addition to all other rights which the Registered Holder or Purchaser may have at law or in equity, the Purchaser may (but shall not be obligated to) purchase Warrant Shares or New Preferred Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

      viii. The Company shall assist and cooperate with any reasonable request by the Registered Holder or Purchaser in connection with any governmental filings or approvals required to be obtained or made by any of them prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings or obtaining any approvals required to be made or obtained by the Company).

      ix. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise), then such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

      x. The Company shall at all times reserve and keep available (x) out of its authorized but unissued Warrant Shares and solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant and (y) upon creation of the New Preferred Shares, out of its authorized but unissued Preferred Stock, the maximum number of New Preferred Shares issuable upon the exercise of this Warrant. All Warrant Shares and New Preferred Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares and New Preferred Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance) or any violation by the Company of any agreement to which the Company or any of its assets or properties may be subject. The Company will cause the Warrant Shares, immediately upon such exercise, to be listed on each domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

      xi. If the Warrant Shares or New Preferred Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities, then the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares or New Preferred Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares or New Preferred Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

   1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares or New Preferred Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

   SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, as provided in this Section 2.

   2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever, on or after the Date of Issuance, either (x) the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, other than pursuant to a Permitted Issuance, other than upon the exercise, exchange or conversion of Floating Price Securities and other than pursuant to an event for which an adjustment is made pursuant to
Section 2C, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale or (y) the Company issues or sells any shares of Common Stock upon exercise, exchange or conversion of any Floating Price Securities for a consideration per share less than the Deemed Issue Price in effect immediately prior to such issuance, then immediately upon such issuance or sale (A) the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Exercise Price in effect immediately prior to such issuance or sale by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale and (B) in the case of an issuance described in (y) above, the Deemed Issue Price shall be reduced in a manner proportional to the reduction to the Exercise Price pursuant to clause (A) above. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the number of Warrant Shares issuable upon exercise of the Warrants.

   2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

      i. Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase (including, without limitation, the issuance of any notes or other debt instruments convertible into or payable in) Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") other than a Permitted Issuance, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

      ii. Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

      iii. Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than with respect to Options or Convertible Securities constituting Floating Price Securities which are the subject of 2A(y)), the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted; provided, that no readjustment shall be made pursuant to this clause (iii) in respect of any Warrant Shares which have been issued on or prior to the occurrence of any action otherwise requiring such readjustment.

      iv. Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder (whether or not then acquirable or subject to a contingency) shall be adjusted to the Exercise Price and number of Warrant Shares which would have been in effect at the time of such expiration or termination had such Option or

Convertible Securities, to the extent not exercised in full and outstanding immediately prior to such expiration or termination, never been issued; provided, that no readjustment shall be made under this clause (iv) in respect of any Warrant Shares which have been issued on or prior to such expiration or termination.

      v. Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent investment banking or appraisal firm jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and the Registered Holder. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of fair value shall be made by a third independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating fair value shall submit to the Company and to each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination of fair value. If the independent investment banking or appraisal firm gives a range for its calculation of fair value, then fair value for purposes of this paragraph shall be the midpoint of such range. The fees and expenses of such firm shall be paid by the Company.

      vi. Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Option shall be deemed to have been issued for no consideration.

      vii. Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any direct or indirect subsidiary of the Company and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

      viii. Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock,

Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

   2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, then the Exercise Price and Deemed Issue Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, then the Exercise Price and Deemed Issue Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately decreased.

   2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) to ensure that such Registered Holder shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants (whether or not then acquirable or subject to a contingency), such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable (whether or not then acquirable or subject to a contingency) upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Required Holders) with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including, without limitation, Sections 2, 3 and 4) shall thereafter be applicable to the Warrants (including, without limitation, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the product of the Exercise Price immediately prior to such Organic Change multiplied by the ratio of such value of the Common Stock reflected by the terms of such Organic Change divided by the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change and a corresponding immediate adjustment to the number of Warrant Shares acquirable and receivable upon exercise of the Warrants (whether or not then acquirable or subject to a contingency), if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument (in form and substance satisfactory to the Required Holders) the obligation to deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

   2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price, the Deemed Issue Price and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency) so as to protect the rights of the Registered Holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise hereof other than as a readjustment in a manner consistent with that contemplated by Section 2(B)(iv).

   2F. Notices.

      i. Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      ii. The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
(B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

      iii. The Company shall also give written notice to the Registered Holder at least 30 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

   SECTION 3. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

   SECTION 4. Definitions. The following terms have the meanings set forth below and terms not otherwise defined herein have the meaning assigned to them in the Investment Agreement:

   "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person,
(ii) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option or the conversion or exchange of any Convertible Securities) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person or any of its direct or indirect Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise. With respect to a natural person, the term "Affiliate" also shall include such person's spouse and lineal descendants.

   "Aggregate Exercise Price" has the meaning ascribed to it in Section
1B(i)(d).

   "Bankruptcy Law" means Title 11 of the United States Code and any similar federal or state law for the relief of debtors.

   "Block Trade" means the sale of shares of Common Stock in a "block" as defined in Rule 10b- 18(14) (without giving effect to the proviso thereto) of the Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the Date of Issuance.

   "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York, Nevada or California are authorized or obligated to close.

   "Business Plan" has the meaning ascribed thereto in the Investment Agreement.

   "Call Notice" has the meaning ascribed to it in Section 9.

   "Call Price" has the meaning ascribed to it in Section 9.

   "Common Stock" means the Common Stock, par value $.001 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

   "Common Stock Deemed Outstanding" means, at any given time, the number of shares of all classes of the Company's Common Stock actually outstanding at such time, plus the number of shares of the Company's common stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

   "Company" has the meaning ascribed to it in the first paragraph of this Warrant.

   "Convertible Securities" has the meaning ascribed to it in Section 2B(i).

   "Date of Issuance" means May 1, 1998 the Company initially issues this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

   "Deemed Issue Price" means $0.50, as such price may be adjusted from time to time pursuant to Section 2 hereof.

   An "Event of Default" shall be deemed to have occurred if:

      i. the Company materially defaults in the performance or observance of any of its covenants or agreements contained in this Warrant, the Investment Agreement or any other Operative Agreement (as defined in the Investment Agreement) or a material breach of any representations or warranties of the Company contained in such documents shall exist at the time such representation or warranty was made or deemed to be made;

      ii. any breach or default occurs by the Company or any Subsidiary (as defined in the Investment Agreement) under any agreement, mortgage, indenture, instrument or other Contract (as defined in the Investment Agreement) under which there is issued or by which there is secured or evidenced any Indebtedness in excess of $100,000;

      iii. the Company or any Subsidiary (as defined in the Investment Agreement) defaults in the performance or observance of any of its covenants or agreements in the Company Management Agreements, the Management Agreement, the SMR Licenses, the Loan Agreements or the FCC Licenses (as each such term is defined in the Investment Agreement) and such default, either individually or taken together with all or any other such defaults, would have a material adverse effect on the Business or Condition of the Company or its Assets and Properties;

      iv.(x) an Action or Proceeding is pending or, to the knowledge of the Company and its Subsidiaries, threatened, or (y) an Order is outstanding or, the Company or a Subsidiary has received notice of or knows of an Order, in any case against, relating to or affecting the Business or Condition of the Company (as defined in the Investment Agreement) which could reasonably be expected to have a material adverse effect thereon;

      v. a final judgment for the payment of money (other than with respect to the Notes) is entered by a court of competent jurisdiction against the Company or any Subsidiary which remains undischarged for a period (during which such judgment remains undischarged, unvacated, unbounded or unstayed) of 30 days, provided that such judgment (individually or together with all other such judgments) exceeds $100,000;

      vi. the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law of it or for all or substantially all of its property,
(4) makes a
general assignment for the benefit of its creditors, or (5) generally is unable to pay its debts as the same become due; or

      vii. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company or any Subsidiary in an involuntary case, (2) appoints a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law of the Company or any Subsidiary or for all or substantially all of its property, or (3) orders the liquidation of the Company or any Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

   "Exercise Period" has the meaning ascribed to it in Section 1A.

   "Exercise Price" means $1.25 for each Warrant Share as such price may be adjusted from time to time pursuant to Section 2 hereof.

   "Exercise Time" has the meaning ascribed to it in Section 1B(i).

   "Fair Market Value" means, with respect to each share of Common Stock as of a particular date (i) the average of the closing sales prices on such date of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, in each such case averaged over a period of 40 trading days consisting of the day before "Fair Market Value" is being determined and the immediately prior 39 trading days prior to such day during which the Common Stock was traded. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq National Market, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, without discount for lack of liquidity, or minority position. Fair Market Value shall be determined jointly by the Company's Board of Directors in its good faith judgment and the Required Holders. If such parties are unable to agree as to such a joint determination of Fair Market Value within 15 days of notice by one party to the other of the necessity of calculating Fair Market Value for purposes of this Warrant, then, such value shall be determined by an independent investment banking or appraisal firm mutually acceptable to the Company and the Required Holders. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of Fair Market Value shall be made by a third such independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating Fair Market Value shall submit to the Company and each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination. If the independent investment banking or appraisal firm gives a range for its calculation of Fair Market Value, then Fair Market Value shall be the midpoint of such range. The fees and expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

   "Floating Price Securities" means the Securities listed in Section 2 of Attachment A hereto and any other agreement, instrument, document or understanding in existence on the Date of Issuance (other than the securities listed in Sections 1 and 3 of Attachment A hereto) pursuant to which the Company is either obligated or permitted to issue shares of Common Stock.

   "Fully Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, as of each date of determination thereof, the sum of (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exchange, exercise, conversion or payment with respect to all Options and Convertible Securities then outstanding.

   "Identified Securities" means the securities listed in Attachment A hereto.

   "GAAP" means generally accepted accounting principles consistently applied.

   "Investment Agreement" means the Investment Agreement, dated as of the date hereof, between the Company and REI (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof).

   "New Preferred Shares" has the meaning ascribed to it in Section 1B(iii).

   "Options" has the meaning ascribed to it in Section 2B(i).

   "Organic Change" has the meaning ascribed to it in Section 2D.

   "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrant, the Stock Purchase Warrant, dated even date herewith, between the Company and REI for the purchase of 10,119,614 shares of Common Stock (subject to adjustment), the Stock Purchase Warrant, dated even date herewith, between the Company and REI for the purchase of 14,612,796 shares of Common Stock (subject to adjustment) or any New Warrant (as each such Warrant may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof) (and any replacements thereof), (ii) the issuance from time to time by the Company of Identified Securities and of shares of Common Stock upon the exercise of Identified Securities other than Floating Price Securities, (iii) the issuance from time to time by the Company of New Warrants and (iv) the issuance by the Company of shares of Common Stock in accordance with Section 4.20 of the Investment Agreement.

   "Person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

   "Purchase Rights" has the meaning ascribed to it in Section 3.

   "Purchaser" has the meaning ascribed to it in Section 1B(i)(a).

   "Registered Holder" has the meaning ascribed thereto in the first paragraph of this Warrant.

   "REI" means Recovery Equity Investors II, L.P., a Delaware limited partnership.

   "Required Holders" means, at any time of determination, holders of Warrants that represent more than 50% of all of the Warrant Shares then issuable upon exercise of the Warrants then outstanding.

   "Shareholders Agreement" means the Shareholders Agreement dated as of May 1, 1998, among the Company, REI and the other parties thereto as such agreement may be amended, supplemented or modified from time to time in accordance with the terms thereof.

   "Warrants" means this Stock Purchase Warrant and any other Warrants issued pursuant to Section 7 or 8.

   "Warrant Shares" means shares of Common Stock; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

   SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

   SECTION 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. The Registered Holder shall not sell, transfer or otherwise dispose of this Warrant or any Warrant Shares, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and then only in accordance with the terms of the Shareholders Agreement.

   Each certificate evidencing shares of Warrant Shares and each Warrant issued upon such transfer shall bear the restrictive legends set forth on this Warrant and those required by the Shareholders Agreement.

   SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are also referred to herein as "Warrants."

   SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

   SECTION 9. Company Call Right. At any time after April 1, 1999, to the extent this Warrant has not been exercised, the Company shall have the right to purchase this Warrant from the Registered Holder, in whole but not in part, for a purchase price equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is then exercisable (the "Call Price") in each case as of the date of closing contemplated in the next sentence, by giving written notice to the Registered Holder of the Company's desire to purchase this Warrant (the "Call Notice") provided that on the date such Call Notice is given
(i) the Fair Market Value per share of the Company's Common Stock is at least equal to $1.75 (appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events), (ii) at least 10% of the Company's outstanding shares of Common Stock traded in the 40 trading day period during which the Fair Market Value per share of the Company's Common Stock was determined for purposes of clause (i); provided, however, that for purposes of determining the number of shares traded during such period, Block Trades shall be excluded, (iii) the Company's Common Stock is listed on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market and (iv) the Company has not experienced a material shortfall from the Projections and no Event of Default (or event which with notice or lapse of time or both would become an Event of Default) has occurred and is continuing. The closing of the purchase and sale of this Warrant shall take place on such date as is specified in the Call Notice, which date shall be no sooner than 30 Business Days after receipt of the Call Notice and no later than 60 days after receipt of the Call Notice, at the Company's principal place of business. At such closing, the Registered Holder shall transfer all right, title and interest in and to this Warrant to the Company and the Company shall pay to the Registered Holder, by wire transfer of immediately available funds, an amount equal to the Call Price. Notwithstanding the foregoing, at any time prior to the closing contemplated by this Section 9, this Warrant may be exercised in accordance with its terms.

   SECTION 10. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

   SECTION 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

   SECTION 12. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

   SECTION 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *

   IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.



               CHADMOORE WIRELESS GROUP, INC.




               By:____________________________________
                  Name:
                  Title:


Attest:


______________________________
Name:
Title:




















                               [Certificate No. 1]

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



Dated:

To:




      The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ____), hereby agrees to subscribe for the purchase of [ALL OF THE] [INSERT NUMBER] Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant.


               Signature______________________________

               Address________________________________

                                                                      EXHIBIT II


                                   ASSIGNMENT


   FOR VALUE RECEIVED,________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ___) with respect to [ALL OF THE] [INSERT NUMBER] Warrant Shares covered thereby set forth below, unto:

Names of Assignee             Address           No. of Shares

                                                                     Exhibit G-2


      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

      THIS SECURITY, AND THE SHARES ISSUABLE UPON EXERCISE HEREOF, ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THE SHAREHOLDERS AGREEMENT DATED AS OF MAY 1, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF). NO REGISTRATION OF TRANSFER OF SUCH SECURITY OR SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER AND NO SHARES SHALL BE ISSUED TO ANY PERSON OTHER THAN THE REGISTERED HOLDER OF THIS SECURITY UNLESS AND UNTIL ALL APPLICABLE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH.


                             STOCK PURCHASE WARRANT


Date of Issuance: May 1, 1998                                  Certificate No. 2


   For value received, CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company"), hereby grants to RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership, or its registered assigns (the "Registered Holder"), the right to purchase from the Company, at any time or from time to time during the Exercise Period, 14,612,796 Warrant Shares at the Exercise Price. This Warrant is issued to REI on the Date of Issuance pursuant to the Investment Agreement. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof.

   This Warrant is subject to the following provisions:

   SECTION 1.  Exercise of Warrant.

   1A. Exercise Rights. Prior to the tenth anniversary of the Date of Issuance, the number of Warrants Shares with respect to which this Warrant may be exercised shall not exceed, at the time of any exercise hereof (together with all shares of Common Stock acquired pursuant to previous exercises hereunder) three-quarters of the total number of shares of Common Stock which have been issued upon the conversion, exchange or exercise, as applicable, of the Convertible Securities, the Floating Price Securities and the Options from the Date of Issuance through the Exercise Time (as hereinafter defined). From the tenth anniversary through and including the eleventh anniversary of the Date of Issuance, the purchase rights represented by this Warrant may be exercised, in whole or in part, for all Warrant Shares then issuable hereunder.

   1B. Exercise Period. Subject to Section 1A, the purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time, commencing on the Date of Issuance through 5:00 p.m., Nevada time, on the eleventh anniversary of the Date of Issuance, or, if such day is not a Business Day, on the next succeeding Business Day (the "Exercise Period").

   1C. Exercise Procedure.

      (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

         (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

         (b) this Warrant;

         (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

         (d) either (i) a check or wire transfer payable to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (ii) the surrender to the Company of debt or equity securities or a combination of debt and equity securities of the Company or any of its direct or indirect subsidiaries having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise (which value in the case of debt securities or any preferred stock shall be deemed to equal the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon and in the case of shares of Common Stock shall be the Fair Market Value thereof) or (iii) the delivery of a notice to the Company that the Purchaser is exercising the Warrant (or portion thereof) by authorizing the Company to reduce the number of Warrant Shares to be delivered to Purchaser upon such exercise of the Warrant or portion thereof by the number of Warrant Shares having an aggregate Fair Market Value determined as of the date immediately prior to the date of the Exercise Time equal to the Aggregate Exercise Price.

      (ii) Certificates for Warrant Shares (including, without limitation, fractional shares) purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such three Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

      (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

      (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrants or any certificates representing Warrant Shares in a name other than that of a Registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificate for Warrant Shares unless and until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, in addition to all other rights which the Registered Holder or Purchaser may have at law or in equity, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

      (vi) The Company shall assist and cooperate with any reasonable request by the Registered Holder or Purchaser in connection with any governmental filings or approvals required to be obtained or made by any of them prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings or obtaining any approvals required to be made or obtained by the Company).

      (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise), then such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

      (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Warrant Shares and solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance) or any violation by the Company of any agreement to which the Company or any of its assets or properties may be subject. The Company will cause the Warrant Shares, immediately upon such exercise, to be listed on each domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

      (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities, then the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

   1D. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

   SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, as provided in this Section 2.

   2A. Adjustment upon Certain Issuances of Common Stock.

      (i) Issuance of Floating Price Securities at Less than the Deemed Issue Price. If and whenever, on or after the Date of Issuance, the Company issues any shares of Common Stock upon exercise or conversion of any Floating Price Securities for a consideration per share less than the Deemed Issue Price, then immediately upon such issuance, the number of Warrant Shares acquirable hereunder shall be increased by three shares (rounded up to the nearest whole share) for each additional four shares of Common Stock which are issued with respect to such Floating Price Security (with such additional shares being equal to the difference between the number of shares of Common Stock which are issued with respect to such Floating Price Security and the number of shares of Common Stock which would have been issued with respect to such Floating Price Security at the Deemed Issue Price).

      (ii) Issuance of Floating Price Securities at Greater than the Deemed Issue Price. If and whenever, on or after the Date of Issuance, the Company issues any shares of Common Stock upon exercise or conversion of any Floating Price Securities for a consideration per share greater than the Deemed Issue Price, then immediately upon such issuance, the number of Warrant Shares acquirable hereunder shall be reduced by three shares (rounded down to the nearest whole share) for each fewer four shares of Common Stock issued which are issued with respect to such Floating Price Security (with such fewer shares being equal to the difference between the number of shares of Common Stock which would have been issued with respect to such Floating Price Security at the Deemed Issue Price and the number of shares of Common Stock which are issued with respect to such Floating Price Security). In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

   2B. Adjustment upon Expiration of Options. If and whenever, on or after the Date of Issuance and prior to the tenth anniversary of the Date of Issuance any Option expires unexercised, the number of Warrant Shares acquirable hereunder shall be reduced by three quarters of a share (rounded down to the nearest whole share) for each one share of Common Stock with respect to which such Option remained unexercised. In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

   2C. Adjustment upon Payment or Cancellation of Convertible Securities. If and whenever, on or after the Date of Issuance and prior to the tenth anniversary of the Date of Issuance all amounts due with respect to any Convertible Security are satisfied in full or the right to convert or exchange a Convertible Security is canceled, the number of Warrant Shares acquirable hereunder shall be reduced by three quarters of a share (rounded down to the nearest whole share) for each one share of Common Stock which could have been issued with respect to such Convertible Security. In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

   2D. Adjustment upon Payment or Expiration of Floating Price Securities. Without duplication of any adjustment pursuant to Section 2A(i) or 2A(ii) above, if and whenever, on or after the Date of Issuance and prior to the tenth anniversary of the Date of Issuance all amounts due with respect to a Floating Price Security are satisfied in full or the right to convert or exchange a Floating Price Security is canceled, the number of Warrant Shares acquirable hereunder shall be reduced by three quarters of a share (rounded down to the nearest whole share) for each one share of Common Stock which could have been issued with respect to such Floating Price Security. In no event shall any adjustment be made which would result in the number of Warrant Shares issuable hereunder being less than zero.

   2E. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, then the Exercise Price and the Deemed Issue Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, then the Exercise Price and the Deemed Issue Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately decreased.

   2F. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) to ensure that such Registered Holder shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants (whether or not then acquirable or subject to a contingency), such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable (whether or not then acquirable or subject to a contingency) upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Required Holders) with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including, without limitation, Sections 2, 3 and 4) shall thereafter be applicable to the Warrants (including, without limitation, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the product of the Exercise Price immediately prior to such Organic Change multiplied by the ratio of such value of the Common Stock reflected by the terms of such Organic Change divided by the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change and a corresponding immediate adjustment to the number of Warrant Shares acquirable and receivable upon exercise of the Warrants (whether or not then acquirable or subject to a contingency), if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument (in form and substance satisfactory to the Required Holders) the obligation to deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

   2G. Certain Adjustments to Identified Securities. Without duplication of any adjustment pursuant to Section 2A, 2E or 2F above, if and whenever, on or after the Date of Issuance, the number of shares of Common Stock issuable with respect to any Identified Security increases, the number of Warrant Shares acquirable hereunder shall be increased by one-half share for each additional one share (rounded up to the nearest whole share) so issuable with respect to such Identified Security.

   2H. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price, the Deemed Issue Price and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency) so as to protect the rights of the Registered Holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise hereof.

   2I. Notices.

      (i) Immediately upon any adjustment of the number of Warrant Shares or the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
(B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

      (iii) The Company shall also give written notice to the Registered Holder at least 30 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

   SECTION 3. Purchase Rights. If at any time the Company grants, issues or sells any rights or options to subscribe for or to purchase (including, without limitation, the issuance of any notes or other debt instruments convertible into or payable in) Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation convertible common stock) or rights to purchase stock, warrants, securities or other property (other than pursuant to a Permitted Issuance) pro rata to the record holders of the Common Stock which is also granted, issued or sold (whether or not immediately or subject to a contingency) to the holders of, or adjusts in any way, any of the Identified Securities (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

   SECTION 4. Definitions. The following terms have the meanings set forth below:

   "Aggregate Exercise Price" has the meaning ascribed to it in Section
1B(i)(d).

   "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York, Nevada or California are authorized or obligated to close.

   "Common Stock" means the Common Stock, par value $.001 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

   "Company" has the meaning ascribed to it in the first paragraph of this Warrant.

   "Convertible Securities" means the securities listed in Section 1 of Attachment A hereto.

   "Date of Issuance" means May 1, 1998, the date the Company initially issues this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

   "Deemed Issue Price" means $0.50, as such price may be adjusted from time to time pursuant to Section 2 hereof.

   "Exercise Period" has the meaning ascribed to it in Section 1B.

   "Exercise Price" means $0.001 for each Warrant Share as such price may be adjusted from time to time pursuant to Section 2 hereof.

   "Exercise Time" has the meaning ascribed to it in Section 1C(i).

   "Fair Market Value" means, with respect to each share of Common Stock as of a particular date (i) the average of the closing sales prices on such date of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, in each such case averaged over a period of 40 trading days consisting of the day before "Fair Market Value" is being determined and the immediately prior 39 trading days prior to such day during which the Common Stock was traded. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq National Market, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, without discount for lack of liquidity, or minority position. Fair Market Value shall be determined jointly by the Company's Board of Directors in its good faith judgment and the Required Holders. If such parties are unable to agree as to such a joint determination of Fair Market Value within 15 days of notice by one party to the other of the necessity of calculating Fair Market Value for purposes of this Warrant, then, such value shall be determined by an independent investment banking or appraisal firm mutually acceptable to the Company and the Required Holders. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of Fair Market Value shall be made by a third such independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating Fair Market Value shall submit to the Company and each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination. If the independent investment banking or appraisal firm gives a range for its calculation of Fair Market Value, then Fair Market Value shall be the midpoint of such range. The fees and expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

   "Floating Price Securities" means the securities listed in Section 2 of Attachment A hereto and any other agreement, instrument, document, arrangement or understanding in existence on the Date of Issuance other than the Options and the Convertible Securities pursuant to which the Company is either obligated or permitted to issue shares of Common Stock.

   "Identified Securities" means the Convertible Securities, the Floating Price Securities and the Options.

   "Investment Agreement" means the Investment Agreement, dated as of the date hereof, between the Company and REI (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof).

   "Options" means the securities listed in Section 3 of Attachment A hereto.

   "Organic Change" has the meaning ascribed to it in Section 2F.

   "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrants, the Stock Purchase Warrant, dated even date as the Date of Issuance, between the Company and REI for the purchase of up to 4,000,000 shares of Common Stock (subject to adjustment), the Stock Purchase Warrant, dated even date as the Date of Issuance, between the Company and REI for the purchase of up to 10,119,614 shares of Common Stock (subject to adjustment) or any New Warrants (as each such Warrant may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof) (and any replacements thereof), (ii) the issuance from time to time by the Company of Identified Securities or of shares of Common Stock upon the exercise of the Identified Securities, (iii) the issuance from time to time by the Company of New Warrant and (iv) the issuance by the Company of shares of Common Stock in accordance with Section 4.20 of the Investment Agreement.

   "Person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

   "Purchase Rights" has the meaning ascribed to it in Section 3.

   "Purchaser" has the meaning ascribed to it in Section 1C(i)(a).

   "Registered Holder" has the meaning ascribed thereto in the first paragraph of this Warrant.

   "REI" means Recovery Equity Investors II, L.P., a Delaware limited partnership.

   "Required Holders" means, at any time of determination, holders of Warrants that represent more than 50% of all of the Warrant Shares then issuable upon exercise of the Warrants then outstanding.

   "Shareholders Agreement" means the Shareholders Agreement dated as of May 1, 1998, among the Company, REI and the other parties thereto as such agreement may be amended, supplemented or modified from time to time in accordance with the terms thereof.

   "Warrants" means this Stock Purchase Warrant and any other Warrants issued pursuant to Section 7 or 8.

   "Warrant Shares" means shares of Common Stock; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

   SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

   SECTION 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. The Registered Holder shall not sell, transfer or otherwise dispose of this Warrant or any Warrant Shares, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and then only in accordance with the terms of the Stockholders' Agreement.

   Each certificate evidencing shares of Warrant Shares and each Warrant issued upon such transfer shall bear the restrictive legends set forth on this Warrant and those required by the Stockholders' Agreement.

   SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are also referred to herein as "Warrants."

   SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

   SECTION 9. Information Regarding Identified Securities. As soon as practical after the end of each fiscal quarter, and in any event with thirty (30) days after the end of such fiscal quarter, the Company shall provide REI, in writing, the following information, in each case calculated as of the last date of such fiscal quarter, together with comparable figures from the fiscal quarter immediately preceding such fiscal quarter;

      (i) the number of Warrant Shares acquirable under this Warrant;

      (ii) the number of Warrant Shares for which purchase rights hereunder may be exercised;

      (iii) all adjustments to the Warrant Shares during such fiscal quarter, setting forth, in reasonable detail, all calculations related thereto, including, without limitation, (A) all shares of Common Stock issued during such fiscal quarter in connection with each of the Convertible Securities, Floating Price Securities and the Options, (B) all Convertible Securities which have been terminated without being converted during such fiscal quarter, (C) all Options that have been terminated or expired without being exercised during such quarter, (D) all Floating Price Securities for which payment has been made without the issuance of Common Stock or which have terminated during such quarter and (E) all adjustments to the Identified Securities which result in an adjustment in the Warrant Shares;

      (iv) the number of shares of Common Stock then issuable pursuant to each of the Convertible Securities, the Floating Price Securities (at the Deemed Issue Price) and the Options; and

      (v) the price(s), if any, other than the Deemed Issue Price, at which Common Stock would then be issued under each Floating Price Security, if the issuance took place at that price.

   SECTION 10. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

   SECTION 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

   SECTION 12. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

   SECTION 13. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *

   IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.



               CHADMOORE WIRELESS GROUP, INC.




               By:____________________________________
                  Name:
                  Title:


Attest:


____________________________________
Name:
Title:









                               [Certificate No. 2]

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



Dated:

To:




      The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ____), hereby agrees to subscribe for the purchase of [INSERT NUMBER] Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant.


               Signature______________________________

               Address________________________________

                                                                      EXHIBIT II


                                   ASSIGNMENT


   FOR VALUE RECEIVED,________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ___) with respect to [INSERT NUMBER] Warrant Shares covered thereby set forth below, unto:

Names of Assignee             Address           No. of Shares





Dated:      Signature   ________________________________

                        ________________________________

            Witness     ________________________________



Dated:      Signature   ________________________________

                        ________________________________

            Witness     ________________________________

                                                                     Exhibit G-3


      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

      THIS SECURITY, AND THE SHARES ISSUABLE UPON EXERCISE HEREOF, ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THE SHAREHOLDERS AGREEMENT DATED AS OF MAY 1, 1998 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF). NO REGISTRATION OF TRANSFER OF SUCH SECURITY OR SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER AND NO SHARES SHALL BE ISSUED TO ANY PERSON OTHER THAN THE REGISTERED HOLDER OF THIS SECURITY UNLESS AND UNTIL ALL APPLICABLE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH SHAREHOLDERS AGREEMENT SHALL HAVE BEEN COMPLIED WITH.


                             STOCK PURCHASE WARRANT


Date of Issuance: May 1, 1998                                  Certificate No. 3


   For value received, CHADMOORE WIRELESS GROUP, INC., a Colorado corporation (the "Company"), hereby grants to RECOVERY EQUITY INVESTORS II, L.P., a Delaware limited partnership, or its registered assigns (the "Registered Holder"), the right to purchase from the Company, at any time or from time to time during the Exercise Period, 10,119,614 Warrant Shares at the Exercise Price. This Warrant is issued to REI on the Date of Issuance pursuant to the Investment Agreement. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Certain capitalized terms used herein are defined in Section 5 hereof.

   This Warrant is subject to the following provisions:

   SECTION 1. Exercise of Warrant.

   1A. Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time, commencing on the Date of Issuance through 5:00 p.m., Nevada time, on October 31, 2003, or, if such day is not a Business Day, on the next succeeding Business Day (the "Exercise Period").

   1B. Exercise Procedure.

      (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

         (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser"); provided, however, that such exercise is for not less than the lesser of 1,000,000 Warrant Shares or the number of Warrant Shares remaining hereunder.

         (b) this Warrant;

         (c) if the Purchaser is not the Registered Holder, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser; and

         (d) either (i) a check or wire transfer payable to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price") or (ii) the surrender to the Company of debt or other obligations of the Company or any of its direct or indirect subsidiaries having a value equal to the Aggregate Exercise Price of the Warrant Shares being purchased upon such exercise.

      (ii) Certificates for Warrant Shares (including, without limitation, fractional shares) purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such three Business Day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

      (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the Registered Holder of such Warrant Shares at the Exercise Time.

      (iv) The issuance of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrants or any certificates representing Warrant Shares in a name other than that of a Registered Holder, and the Company shall not be required to issue or deliver such Warrant or certificate for Warrant Shares unless and until the Person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

      (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share, if any, of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect. In the event that the Company fails to comply with its obligations set forth in the foregoing sentence, in addition to all other rights which the Registered Holder or Purchaser may have at law or in equity, the Purchaser may (but shall not be obligated to) purchase Warrant Shares hereunder at par value, and the Company shall be obligated to reimburse the Purchaser for the aggregate amount of consideration paid in connection with such exercise in excess of the Exercise Price then in effect.

      (vi) The Company shall assist and cooperate with any reasonable request by the Registered Holder or Purchaser in connection with any governmental filings or approvals required to be obtained or made by any of them prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings or obtaining any approvals required to be made or obtained by the Company).

      (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise), then such exercise may at the election of the Registered Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

      (viii) The Company shall at all times reserve and keep available out of its authorized but unissued Warrant Shares and solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares may be so issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance) or any violation by the Company of any agreement to which the Company or any of its assets or properties may be subject. The Company will cause the Warrant Shares, immediately upon such exercise, to be listed on each domestic securities exchange or quotation system upon which shares of Common Stock or other securities constituting Warrant Shares are listed or quoted at the time of such exercise.

      (ix) If the Warrant Shares issuable by reason of exercise of this Warrant are convertible into or exchangeable for any other stock or securities, then the Company shall, at the Purchaser's option and upon surrender of this Warrant by such Purchaser as provided above together with any notice, statement or payment required to effect such conversion or exchange of Warrant Shares, deliver to such Purchaser (or as otherwise specified by such Purchaser) a certificate or certificates representing the stock or securities into which the Warrant Shares issuable by reason of such conversion are convertible or exchangeable, registered in such name or names and in such denomination or denominations as such Purchaser has specified.

   1C. Exercise Agreement. Upon any exercise of this Warrant, the Purchaser shall deliver to the Company an Exercise Agreement in substantially the form set forth in Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all of the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be issued.

   SECTION 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of Warrant Shares obtainable upon exercise of this Warrant shall be subject to adjustment from time to time, as provided in this Section 2.

   2A. Adjustment of Exercise Price and Number of Shares upon Issuance of Common Stock. If and whenever, on or after the Date of Issuance, either (x) the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, other than pursuant to a Permitted Issuance, other than upon the exercise, exchange or conversion of Floating Price Securities and other than pursuant to an event for which an adjustment is made pursuant to Section 2C, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, or (y) the Company issues or sells any shares of Common Stock upon exercise, exchange or conversion of any Floating Price Securities for a consideration per share less than the Deemed Issue Price in effect immediately prior to such issuance, then immediately upon such issuance or sale (A) the Exercise Price shall be reduced to equal the amount determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which will be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Exercise Price in effect immediately prior to such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale, and the denominator of which will be the product derived by multiplying the Exercise Price in effect immediately prior to such issuance or sale by the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale and (B) in the case of an issuance described in (y) above, the Deemed Issue Price shall be reduced in a manner proportional to the reduction to the Exercise Price pursuant to clause (A) above. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the

Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of this Section 2, the calculation of the number of shares of Common Stock Deemed Outstanding shall exclude the number of Warrant Shares issuable upon exercise of the Warrants.

   2B. Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 2A, the following shall be applicable:

      (i) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase (including, without limitation, the issuance of any notes or other debt instruments convertible into or payable in) Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (including without limitation convertible common stock) (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") other than a Permitted Issuance, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exercise Price in effect immediately prior to such issuance or sale, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which are exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

      (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 2B, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

      (iii) Change in Option Price or Conversion Rate. If either the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than with respect to Options or Convertible Securities constituting Floating Price Securities which are the subject of 2A(y)), the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of Warrant Shares shall be correspondingly readjusted; provided, that no readjustment shall be made pursuant to this clause (iii) in respect of any Warrant Shares which have been issued on or prior to the occurrence of any action otherwise requiring such readjustment.

      (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, in either case without the exercise of such Option or right, the Exercise Price then in effect and the number of Warrant Shares acquirable hereunder (whether or not then acquirable or subject to a contingency) shall be adjusted to the Exercise Price and number of Warrant Shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent not exercised in full and outstanding immediately prior to such expiration or termination, never been issued; provided, that no readjustment shall be made under this clause (iv) in respect of any Warrant Shares which have been issued on or prior to such expiration or termination.

      (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company shall be the market price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger or other business combination in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or marketable securities shall be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent investment banking or appraisal firm jointly selected by the Company and the Required Holders, whose determination shall be final and binding on the Company and the Registered Holder. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of fair value shall be made by a third independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating fair value shall submit to the Company and to each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination of fair value. If the independent investment banking or appraisal firm gives a range for its calculation of fair value, then fair value for purposes of this paragraph shall be the midpoint of such range. The fees and expenses of such firm shall be paid by the Company.

      (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Option shall be deemed to have been issued for no consideration.

      (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any direct or indirect subsidiary of the Company and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

      (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

   2C. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Common Stock into a greater number of shares or pays a dividend or makes a distribution to holders of the Common Stock in the form of shares of Common Stock, then the Exercise Price and Deemed Issue Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant

Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) the Common Stock into a smaller number of shares, then the Exercise Price and Deemed Issue Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency), as the case may be, shall be proportionately decreased.

   2D. Organic Change. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Required Holders) to ensure that such Registered Holder shall thereafter have the right to acquire and receive upon exercise thereof, in lieu of or addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrants (whether or not then acquirable or subject to a contingency), such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable (whether or not then acquirable or subject to a contingency) upon exercise of such Registered Holder's Warrants had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Required Holders) with respect to such Registered Holder's rights and interests to insure that the provisions hereof (including, without limitation, Sections 2, 3 and 4) shall thereafter be applicable to the Warrants (including, without limitation, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the product of the Exercise Price immediately prior to such Organic Change multiplied by the ratio of such value of the Common Stock reflected by the terms of such Organic Change divided by the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change and a corresponding immediate adjustment to the number of Warrant Shares acquirable and receivable upon exercise of the Warrants (whether or not then acquirable or subject to a contingency), if the value so reflected is less than the Fair Market Value of the Common Stock in effect immediately prior to such Organic Change). The Company shall not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Organic Change (including a purchaser of all or substantially all the Company's assets) assumes by written instrument (in form and substance satisfactory to the Required Holders) the obligation to deliver to such Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Registered Holder may be entitled to acquire upon exercise of Warrants.

   2E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features but excluding any Permitted Issuance), then the Company's Board of Directors shall make an appropriate adjustment in the Exercise Price, the Deemed Issue Price and the number of Warrant Shares obtainable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency) so as to protect the rights of the Registered Holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares issuable upon exercise hereof other than as a readjustment in a manner consistent with that contemplated by Section 2(B)(iv).

   2F. Notices.

      (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      (ii) The Company shall give written notice to the Registered Holder at least 30 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,
(B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

      (iii) The Company shall also give written notice to the Registered Holder at least 30 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

   SECTION 3. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then the Registered Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Registered Holder would have acquired if such Registered Holder had held the maximum number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

   SECTION 4. Definitions. The following terms have the meanings set forth below and terms not otherwise defined herein have the meaning assigned to them in the Investment Agreement:

   "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with, that Person,
(ii) any other Person that owns or controls 5% or more of any class of equity securities (including any equity securities issuable upon the exercise of any Option or the conversion or exchange of any Convertible Securities) of that Person or any of its Affiliates, or (iii) any member, director, partner, officer, agent, employee or relative of such Person or any of its direct or indirect Affiliates. For the purposes of this definition, "control"

(including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise. With respect to a natural person, the term "Affiliate" also shall include such person's spouse and lineal descendants.

   "Aggregate Exercise Price" has the meaning ascribed to it in Section
1B(i)(d).

   "Bankruptcy Law" means Title 11 of the United States Code and any similar federal or state law for the relief of debtors.

   "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New York, Nevada or California are authorized or obligated to close.

   "Common Stock" means the Common Stock, par value $.001 per share, of the Company, any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Common Stock, and all other securities of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

   "Common Stock Deemed Outstanding" means, at any given time, the number of shares of all classes of the Company's Common Stock actually outstanding at such time, plus the number of shares of the Company's common stock deemed to be outstanding pursuant to Section 2B(i) or 2B(ii) hereof.

   "Company" has the meaning ascribed to it in the first paragraph of this Warrant.

   "Convertible Securities" has the meaning ascribed to it in Section 2B(i).

   "Date of Issuance" means May 1, 1998 the Company initially issues this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

   "Deemed Issue Price" means $0.50, as such price may be adjusted from time to time pursuant to Section 2 hereof.

   "Exercise Period" has the meaning ascribed to it in Section 1A.

   "Exercise Price" means $0.39 for each Warrant Share as such price may be adjusted from time to time pursuant to Section 2 hereof.

   "Exercise Time" has the meaning ascribed to it in Section 1B(i).

   "Fair Market Value" means, with respect to each share of Common Stock as of a particular date (i) the average of the closing sales prices on such date of the Common Stock on all domestic securities exchanges on which the Common Stock is listed, or (ii) if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day the Common Stock is not so listed, the sales price for the Common Stock as of 4:00 P.M., New York time, as reported on the Nasdaq National Market, in each such case averaged over a period of 40 trading days consisting of the day before "Fair Market Value" is being determined and the immediately prior 39 trading days prior to such day during which the Common Stock was traded. Notwithstanding the foregoing, if at any time of determination either (x) the Common Stock is not registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, and either listed on a national securities exchange or authorized for quotation in the Nasdaq National Market, or (y) less than 25% of the outstanding Common Stock is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, then Fair Market Value shall mean the price that would be paid per share for the entire common equity interest in the Company in an orderly sale transaction between a willing buyer and a willing seller, using valuation techniques then prevailing in the securities industry and assuming full disclosure of all relevant information and a reasonable period of time for effectuating such sale, without discount for lack of liquidity, or minority position. Fair Market Value shall be determined jointly by the Company's Board of Directors in its good faith judgment and the Required Holders. If such parties are unable to agree as to such a joint determination of Fair Market Value within 15 days of notice by one party to the other of the necessity of calculating Fair Market Value for purposes of this Warrant, then, such value shall be determined by an independent investment banking or appraisal firm mutually acceptable to the Company and the Required Holders. If the Required Holders and the Company are unable to agree upon an independent investment banking or appraisal firm, then the Required Holders shall select one such independent investment banking or appraisal firm and the Company shall select another such firm, and the calculation of Fair Market Value shall be made by a third such independent investment banking or appraisal firm that has been selected by the two firms so chosen by the Required Holders and the Company. In each such case, the firm calculating Fair Market Value shall submit to the Company and each Registered Holder such firm's written opinion addressed to each such Registered Holder setting forth such determination. If the independent investment banking or appraisal firm gives a range for its calculation of Fair Market Value, then Fair Market Value shall be the midpoint of such range. The fees and expenses of such firm will be borne by the Company, and the determination of such firm will be final and binding upon all parties.

   "Floating Price Securities" means the Securities listed in Section 2 of Attachment A hereto and any other agreement, instrument, document or understanding in existence on the Date of Issuance (other than the securities listed in Sections 1 and 3 of Attachment A hereto) pursuant to which the Company is either obligated or permitted to issue shares of Common Stock.

   "Fully Diluted Basis" means, with respect to the calculation of the number of shares of Common Stock, as of each date of determination thereof, the sum of (i) all shares of Common Stock outstanding at the time of determination and (ii) all shares of Common Stock issuable upon the exchange, exercise, conversion or payment with respect to all Options and Convertible Securities then outstanding.

   "Identified Securities" means the securities listed in Attachment A hereto.

   "GAAP" means generally accepted accounting principles consistently applied.

   "Investment Agreement" means the Investment Agreement, dated as of the date hereof, between the Company and REI (as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof).

   "Options" has the meaning ascribed to it in Section 2B(i).

   "Organic Change" has the meaning ascribed to it in Section 2D.

   "Permitted Issuance" means (i) the issuance from time to time by the Company of shares of Common Stock upon exercise of the Warrants, the Stock Purchase Warrant, dated even date herewith, between the Company and REI for the purchase of 14,612,796 shares of Common Stock (subject to adjustment), the Stock Purchase Warrant, dated even date herewith, between the Company and REI for the purchase of 4,000,000 shares of Common Stock (subject to adjustment) or any New Warrants (as each such Warrant may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof) (and any replacements thereof), (ii) the issuance from time to time by the Company of Identified Securities or of shares of Common Stock upon the exercise of Identified Securities other than Floating Price Securities, (iii) the issuance from time to time by the Company of New Warrants and (iv) the issuance by the Company of shares of Common Stock in accordance with the terms of Section 4.20 of the Investment Agreement.

   "Person" means any individual, corporation, joint stock corporation, limited liability company or partnership, general partnership, limited partnership, proprietorship, joint venture, other business organization, trust, union, association or governmental or regulatory authority.

   "Purchase Rights" has the meaning ascribed to it in Section 3.

   "Purchaser" has the meaning ascribed to it in Section 1B(i)(a).

   "Registered Holder" has the meaning ascribed thereto in the first paragraph of this Warrant.

   "REI" means Recovery Equity Investors II, L.P., a Delaware limited partnership.

   "Required Holders" means, at any time of determination, holders of Warrants that represent more than 50% of all of the Warrant Shares then issuable upon exercise of the Warrants then outstanding.

   "Shareholders Agreement" means the Shareholders Agreement dated as of May 1, 1998, among the Company, REI and the other parties thereto as such agreement may be amended, supplemented or modified from time to time in accordance with the terms thereof.

   "Warrants" means this Stock Purchase Warrant and any other Warrants issued pursuant to Section 7 or 8.

   "Warrant Shares" means shares of Common Stock; provided, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

   SECTION 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

   SECTION 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder (subject to the provisions of paragraph 1B(iv) hereof), upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. The Registered Holder shall not sell, transfer or otherwise dispose of this Warrant or any Warrant Shares, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder and then only in accordance with the terms of the Shareholders Agreement.

   Each certificate evidencing shares of Warrant Shares and each Warrant issued upon such transfer shall bear the restrictive legends set forth on this Warrant and those required by the Shareholders Agreement.

   SECTION 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are also referred to herein as "Warrants."

   SECTION 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Registered Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

   SECTION 9. Notices. Except as otherwise expressly provided herein, all notices and deliveries referred to in this Warrant shall be in writing, shall be delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid or sent via nationally recognized overnight courier or via facsimile, and shall be deemed to have been given when so delivered (or when received, if delivered by any other method) if sent (i) to the Company, at its principal executive offices and (ii) to a Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder).

   SECTION 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Required Holders.

   SECTION 11. Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

   SECTION 12. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    * * * * *

   IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.



               CHADMOORE WIRELESS GROUP, INC.




               By:____________________________________
                  Name:
                  Title:


Attest:


____________________________________
Name:
Title:











                               [Certificate No. 3]

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT



Dated:

To:




      The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. ____), hereby agrees to subscribe for the purchase of [ALL OF THE] [INSERT NUMBER] Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share and in the manner provided by such Warrant.


               Signature______________________________

               Address________________________________

                                                                      EXHIBIT II


                                   ASSIGNMENT


   FOR VALUE RECEIVED,________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. ___) with respect to [ALL OF THE] [INSERT NUMBER] Warrant Shares covered thereby set forth below, unto:

Names of Assignee             Address           No. of Shares








Dated:      Signature   ________________________________

                        ________________________________

            Witness     ________________________________